IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                      )   Chapter 11
                                            )
FANSTEEL INC., et al.,(1)                   )   Case No. 02-10109 (JJF)
                                            )   (Jointly Administered)
                                            )
                           Debtors.         )


                      DISCLOSURE STATEMENT WITH RESPECT TO
               JOINT REORGANIZATION PLAN OF FANSTEEL INC., ET AL.


SCHULTE ROTH & ZABEL LLP                                     PACHULSKI, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB P.C.
Jeffrey S. Sabin                                             Laura Davis Jones
Lawrence V. Gelber                                           Rosalie L. Spelman
Michael R. Mitchell                                          919 North Market Street, 16th Floor
David C. Jensen                                              P.O. Box 8705
919 Third Avenue                                             Wilmington, Delaware  19899-8705
New York, New York 10022-3897                                (Courier 19801)
(212) 756-2000                                               Telephone: (302) 652-4100

                                                             Co-Counsel for the Debtors and Debtors-in-Possession

Freeborn & Peters                                            Landis Rath & Cobb LLP
Frances Gecker                                               Adam G. Landis
311 South Wacker Drive, Ste. 3000                            919 Market Street, Suite 600
Chicago, Illinois  60606-6677                                P.O. Box 2087
                                                             Wilmington, DE  19801
                                                             302-467-4400 (main)

Counsel for the Creditors' Committee                         [Proposed]Co-Counsel for the Creditors' Committee


Dated:        New York, New York
              July 24, 2003


-------------------
(1) The Debtors are the following entities: Fansteel Holdings, Inc., Custom Technologies Corp., Escast, Inc., Wellman Dynamics Corp., Washington Mfg. Co., Phoenix Aerospace Corp., and American Sintered Technologies, Inc.

 THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES
    OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED
              FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

                                   DISCLAIMER

ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND OTHER EXHIBITS ANNEXED TO THE PLAN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THE PLAN, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE OF THE PLAN. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PLAN NOT CONTAINED IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW.

NEITHER THE SECURITIES OFFERED NOR THE PLAN HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED THIS DISCLOSURE STATEMENT OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING OR REJECTING THE DEBTORS' AND CREDITORS' COMMITTEE'S JOINT PLAN OF REORGANIZATION, DATED JULY 24, 2003 (AS MAY BE FURTHER AMENDED, THE "PLAN"). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

THE DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTORS AND REORGANIZED DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS AND WILL NOT BE UPDATED TO REFLECT EVENTS OCCURRING AFTER THE DATE HEREOF. YOU SHOULD ALSO

CONSIDER ANY STATEMENTS THAT ARE NOT STATEMENTS OF HISTORICAL FACT TO BE FORWARD-LOOKING STATEMENTS. THESE INCLUDE STATEMENTS TO THE EFFECT THAT THE DEBTORS AND REORGANIZED DEBTORS, OR THEIR RESPECTIVE MANAGEMENT OR BOARDS OF DIRECTORS "BELIEVE," "EXPECT," "ANTICIPATE," "PLAN," AND SIMILAR EXPRESSIONS. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE DESCRIBED HEREIN. CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY SUCH PROJECTED FINANCIAL INFORMATION AND SUCH OTHER FORWARD-LOOKING STATEMENTS. THE PROJECTED FINANCIAL INFORMATION CONTAINED HEREIN IS THEREFORE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE DEBTORS AND REORGANIZED DEBTORS WHICH MAY VARY SIGNIFICANTLY FROM THOSE SET FORTH IN SUCH PROJECTED FINANCIAL INFORMATION. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE DEBTORS, THEIR RESPECTIVE ADVISORS, OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED. ALL CREDITORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN AND OTHER EXHIBITS ATTACHED HERETO, PRIOR TO SUBMITTING BALLOTS PURSUANT TO THIS SOLICITATION.

THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ANY ESTIMATES OF CLAIMS AND INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT.

BY ORDER DATED [______________], 2003, THE BANKRUPTCY COURT (A) APPROVED THIS DISCLOSURE STATEMENT, IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE, AS CONTAINING "ADEQUATE INFORMATION" TO ENABLE A HYPOTHETICAL, REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS AGAINST THE DEBTORS TO MAKE AN INFORMED JUDGMENT AS TO WHETHER TO ACCEPT OR REJECT THE PLAN, AND (B) AUTHORIZED ITS USE IN CONNECTION WITH THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN. NO SOLICITATION OF

VOTES MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT AND SECTION 1125 OF THE BANKRUPTCY CODE. IN VOTING ON THE PLAN, HOLDERS OF CLAIMS SHOULD NOT RELY ON ANY INFORMATION RELATING TO THE DEBTORS AND THEIR BUSINESSES, OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND ALL EXHIBITS HERETO AND THERETO.

THE BOARDS OF DIRECTORS OF THE DEBTORS HAVE APPROVED THE PLAN AND STRONGLY RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS AND INTERESTS VOTE TO ACCEPT THE PLAN. IN ADDITION, THE OFFICIAL CREDITORS' COMMITTEE OF UNSECURED CREDITORS IS A CO-PROPONENT OF THE PLAN AND BELIEVES THAT THE PLAN IS THE BEST AVAILABLE ALTERNATIVE TO CREDITORS UNDER THE CIRCUMSTANCES AND URGES IMPAIRED CREDITORS AND EQUITY SECURITY HOLDERS TO VOTE TO ACCEPT THE PLAN.

                                     SUMMARY
                                     -------

     Fansteel Inc., a Delaware corporation, together with its Subsidiary Debtors(2) (collectively, the "Debtors" or "Fansteel"), have been engaged for over 90 years in the business of manufacturing and marketing specialty metal products with today's operations being conducted at eight manufacturing facilities in five states and Mexico. On January 15, 2002 the Debtors(3) filed petitions for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware.

     The Debtors' bankruptcy cases are an outgrowth of, among other things, the discontinuation of one of Fansteel's operations, that was conducted from the 1950s through 1989 at a site owned and operated by Fansteel in Muskogee, Oklahoma (the "Muskogee Facility"). At the Muskogee Facility, Fansteel, under a license obtained from the U.S. Nuclear Regulatory Commission (the "NRC")(4) in 1967, processed tantalum ore for further processing at Fansteel's plant in North Chicago. The processing of tantalum results in radioactive residues, and contaminated equipment, buildings and soils. Fansteel, in accordance with applicable regulations promulgated by the NRC, is required, upon discontinuance of its business, to decommission and remediate the facility to prescribed levels.

     Accordingly, and with approval with the NRC, Fansteel during the 1990's and early this century, spent in excess of $30 million to construct a facility on its Muskogee property designed to reprocess radioactive residues and to extract valuable materials so as to make the facility economically feasible and to facilitate decommissioning. However, in addition to the difficulties experienced from 1999 through 2001 in start-up operations of the reprocessing facility in processing adequate quantities of material, the economic and pricing assumptions underlying the construction and approval of the reprocessing plant were dramatically and adversely affected during the second half of 2001 as part of the fall out from the significant downturn in the electronics and telecommunications industries (which would have been the end-users of the reprocessed materials). Generally accepted accounting principles required Fansteel not only to write-off the cost of the facility but also to quickly estimate the future cost to decommission the Muskogee Facility by a method, which, in effect, would require removal from the site of all harmful residues and soils. The resulting $80+ million write-off, together with the effects of the recessionary US economy, particularly in the manufacturing sectors serviced


-----------------------
(2) Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Debtors' and the Creditors' Committee's Proposed Joint Plan of Reorganization dated July 24, 2003 and attached as Exhibit "A" to this Disclosure Statement.

(3) The Chapter 11 Case of Schulz Products, Inc. a former subsidiary of Fansteel Inc. and former Debtor was dismissed by order of the Bankruptcy Court entered November 27, 2002 pursuant to a sale of Schulz consummated on December 30, 2002.

(4) The NRC is the successor to the Atomic Energy Commission. The functions of the two commissions were substantially similar. Any reference to the NRC in this Disclosure Statement shall mean, to the extent necessary, the Atomic Energy Commission.

by the Debtors, caused defaults under then existing credit lines and eliminated most trade credit. Although the Debtors expended much time and effort in seeking an out of court resolution to their financial difficulties, the inability to obtain financing for its businesses required the commencement of these Chapter 11 Cases.

     As more particularly described herein, the length of these Chapter 11 Cases has permitted the Debtors, among other things, to obtain working capital financing, to stabilize their businesses, to sell off non-core businesses at fair values and, most importantly, to achieve broad support from substantially all parties in interest for their plan. That support includes the Creditors' Committee, a co-proponent of the Plan, the NRC, the Pension Benefit Guaranty Corp. (the "PBGC"), the United States Environmental Protection Agency (the "EPA" or the "U.S. EPA") and many others.(5) The Plan represents the culmination of many months of hard bargaining among the parties and attempts to balance the competing interests of such parties with the realities of the existing and future financial condition of the Debtors, the uncertainties of litigation which otherwise would have rendered the Debtors' Estates almost valueless, all in a manner that will enable the Debtors and the Reorganized Debtors to satisfy their obligations and commitment to remediate prior environmental conditions while providing significant returns for their creditors and a realistic prospect of future returns for their existing shareholders.

     This Disclosure Statement is being delivered pursuant to section 1125 of the Bankruptcy Code in connection with the Debtors' and the Creditors'
Committee's solicitation of acceptances of their proposed joint plan of reorganization (such plan, as may be amended pursuant to Section 1127 of the Bankruptcy Code, the "Plan") under Chapter 11 of the Bankruptcy Code. This Disclosure Statement describes certain aspects of the Plan, the Debtors' business operations, significant events occurring in their Chapter 11 Cases, and related matters. This Summary is intended solely as a summary of the general provisions of the Plan and certain matters related to the Debtors' businesses. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS HERETO AND THERETO IN THEIR ENTIRETY.

         The Plan provides that Allowed Administrative Expense Claims, DIP Facility Claims and Allowed Priority Claims, each as defined in the Plan, will be paid in full in cash following the Effective Date, to the extent such claims are then due, or otherwise as such Claims become due in the ordinary course of business. Allowed Priority Tax Claims shall, at the Debtors' discretion, either be paid in full in cash as soon as practicable following the Effective Date or pursuant to Section 1129(a) of the Bankruptcy Code, over six years, with interest, from the date of assessment.

---------------------
(5) On May 22, 2003, the Debtors, the Pension Benefit Guaranty Corporation and the Department of Justice, on behalf of the Nuclear Regulatory Commission, United States Environmental Protection Agency, the Department of Navy, the Department of Interior, the National Oceanic Atmospheric Administration, and the Department of Defense executed a Plan Term Sheet. Counsel for the above referenced parties has represented they have recommended that their clients approve the terms and conditions of the Term Sheet as modified and to be embodied in the Plan of Reorganization. Such counsel has indicated that they will submit the proposed Plan for the review and approval of government officials with authority. Counsel for DOJ anticipates that they will receive approval, if forthcoming, to support the Plan before the hearing to be set by the Bankruptcy Court for approval of the Debtors' Disclosure Statement.

     The Plan contemplates, among other things, (a) the pre-confirmation sale (and escrow of cash proceeds for distributions to unsecured creditors) of substantially all of the assets related to Fansteel's Hydro Carbide and California Drop Forge operations, the equipment and inventory of the Lexington operation, the accounts receivable and inventory of the Plantsville operations and the real property of Phoenix Aerospace,(6) (b) the consolidation of Escast, Washington, CTC, Holdings, Phoenix and AST into Reorganized Fansteel, (c) the continuation of Wellman as a wholly-owned subsidiary of Reorganized Fansteel,
(d) the creation of four wholly owned, special purpose subsidiaries of Reorganized Fansteel to own and remediate Fansteel's properties in (i) Muskogee, Oklahoma, (ii) Waukegan, Illinois, (iii) North Chicago, Illinois, and (iv) Lexington, Kentucky with funds provided by Reorganized Fansteel's future cash flows and other assets, (e) various approvals by the NRC of Fansteel's Amended Decommissioning Plan ("ADP") for the Muskogee Facility and transfer of an amended license and other related actions and (f) approvals of the various material settlements "within" the Plan including the settlements with the PBGC, the EPA and numerous other parties in connection with the treatment of Environmental Claims and Environmental Obligations.

     Based on (a) the Debtors' most recent analysis of Claims scheduled and/or filed in these Chapter 11 Cases, (b) the projections of future cash flow and resulting reorganization value created thereby, (c) the terms and conditions of the settlements of the Environmental Claims and Environmental Obligations contemplated by the Plan and (d) the Debtors' estimates of Available General Unsecured Cash to be generated by the Fansteel Asset Sale and other cash contributions made by Reorganized Fansteel(7), it is anticipated that:

         (a) Holders of Allowed General Unsecured Claims of each of the Debtors shall receive:

               o    A cash  distribution of  approximately  48% of their Allowed
                    Claim;

               o A pro rata distribution of 55% of the common stock of Reorganized Fansteel (estimated to have a value equal to approximately 28% of the Allowed Claim); and

               o    Other potential future consideration.

--------------------
(6) As discussed in further detail in Section VI.C hereto, the Fansteel Asset Sale may be concluded in multiple transactions including, without limitation, a possible post-confirmation or post-Effective Date sale to an alternate Purchaser or Purchasers of the remaining assets of the Plantsville operation.

(7) The Debtors are in the process of negotiating and finalizing the terms of an Asset Purchase Agreement with respect to the Fansteel Asset Sale to a third party, Stoutheart East Corporation and WPC III, Inc. The Debtors intend to seek Bankruptcy Court approval to designate this purchaser as a "stalking horse" and to establish bidding procedures with respect to the solicitation of higher and/or better offers. Based on the agreement, and for purposes of estimating distributions pursuant to the Plan, the Debtors have assumed that at least $10.5 million of the Available General Unsecured Cash will be funded by the proceeds of such sale (subject to indemnification and/or other holdbacks and adjustments).

         (b) The PBGC will receive:

             o A $9.5 million, non-interest bearing, 10-year, note from Reorganized Fansteel secured by land, buildings, and equipment owned by or used in connection with operations of Fansteel de Mexico and payable in equal annual installments of $750,000 for the first five (5) years of the term and, $1,150,000 for the last five (5) years of the term;

             o A cash distribution of approximately 48% of a $1.5 million Allowed General Unsecured Claim; and

             o Approximately 22.5%(8) of the new common stock of Reorganized Fansteel.

         (c)  Convenience   Class  claimants,   consisting  of  Allowed  General
Unsecured Claims of $1,500 or less, shall receive:

               o    a cash distribution equal to 60% of the Allowed Claim.

         (d) Secured Creditors, other than those specifically provided for in the Plan, shall receive:

               o deferred cash payments totaling at least the allowed amount of such Allowed Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in Fansteel's Estate's interest in the Collateral, or

               o upon abandonment by Fansteel, the Collateral securing such Allowed Claim, or

               o payments or liens amounting to the indubitable equivalent of the value of such holder's interest in Fansteel's Estate's interest in the Collateral securing such Allowed Claim, or

               o    shall be Reinstated.

         (e) The holder of Muskogee Environmental Claims/Obligations shall receive and/or be the beneficiaries of the remediation of the Muskogee Facility to be undertaken by MRI, Inc. ("MRI"). MRI's operations shall be funded by:

               o The MRI Primary Note, a $30.6 million unsecured, non-interest bearing note maturing 12/31/2013 to be issued by Reorganized Fansteel to MRI and payable semi-annually in payments of $700,000 and mandatory additional prepayments of up to a maximum of $4 million funded by
     (i) 50% of Reorganized Fansteel's "excess available cash" (actual amount to be determined within 90 days of each fiscal year end by Reorganized

     ---------------------
(8) The 22.5% is an estimate of the approximate total distribution of New Fansteel Common Stock to the PBGC including a direct distribution of 20% together with a pro rata distribution on account of its $1.5 million Allowed General Unsecured Claim.

     Fansteel's outside auditors) and (ii) if the aggregate amount of the minimum semi-annual payments plus the amount, if any, paid under clause (i) above, is less than the budgeted amount for the current fiscal year, then up to 50% of prior fiscal year-end cash balance of Reorganized Fansteel (subject to limitations imposed by applicable law), including cash balances at Reorganized Wellman (to extent that such amounts are permitted under applicable law to be dividended or loaned to Reorganized Fansteel), shall be paid so as to satisfy in full the actual remediation costs for the prior year;

               o The MRI Secondary Note, a $4.2 million unsecured, non-interest bearing note to be issued by Reorganized Fansteel to MRI (to cover estimated costs of groundwater treatment and monitoring to be completed to a standard to be agreed upon between MRI and the NRC consistent with applicable law), maturing 12/31/2023 with annual payments of approximately $282,000 commencing on or about 1/1/2009 until maturity; and

               o An MRI Contingent Note to be issued by Reorganized Fansteel to MRI that shall be in an amount determined by Reorganized Fansteel, MRI, and the NRC after completion of additional site characterization during Phase 3 of Amended Decommissioning Plan (or following dispute resolution, if no agreement); the MRI Contingent Note will reflect, as and to extent required, additional costs to remediate soils (in excess of costs estimated in Amended Decommissioning Plan) and other additional costs required to complete the Amended Decommissioning Plan and remediate and monitor groundwater;

               o If Reorganized Fansteel is unable to timely and/or fully fund MRI's remediation obligations under the Amended Decommissioning Plan in any given year, then MRI may draw up to $2 million from the existing L/C Cash Reserve on a revolving basis (i.e., subject to replenishment); provided that, at no time shall the aggregate amounts outstanding under such draws from the L/C Cash Reserve exceed $2 million; and

               o Insurance proceeds, if any, received by Reorganized Fansteel with respect to Muskogee claims.

         In addition to the aforementioned funding sources, the NRC shall be granted a pledge on the proceeds from any of the MRI Notes and shall receive an indemnification from Reorganized Fansteel with respect to Reorganized Fansteel's obligations under the MRI Notes.

         (f) The Holders of the North Chicago Facility Environmental Claims/Obligations, other than North Chicago Facility General Unsecured Environmental Claims, shall receive and/or be the beneficiaries of the remediation of the North Chicago Facility to be undertaken by North Chicago, Inc. ("NCI"). NCI's operations shall be funded by:

          o The NCI Primary Note, a $2.17 million unsecured, non-interest bearing note maturing 12/31/2013 to be issued by Reorganized Fansteel to NCI with payments matched to correspond to NCI's anticipated expenditures for remediation costs; and

          o The $425,000 provided by the Federal PRPs in the North Chicago Site Account; and

          o The NCI Contingent Note of up to $500,000, an unsecured, non-interest bearing note to be issued by Reorganized Fansteel to NCI within 30 days of receipt of notice from the EPA that the balance of the North Chicago Site Account is less than $100,000, if the costs of performing the North Chicago Response Action associated with the North Chicago Facility exceed $2.025 million ($1.6 million from NCI Primary Note and $425,000 contributed by the Federal PRPs to the North Chicago Site Account); and

          o Insurance proceeds, if any, received by Reorganized Fansteel with respect to North Chicago Facility claims.

         (g) The Holders of the Lexington Environmental Claims/Obligations shall receive and/or be the beneficiaries of the remediation of the Lexington Facility to be undertaken by Lexington, Inc. ("LI"). LI's operations shall be funded by:

               o The LI Primary Note, a $1.78 million unsecured, non-interest bearing note maturing 12/31/2013 issued by Reorganized Fansteel to LI with payments matched to correspond to LI's anticipated expenditures for remediation costs; and

               o The LI Contingent Note in an amount to be determined by LI following completion of the site characterization (expected to be completed by March 31, 2006) and sufficient to fund any remaining costs of remediation that may exist; and

               o Insurance proceeds, if any, received by Reorganized Fansteel with respect to Lexington Facility claims.

         (h) The Holders of the Waukegan Environmental Claims/Obligations shall receive and/or be the beneficiaries of the remediation of the Waukegan Facility to be undertaken by Waukegan, Inc. ("WI"). WI's operations shall be funded by:

               o The WI Note, a $1.25 million unsecured, non-interest bearing note maturing 12/31/2012 issued by Reorganized Fansteel to WI with payments matched to correspond to WI's anticipated expenditures for remediation costs; and

               o Insurance proceeds, if any, received by Reorganized Fansteel with respect to Waukegan Facility claims.

         (i) The Holders of the Class FAN-7 North Chicago Facility General Unsecured Environmental Claims/Obligations, which include the general unsecured claims of the DON, NOAA, and DOI arising from the North Chicago Facility independent of the North Chicago Facility Environmental Claims/Obligations described above, shall be granted an Allowed General Unsecured Claim of $10,000,000 and shall, notwithstanding such Allowed amount, receive:

               o A distribution of Available General Unsecured Cash as if such parties held a single Allowed General Unsecured Claim against Fansteel in the amount of $100,000 (to be allocated by and among DON, NOAA and DOI at their discretion); and

               o Aggregate distribution of 50% of that portion of the insurance proceeds received by Reorganized Fansteel after satisfaction in full of its obligations under the NCI Contingent Note on account of North Chicago Facility claims, if any, in excess of the aggregate amount paid by Reorganized Fansteel under the NCI Contingent Note, for the balance of such Allowed Claim.

         (j) The EPA CERCLA PRP Claims, asserted in the respective amounts of $1.5 million (PCB Treatment), $95 million (Operating Industries), $17 million (Li Tungsten), and $39 million (Old Southington), shall each receive:

               o a pro rata share of Available General Unsecured Cash as if such parties held Allowed General Unsecured Claims of: $132,000 (PCB Treatment), $460,898 (Operating Industries), $25,000 (Li Tungsten), and $100,000 (Old Southington), and

               o the distributions of insurance proceeds, if any, recovered by Reorganized Fansteel, on account of balance of such Allowed Claims, up to the maximum payment from insurance proceeds of following respective amounts: $200,000 (PCB Treatment), $500,000 (Operating Industries), $100,000 (Li Tungsten), and $100,000 (Old Southington).

         (k) All Intercompany Claims will be extinguished and or contributed as capital at the Debtors' discretion and will receive no distribution under the Plan.

         (l) With the exception of Fansteel Inc., the existing common stock interests in each of the Debtors will be Reinstated. The Holders of Interests in common stock of Fansteel Inc. will receive a pro rata distribution of 25% of the New Fansteel Common Stock to be issued in Reorganized Fansteel.

         In addition to Bankruptcy Court approval of the Plan (assuming the requisite number and amount of votes accepting the Plan are received from impaired and voting creditors and interests), the Plan will not become effective unless and until, among other things, Reorganized Debtors have obtained appropriate exit financing of at least $3 million, a closing of a Fansteel Asset Sale has occurred and the NRC has approved Fansteel's Amended Decommissioning Plan, the transfer of its Licenses to MRI and all other related actions. Although Fansteel filed an Amended Decommissioning Plan in January 2003, and resubmitted the Amended Decommissioning Plan and related applications on July 24, 2003, there can be no assurance that the requisite NRC approvals will be obtained in a timely manner. Further, the State of Oklahoma has filed an objection to Fansteel's Amended Decommissioning Plan as discussed in further detail Section I.11.(b) of this Disclosure Statement, which Fansteel believes was filed prematurely, but is an indication that Oklahoma may continue efforts to object to the NRC's approval of the Amended Decommissioning Plan. Notwithstanding Oklahoma's objections, Fansteel believes that the Amended Decommissioning Plan and related applications comply with all statutory and technical requirements and should, therefore, be approved by the NRC in a timely fashion (i.e., on or before November 30, 2003) so as to permit the Plan to become effective.

     Fansteel's restructuring is intended to permit Fansteel to sell certain assets through an auction process so as to generate cash to fund distributions to Holders of General Unsecured Claims against Fansteel Inc. while reducing operating expenses. The restructuring will also provide for a consolidation of operations in order to reduce costs and to maximize operating efficiencies such that the Reorganized Debtors' will be able to fund necessary operating expenses, Plan distributions and other payments in connection with the remediation and monitoring of certain of the Debtors' properties. At the same time, the restructuring is intended to establish mechanisms to satisfy various obligations to the NRC, EPA and other environmental governing bodies and authorities with respect to the remediation and monitoring of the properties owned and maintained by the Debtors in Kentucky, Oklahoma, Iowa and Illinois. Absent such a restructuring, the Debtors do not believe that the remediation of these sites by Fansteel would be plausible. Fansteel, therefore, believes that confirmation of the Plan is in the best interests of all creditors and complies with all requirements of the Bankruptcy Code. Fansteel and the Creditors' Committee urges the Holders of Secured and Other Secured Claims (Class FAN-2.01, Class FAN-2.02, Class WDC-2, Class ESC-2, Class WMC-2.01, Class WMC-2.02, Class WDC-2, Class AST-2.01, Class AST-2.03, Class FHI-2, Class PAC-2, Class CTC-2), General Unsecured Claims (Class FAN-3, Class WDC-3, Class ESC-3, Class WMC-3, Class AST-3, Class FHI-3, Class PAC-3, Class CTC-3), Convenience Claims (Class FAN-4, Class WDC-4, Class ESC-4, Class WMC-4, Class AST-4, Class FHI-4, Class PAC-4, Class CTC-4), the PBGC Claims (Class FAN-5, Class WDC-5, Class ESC-5, Class WMC-5, Class AST-5, Class FHI-5, Class PAC-5, Class CTC-5), the EPA CERCLA PRP Claims (Class FAN-6), the North Chicago Facility General Unsecured Environmental Claims (Class FAN-7), Intercompany Claims (Class FAN-8, Class WDC-8, Class ESC-8, Class WMC-8, Class AST-8, Class FHI-8, Class PAC-8, Class CTC-8) and Holders of Interests in Fansteel Inc. (Class FAN-9) to vote to accept the Plan.(9) All impaired creditors and Interest Holders entitled to vote are encouraged to carefully read and consider this entire Disclosure Statement and proposed Plan annexed hereto as Exhibit A.

         Holders of Claims and Holders of Interests should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each Holder should consult its own legal business, financial or tax advisors with respect to any such matters concerning this Disclosure Statement, the solicitation, the Plan and the transactions contemplated hereby and thereby.



--------------------
(9) The Intercompany Claims and Interests of the respective Debtor entities are impaired. The respective Debtors will vote all such Claims and Interests in favor of the Plan.

A.   Summary Of The Plan & Treatment of Claims
     -----------------------------------------

         Under the Plan, Claims against and Interests in the Debtors are divided into Classes for each Debtor. CERTAIN UNCLASSIFIED Claims, including Administrative Claims, DIP Facility Claims and Priority Tax Claims, will receive payment in Cash as and when due, or as the relevant Debtor and the Holders of such Claims otherwise may agree. Other unclassified Claims will be treated by the Reorganized Debtors' remediation of contaminated sites formerly operated by Fansteel. All other Claims and all Interests are classified into Classes and will receive the distributions and recoveries (if any) described in the tables below.

         Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified for purposes of voting on, or receiving distributions under, the Plan. Rather all such claims are treated separately as set forth in the Plan and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

         The tables below summarize the classification and treatment of the principal pre-petition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail under Section VI.B of the Disclosure Statement entitled "Summary of the Plan -- Classification and Treatment of Claims and Interests." There can be no assurance that the estimated amounts below are correct, and actual Claim amounts may be significantly different from the estimates. This summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as EXHIBIT A.

               Summary Of Anticipated Distributions Under The Plan
               ---------------------------------------------------


ALL DEBTORS
Class                                                                        Treatment Under The Plan

------------------------------------------------             ---------------------------------------------------------
DIP FACILITY CLAIMS                                          Paid in full by payment of any  outstanding  funded debt
                                                             by  Fansteel  and  termination  and/or  substitution  of
ESTIMATED ALLOWED AMOUNT: $"0"(10)                           outstanding letters of credit.

LETTERS OF CREDIT: $1.4MM                                    ESTIMATED RECOVERY - 100%

Unclassified                                                 Non-Voting
------------------------------------------------             ---------------------------------------------------------
ADMINISTRATIVE CLAIMS                                        Paid in full.

ESTIMATED ALLOWED AMOUNT:  de minimis                        ESTIMATED RECOVERY - 100%

Unclassified                                                 Non-Voting
------------------------------------------------             ---------------------------------------------------------


------------------------------
(10)  All amounts set forth herein have been estimated as of the Effective Date.


------------------------------------------------             ---------------------------------------------------------
PRIORITY TAX CLAIMS                                          At Fansteel's  option,  paid in full or payment over six
                                                             years from date of assessment
ESTIMATED ALLOWED AMOUNT:  $231,503
                                                             ESTIMATED RECOVERY - 100%
Unclassified
                                                             Non-Voting
------------------------------------------------             ---------------------------------------------------------
MUSKOGEE FACILITY ENVIRONMENTAL                              Assumption of all liabilities  and obligations  relating
CLAIMS/OBLIGATIONS                                           to  the  remediation  and  monitoring  of  the  Muskogee
                                                             Facility   Environmental   Claims/  Obligations  arising
ESTIMATED ALLOWED AMOUNT:  $N/A                              therefrom  by MRI,  the  newly-formed,  special  purpose
                                                             subsidiary of  Reorganized  Fansteel,  together with all
Unclassified                                                 ancillary rights associated  therewith including without
                                                             limitation,  rights to receive  payments under the $30.6
                                                             million  MRI  Primary   Note,   the  $4.2   million  MRI
                                                             Secondary  note  and the  MRI  Contingent  Note,  annual
                                                             reporting  to the NRC,  and  limited  rights to proceeds
                                                             from asset sales and  certain  insurance  proceeds.  NRC
                                                             is to be  granted  a lien on  proceeds  of the MRI Notes
                                                             and  indemnified by  Reorganized  Fansteel to the extent
                                                             of its obligations under the MRI Notes.

                                                             ESTIMATED RECOVERY - NOT APPLICABLE - CLAIMS ARE PROSPECTIVE
                                                             AND BASED ON MRI'S  OBLIGATIONS  TO REMEDIATE  THE PROPERTY.
                                                             THE  PLAN  TREATMENT  PROVIDES  SUFFICIENT  MEANS  FOR  SUCH
                                                             REMEDIATION AND MONITORING BY VIRTUE OF ISSUANCE OF NOTES BY
                                                             REORGANIZED  FANSTEEL AS  DESCRIBED  IN SECTION IV C.5(A) OF
                                                             THIS DISCLOSURE STATEMENT.

------------------------------------------------             ---------------------------------------------------------

                                                                  x


------------------------------------------------             ---------------------------------------------------------
NORTH CHICAGO FACILITY ENVIRONMENTAL                         Assumption   of   all   obligations   relating   to  the
CLAIMS/OBLIGATIONS                                           remediation   and   monitoring   of  the  North  Chicago
ESTIMATED ALLOWED AMOUNT:  $N/A                              Facility   Environmental   Claims/  Obligations  arising
                                                             therefrom  by  NCI,  the  newly-formed  special  purpose
Unclassified                                                 subsidiary of  Reorganized  Fansteel,  together with all
                                                             ancillary   rights   associated   therewith,   including
                                                             without limitation,  rights to receive payment under the
                                                             $2.17 million NCI Primary Note and NCI Contingent  Note,
                                                             and the proceeds of the $425,000 to be contributed  from
                                                             Federal  PRP's,  limited  rights  to  proceeds  from any
                                                             condemnation  of  the  property  and  certain  insurance
                                                             proceeds.

                                                             ESTIMATED RECOVERY - NOT APPLICABLE - CLAIMS ARE PROSPECTIVE
                                                             AND BASED ON NCI'S  OBLIGATIONS  TO REMEDIATE  THE PROPERTY.
                                                             THE  PLAN  TREATMENT  PROVIDES  SUFFICIENT  MEANS  FOR  SUCH
                                                             REMEDIATION AND MONITORING BY VIRTUE OF ISSUANCE OF NOTES BY
                                                             REORGANIZED  FANSTEEL AS  DESCRIBED  IN SECTION VI C.5(B) OF
                                                             THIS DISCLOSURE  STATEMENT AND FUNDS PROVIDED BY THE FEDERAL
                                                             PRP'S

------------------------------------------------------------ ---------------------------------------------------------

                                                                 xi


------------------------------------------------------------ ---------------------------------------------------------
LEXINGTON FACILITY ENVIRONMENTAL                             Assumption   of   all   obligations   relating   to  the
CLAIMS/OBLIGATIONS                                           remediation  and  monitoring of the  Lexington  Facility
                                                             Environmental  Claims/Obligations  arising  therefrom by
ESTIMATED ALLOWED AMOUNT:  $ N/A                             LI,  the  newly-formed  special  purpose  subsidiary  of
                                                             Reorganized   Fansteel,   together  with  all  ancillary
Unclassified                                                 rights   associated    therewith,    including   without
                                                             limitation, rights to receive payments under the $1.78
                                                             million LI Primary Note and the LI  Contingent  Note,
                                                             together with limited rights to proceeds from any
                                                             condemnation proceedings and certain insurance proceeds.

                                                             ESTIMATED RECOVERY - NOT APPLICABLE - CLAIMS ARE PROSPECTIVE
                                                             AND BASED ON LI'S OBLIGATIONS TO REMEDIATE THE PROPERTY. THE
                                                             PLAN   TREATMENT   PROVIDES   SUFFICIENT   MEANS   FOR  SUCH
                                                             REMEDIATION AND MONITORING BY VIRTUE OF ISSUANCE OF NOTES BY
                                                             REORGANIZED  FANSTEEL AS  DESCRIBED  IN SECTION VI C.5(C) OF
                                                             THIS DISCLOSURE STATEMENT.

------------------------------------------------             ---------------------------------------------------------


                                                                 xii


------------------------------------------------             ---------------------------------------------------------
WAUKEGAN FACILITY ENVIRONMENTAL                              Assumption of all  obligations  relating to the  remediation
CLAIMS/OBLIGATIONS                                           and  monitoring  of  the  Waukegan  Facility   Environmental
                                                             Claims/Obligations arising therefrom by WI, the newly-formed
ESTIMATED  ALLOWED AMOUNT:   $  N/A                          special   purpose   subsidiary  of Reorganized   Fansteel,
                                                             together   with   all   ancillary rights associated therewith,
Unclassified                                                 including without limitation,  rights  to  receive  payments under the $1.25 million WI Note together with limited rights to  proceeds  from  any  condemnation  of the  property  and certain insurance proceeds.

                                                             ESTIMATED RECOVERY - NOT APPLICABLE - CLAIMS ARE PROSPECTIVE
                                                             BASED ON WI'S  OBLIGATIONS  TO REMEDIATE THE  PROPERTY.  THE
                                                             PLAN   TREATMENT   PROVIDES   SUFFICIENT   MEANS   FOR  SUCH
                                                             REMEDIATION AND MONITORING BY VIRTUE OF ISSUANCE OF NOTES BY
                                                             REORGANIZED  FANSTEEL AS  DESCRIBED  IN SECTION VI C.5(D) OF
                                                             THIS DISCLOSURE STATEMENT.
------------------------------------------------             ---------------------------------------------------------


FANSTEEL INC.
CLASS                                                        Summary of Treatment Under The Plan(11)
------------------------------------------------             ---------------------------------------------------------

CLASS FAN-1 OTHER PRIORITY CLAIMS                            Paid in full on later of the (i) Distribution Date, (ii) the
-----------                                                  date such claim becomes allowed

ESTIMATED ALLOWED AMOUNT: de minimis                         ESTIMATED RECOVERY - 100%

                                                             Unimpaired - Not entitled to vote, deemed to accept the
                                                             Plan
------------------------------------------------             ---------------------------------------------------------




-------------------------
(11)  The Plan provides that the timing of distributions to any Holders of unimpaired Claims or the treatment may be amended as the Debtors and such Holders may mutually agree provided that no such agreement shall be prejudicial to any other Holders in the same Class.

                                                                xiii



------------------------------------------------             ---------------------------------------------------------
CLASS FAN-2.01  WELLS FARGO SECURED                          Return of all Wells Fargo Collateral on the Distribution
--------------                                               Date
CLAIMS
                                                             ESTIMATED  RECOVERY - 100% OF THE VALUE OF COLLATERAL TO
ESTIMATED ALLOWED AMOUNT:  $0                                BE ABANDONED AND RETURNED

                                                             Impaired - Entitled to vote
------------------------------------------------             ---------------------------------------------------------
CLASS FAN-2.02  OTHER SECURED CLAIMS                         At the Debtors'  discretion,  either the  (a) return  of
--------------                                               Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of the  allowed  secured  claim,  (c)  additional
ESTIMATED ALLOWED AMOUNT:  $73,019                           payments or liens amounting to indubitable equivalent
                                                             value of interest in collateral securing such claim or (d)
                                                             Reinstated.

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             BASED ON VALUE OF COLLATERAL

                                                             Impaired - Entitled to vote
------------------------------------------------             ---------------------------------------------------------

                                                                xiv


------------------------------------------------             ------------------------------------------------------------
CLASS FAN-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT: $24.2 million*
                                                             (a) Fansteel Asset Sale Proceeds up to net proceeds of
(Excludes Claims that will be treated                        EXCLUDES CONVENIENCE CLASS CLAIMS. $11.5 million and 50% of
separately pursuant to a Fansteel Asset Sale.)               all net proceeds thereafter,
                                                             (b) $3.1 million in cash ((b) together with (a) are
                                                             collectively, the "Available General Unsecured Cash"),
                                                             (c) 70% of net proceeds from Avoidance Actions after costs and expenses, and
                                                             (d) 55% of New Fansteel Common Stock
                                                             (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote
------------------------------------------------             ------------------------------------------------------------
CLASS FAN-4 CONVENIENCE CLAIMS                               A cash distribution  from Reorganized  Fansteel equal to
-----------                                                  60% of the Allowed Claim

ESTIMATED ALLOWED AMOUNT:  $240,187                          ESTIMATED RECOVERY - 60%

                                                             Impaired - Entitled to vote
------------------------------------------------             -------------------------------------------------------------


                                                                 xv



------------------------------------------------             ------------------------------------------------------------
CLASS FAN-5 PBGC CLAIMS                                      The PBGC shall  receive (a) a pro rata  distribution  of the
-----------                                                  General  Unsecured  Distribution  Pool  based on an  Allowed
                                                             Claim  amount  of $1.5  million,  together  with  (b) a $9.5
ESTIMATED ALLOWED AMOUNT: $19MM                              million,    non-interest   bearing,   10-year   note,   from
                                                             Reorganized  Fansteel  secured  by  land,   buildings,   and
                                                             equipment  owned by or used in connection with operations of
                                                             Fansteel de Mexico, a non-debtor  entity, and (c) 20% of the
                                                             New Fansteel  Common Stock,  subject to dilution of up to 5%
                                                             for employee stock options.

                                                             This  distribution  to the  PBGC is on  account  of all PBGC claims against all Debtors.

                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote
------------------------------------------------             ------------------------------------------------------------



                                                                 xvi



------------------------------------------------             ------------------------------------------------------------
CLASS FAN-6 EPA CERCLA PRP Claims                            (a) Pro rata share of Available General Unsecured Cash as if
-----------                                                  such parties held Allowed General Unsecured claims of:

ESTIMATED ALLOWED AMOUNT:

$332,000 (PCB Treatment)                                     $132,000 (PCB Treatment)
$960,898 (Operating Industries)                              $460,898 (Operating Industries)
$125,000 (Li Tungsten)                                       $25,000 (Li Tungsten) and
$200,000 (Old Southington),                                  $100,000 (Old Southington)

                                                             together with

                                                             (b) distributions of insurance  proceeds,  if any, recovered by  Reorganized  Fansteel,  on  account  of  balance of such
                                                             allowed  claims,   up  to  maximum  payment  from  insurance
                                                             proceeds of  following  respective  amounts:
                                                             $200,000 (PCB Treatment),
                                                             $500,000 (Operating  Industries),
                                                             $100,000 (Li Tungsten), and
                                                             $100,000 (Old Southington).

                                                             The EPA  shall  waive  any  right  to  receive  any  further distributions on account of its EPA CERCLA PRP Claims

                                                             ESTIMATED  RECOVERY  - CASH  DISTRIBUTION  OF  APPROXIMATELY
                                                             $344,591 PLUS INSURANCE PROCEEDS, IF ANY.

                                                             Impaired - Entitled to Vote
------------------------------------------------             ------------------------------------------------------------





                                                                xvii



------------------------------------------------             ------------------------------------------------------------
CLASS FAN-7 NORTH CHICAGO FACILITY GENERAL                   The EPA, DON,  NOAA, and DOI to be granted  Allowed  General
-----------                                                  Unsecured  Claims in  aggregate  face amount of $10MM (to be
UNSECURED CLAIMS                                             DOI),  to be treated  by (A) an  aggregate  distribution  of allocated in amounts to be agreed upon by EPA, DON, NOAA and
                                                             Available General Unsecured Cash to the DON, NOAA and DOI as
ESTIMATED  ALLOWED AMOUNT:  $10MM                            if such  parties  held a single  Allowed  General  Unsecured
                                                             Claim  against   Fansteel  in  amount  of  $100,000  (to  be
                                                             allocated  by and  among  DON,  NOAA  and  DOI)  and  (B) an aggregate  distribution to the EPA, DON, NOAA and DOI of 50%
                                                             of  that  portion  of the  insurance  proceeds  received  by
                                                             Reorganized  Fansteel  after  satisfaction  in  full  of its obligations  under the NCI  Contingent  Note on  account  of
                                                             North  Chicago  Facility  claims,  if any,  in excess of the aggregate amount paid by Reorganized  Fansteel under the NCI
                                                             Contingent Note, for the balance of such Allowed Claim .

                                                             ESTIMATED  RECOVERY  -  (1)  NOT  APPLICABLE  -  CLAIMS  ARE
                                                             PROSPECTIVE AND BASED ON FANSTEEL'S OBLIGATIONS TO REMEDIATE
                                                             THE PROPERTY.  THE PLAN TREATMENT PROVIDES  SUFFICIENT MEANS
                                                             FOR SUCH REMEDIATION AND MONITORING.

                                                             (2) $48,000 FROM AVAILABLE GENERAL UNSECURED CASH

                                                             Impaired - Entitled to vote

------------------------------------------------             -------------------------------------------------------------
CLASS FAN-8 INTERCOMPANY CLAIMS                              All  intercompany  claims  shall  be  extinguished,   and/or
-----------                                                  contributed   as  capital,   at  the  Debtors'   discretion.

ESTIMATED ALLOWED AMOUNT: $0                                 ESTIMATED RECOVERY 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             -------------------------------------------------------------


                                                                xviii



------------------------------------------------             --------------------------------------------------------------
CLASS FAN-9  OLD COMMON STOCK INTERESTS                      Pro  Rata  Distribution  of 25% of New  Fansteel  Common
----------                                                   Stock on the Distribution  Date,  subject to dilution of
                                                             up to 5% for employee stock options.
ESTIMATED ALLOWED AMOUNT:  N/A
                                                             ESTIMATED  RECOVERY - AGGREGATE VALUE OF NEW FANSTEEL COMMON
                                                             STOCK  TO  BE  DISTRIBUTED  TO  EXISTING   SHAREHOLDERS   IS
                                                             APPROXIMATELY $4.2MM

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------------


                                                                 xix



WELLMAN DYNAMICS CORP.
Class                                                                  Summary of Treatment Under The Plan


------------------------------------------------             ------------------------------------------------------------
CLASS WDC-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim becomes allowed.

ESTIMATED ALLOWED AMOUNT: de minimis                         ESTIMATED RECOVERY - 100%

                                                             Unimpaired - Not entitled to vote, deemed to accept the
                                                             Plan

------------------------------------------------             ------------------------------------------------------------
CLASS WDC-2  OTHER SECURED CLAIMS                            At the Debtors'  discretion,  either the  (a) return  of
-----------                                                  Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of  the  allowed  secured  claim  (c)  additional
ESTIMATED ALLOWED AMOUNT:  $15,970                           payments or liens  amounting to  indubitable  equivalent
                                                             value of interest in collateral  securing such claim, or
                                                             (d) Reinstated

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote
------------------------------------------------             ------------------------------------------------------------



                                                                 xx



------------------------------------------------             ---------------------------------------------------------
CLASS WDC-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT:  $2.4 million*                     (a) Fansteel Asset Sale Proceeds up to net proceeds of $11.5 million  and 50% of all net  proceeds  thereafter,
Excludes convenience class claims.                           (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are collectively,  the "Available  General Unsecured Cash"),
(Excludes Claims that will be treated                        (c) 70% of net proceeds from  Avoidance  Actions after costs
separately pursuant to a Fansteel Asset Sale.)               and  expenses,  and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WDC-4  CONVENIENCE CLAIMS                              A cash distribution equal to 60% of the Allowed Claim
-----------
                                                             ESTIMATED RECOVERY - 60%
ESTIMATED ALLOWED AMOUNT:  $67,685
                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------


                                                                 xxi


------------------------------------------------             ---------------------------------------------------------
CLASS WDC-5 PBGC CLAIMS                                      The PBGC shall  receive the  treatment set forth under FAN-5
-----------                                                  Class on  account  of all of its  joint and  several  claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT:  $19MM
                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WDC-6  INTERCOMPANY CLAIMS                             All intercompany claims held by Debtors other than by
-----------                                                  Fansteel Inc. shall be extinguished, waived, and/or
                                                             contributed as capital at the Debtors' discretion.
ESTIMATED ALLOWED AMOUNT:  $0
                                                             ESTIMATED RECOVERY - 0 %

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WDC-7  OLD COMMON STOCK INTERESTS                      Reinstated.
-----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  N/A
                                                             Unimpaired  - Note  entitled  to vote - Deemed to Accept the
                                                             Plan.

------------------------------------------------             ---------------------------------------------------------


                                                                xxii



ESCAST, INC.
Class                                                                  Summary of Treatment Under The Plan

------------------------------------------------             ------------------------------------------------------------
CLASS ESC-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim becomes allowed.

ESTIMATED ALLOWED AMOUNT:  de minimis                        ESTIMATED RECOVERY - 100%

                                                             Unimpaired - Not entitled to vote, deemed to accept the
                                                             Plan
------------------------------------------------             ---------------------------------------------------------
CLASS ESC-2  OTHER SECURED CLAIMS                            At the Debtors'  discretion,  either the  (a) return  of
-----------                                                  Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of  the  allowed  secured  claim,(c) additional
ESTIMATED ALLOWED AMOUNT:  $0                                payments or liens  amounting to  indubitable  equivalent
                                                             value of interest in  collateral  securing such claim or
                                                             (d) Reinstated

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------



                                                                xxiii



------------------------------------------------             ---------------------------------------------------------
CLASS ESC-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT: $1.14 million*                     (a) Fansteel Asset Sale Proceeds up to net proceeds of $11.5 million  and 50% of all net  proceeds  thereafter,
Excludes convenience class claims.                           (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are collectively, the "Available General Unsecured Cash"),
(Excludes Claims that will be treated                        (c) 70% of net proceeds from  Avoidance  Actions after costs
separately pursuant to a Fansteel Asset Sale.)               and expenses, and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN  THE   DISTRIBUTIONS  OF  THE  GENERAL
                                                             UNSECURED   AVAILABLE   CASH  AND  SHALL  NOT   RECEIVE  ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS ESC-4  CONVENIENCE CLAIMS                              A cash distribution equal to 60% of the Allowed Claim
-----------
                                                             ESTIMATED RECOVERY - 60%
ESTIMATED ALLOWED AMOUNT:  $48,330
                                                             Impaired - Entitled to vote
------------------------------------------------             ---------------------------------------------------------



                                                                xxiv


------------------------------------------------             ---------------------------------------------------------
CLASS ESC-5 PBGC CLAIMS                                      The PBGC shall  receive the  treatment set forth under FAN-5
-----------                                                  Class on  account  of all of its  joint and  several  claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT: $19MM
                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS ESC-6  INTERCOMPANY CLAIMS                             No  recovery.   All  claims  extinguished,   waived,  or
-----------                                                  contributed to capital at the Debtors' discretion.

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS ESC-7  OLD COMMON STOCK INTERESTS                      Reinstated.
----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  N/A
                                                             Unimpaired - Not entitled to vote - Deemed to Accept
                                                             the Plan

------------------------------------------------             ---------------------------------------------------------


WASHINGTON MFG. CO.
Class                                                                  Summary of Treatment Under The Plan

------------------------------------------------             ---------------------------------------------------------
CLASS WMC-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim becomes allowed.

ESTIMATED ALLOWED AMOUNT:  de minimis                        ESTIMATED RECOVERY - 100%

Estimated as of Effective Date                               Unimpaired - Note entitled to vote - deemed to accept
                                                             the plan

------------------------------------------------             ---------------------------------------------------------


                                                                xxv



------------------------------------------------             ---------------------------------------------------------
CLASS WMC-2.01 TSB SECURED CLAIMS                            A distribution  of (a) cash in an amount equal to the amount
--------------                                               of the Allowed Class WMC-2.01 TSB Secured Claim
                                                             in accordance with the terms of the TSB Stipulation
ESTIMATED ALLOWED AMOUNT:  $105,937 less the sum of all
adequate protection payments made to TSB prior to the        ESTIMATED RECOVERY - 100% OF PRINCIPLE OF CLAIM AMOUNT
Effective Date pursuant to the TSB Stipulation.
                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WMC-2.02  OTHER SECURED CLAIMS                         At the Debtors'  discretion,  either the  (a) return  of
--------------                                               Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of the  allowed  secured  claim,  (c)  additional
ESTIMATED ALLOWED AMOUNT:  $17,409                           payments or liens  amounting to  indubitable  equivalent
                                                             value of interest in  collateral  securing such claim or
                                                             (d) Reinstated

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------

                                                                xxvi



------------------------------------------------             ---------------------------------------------------------
CLASS WMC-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT:  $477,623*                         (a) Fansteel Asset Sale proceeds up to net proceeds of $11.5 million and 50% of all net  proceeds  thereafter  plus,
Excludes  convenience class claims.                          (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are collectively,  the "Available  General Unsecured Cash"),
(Excludes Claims that will be treated                        (c) 70% of net proceeds from  Avoidance  Actions after costs
separately pursuant to a Fansteel Asset Sale.)               and  expenses,  and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY -79%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WMC-4  CONVENIENCE CLAIMS                              A cash distribution equal to 60% of the Allowed Claim
-----------
                                                             ESTIMATED RECOVERY - 60%
ESTIMATED ALLOWED AMOUNT:  $22,048
                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------


                                                               xxvii



------------------------------------------------             ---------------------------------------------------------
Class WMC-5 PBGC Claims                                      The PBGC shall  receive the  treatment set forth under FAN-5
-----------                                                  Class on  account  of all of its  joint and  several  claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT:  $19MM
                                                             ESTIMATED  RECOVERY - 74%  (assumes  79%  recovery of $1.5MM
                                                             Allowed General  Unsecured  Claim,  $3.3MM value for 20% New
                                                             Fansteel Common Stock  distribution and full value of $9.5MM note)

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WMC-6  INTERCOMPANY CLAIMS                             No  recovery.   All  claims  extinguished,   waived,  or
-----------                                                  contributed to capital at the Debtors' discretion.

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS WMC-7  OLD COMMON STOCK INTERESTS                      Reinstated.
-----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  N/A
                                                             Unimpaired - Not entitled to vote - Deemed to Accept
                                                             the Plan

------------------------------------------------             ---------------------------------------------------------

                                                               xxviii




AMERICAN SINTERED TECHNOLOGIES, INC.
Class                                                                  Summary of Treatment Under The Plan

------------------------------------------------             ---------------------------------------------------------
CLASS AST-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim becomes allowed.

ESTIMATED ALLOWED AMOUNT: de minimis                         ESTIMATED RECOVERY - 100%

                                                             Unimpaired - Not entitled to vote - Deemed to accept
                                                             the plan

------------------------------------------------             ---------------------------------------------------------
CLASS AST-2.01 GECPF SECURED CLAIMS                          On the Effective  Date, the existing  amortization  schedule
--------------                                               with respect to the GECPF Secured Claim and AST's obligation under the GECPF Loan Agreement  shall be adjusted to provide
ESTIMATED ALLOWED AMOUNT: $1.16 million                      for equal monthly payments that permit complete amortization of the GECPF  Secured  Claim on or before May 1, 2008 at the interest  rate set forth in the GECPF  Loan  Agreement  and, upon  completion  of  the  merger  of AST  into  Reorganized
                                                             Fansteel,  AST's  obligations under the GECPF Loan Agreement shall become primary obligations of Reorganized Fansteel.

                                                             ESTIMATED RECOVERY - 100%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS AST-2.02  PIDA SECURED CLAIMS                          Reinstated
--------------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  $134,179
                                                             Unimpaired - Not entitled to vote, deemed to accept.

------------------------------------------------             ---------------------------------------------------------


                                                                xxix



------------------------------------------------             ---------------------------------------------------------
CLASS AST-2.03  OTHER SECURED CLAIMS                         At  the  Debtors'  discretion,  either  the  (a)  return  of
--------------                                               Collateral, (b) deferred cash payments equal to the value of the allowed secured claim, (c) additional  payments or liens
ESTIMATED ALLOWED AMOUNT:  $102,817                          amounting  to  indubitable  equivalent  value of interest in collateral securing such claim or (d) Reinstated.

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS AST-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT:  $505,208*                         (a) Fansteel Asset Sale Proceeds up to net proceeds of $11.5 million  and 50% of all net  proceeds  thereafter,
Excludes  convenience class claims.                          (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are collectively,  the "Available  General Unsecured Cash"),
(Excludes  Claims that will be treated                       (c) 70% of net proceeds from  Avoidance  Actions after costs
separately pursuant to a Fansteel Asset Sale.)               and  expenses,  and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------

                                                                xxx



------------------------------------------------             ---------------------------------------------------------
CLASS AST-4  CONVENIENCE CLAIMS                              A cash distribution equal to 60% of the Allowed Claim
-----------
                                                             ESTIMATED RECOVERY - 60%
ESTIMATED ALLOWED AMOUNT:  $16,366
                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS AST-5 PBGC CLAIMS                                      The PBGC shall  receive the  treatment set forth under FAN-5
-----------                                                  Class on  account  of all of its  joint and  several  claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT: $19MM

                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS AST-6  INTERCOMPANY CLAIMS                             No  recovery.   All  claims  extinguished,   waived,  or
-----------                                                  contributed to capital at Debtors' discretion.

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS AST-7  OLD COMMON STOCK INTERESTS                      Reinstated.
-----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  N/A
                                                             Unimpaired - Not entitled to vote - Deemed to Accept
                                                             the Plan

------------------------------------------------             ---------------------------------------------------------

                                                                  xxxi




FANSTEEL HOLDINGS, INC.
Class                                                                  Summary of Treatment Under The Plan

------------------------------------------------             ---------------------------------------------------------
CLASS FHI-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim becomes allowed.

ESTIMATED ALLOWED AMOUNT: $0                                 ESTIMATED RECOVERY - 100%

                                                             Unimpaired - Not entitled to vote, deemed to accept the
                                                             Plan

------------------------------------------------             ---------------------------------------------------------
CLASS FHI-2  OTHER SECURED CLAIMS                            At the Debtors'  discretion,  either the  (a) return  of
-----------                                                  Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of the  allowed  secured  claim,  (c)  additional
ESTIMATED ALLOWED AMOUNT:  $0                                payments or liens  amounting to  indubitable  equivalent
                                                             value of interest in  collateral  securing such claim or
                                                             (d) Reinstated

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------


                                                                      xxxii



------------------------------------------------             ---------------------------------------------------------
CLASS  FHI-3  GENERAL  UNSECURED  CLAIMS                     Pro rata share of General Unsecured Distribution Pool, which
------------                                                 includes:

ESTIMATED ALLOWED AMOUNT: $0*                                (a) Fansteel Asset Sale Proceeds up to net proceeds of $11.5 million  and 50% of all net  proceeds  thereafter,
Excludes convenience class claims.                           (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are collectively,  the "Available  General Unsecured Cash"),
(Excludes  Claims  that  will  be  treated                   (c) 70% of net proceeds from  Avoidance  Actions after costs
separately pursuant to a Fansteel Asset Sale.)               and  expenses,  and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS FHI-4  CONVENIENCE CLAIMS                              A cash distribution equal to 60% of the Allowed Claim
-----------
                                                             ESTIMATED RECOVERY - 60%
ESTIMATED ALLOWED AMOUNT:  $0
                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------


                                                                  xxxiii



------------------------------------------------             ---------------------------------------------------------
CLASS FHI-5 PBGC CLAIMS                                      The PBGC shall  receive the  treatment set forth under FAN-5
-----------                                                  Class on  account  of all of its  joint and  several  claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT: $19MM
                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS FHI-6  INTERCOMPANY CLAIMS                             No  recovery.   All  claims  extinguished,   waived,  or
------------                                                 contributed to capital at Debtors' discretion.

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS FHI-7  OLD COMMON STOCK INTERESTS                      Reinstated.
-----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  N/A

                                                             Unimpaired - Not entitled to vote - Deemed to Accept
                                                             the Plan

------------------------------------------------             ---------------------------------------------------------


                                                                 xxxiv





PHOENIX AEROSPACE CORP.
Class                                                                  Summary of Treatment Under The Plan

------------------------------------------------             ---------------------------------------------------------
CLASS PAC-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim  becomes  allowed.

ESTIMATED ALLOWED AMOUNT: $0                                 ESTIMATED  RECOVERY - 100%

                                                             Unimpaired - Not entitled to vote, deemed to accept the
                                                             Plan

------------------------------------------------             ---------------------------------------------------------
CLASS PAC-2  OTHER SECURED CLAIMS                            At the Debtors'  discretion,  either the  (a) return  of
-----------                                                  Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of the  allowed  secured  claim,  (c)  additional
ESTIMATED ALLOWED AMOUNT:  $0                                payments or liens  amounting to  indubitable  equivalent
                                                             value of interest in  collateral  securing such claim or
                                                             (d) Reinstated

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------



                                                                 xxxv



------------------------------------------------             ---------------------------------------------------------
CLASS PAC-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT:  $0*                               (a) Fansteel Asset Sale Proceeds up to net proceeds of $11.5 million  and 50% of all net  proceeds  thereafter,
Excludes convenience class claims.                           (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are
(Excludes Claims that will be treated                        collectively,  the "Available  General Unsecured Cash"),
separately pursuant to a Fansteel Asset Sale.)               (c) 70% of net proceeds from  Avoidance  Actions after costs and  expenses,  and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS PAC-4  CONVENIENCE CLAIMS                              A cash distribution equal to 60% of the Allowed Claim
-----------

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 60%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------



                                                                  xxxvi



------------------------------------------------             ---------------------------------------------------------
CLASS PAC-5  PBGC                                            The PBGC shall receive the treatment set forth under
-----------                                                  FAN-5 Class on account of all of its joint and several
                                                             claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT:  $19MM
                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS PAC-6  INTERCOMPANY CLAIMS                             No  recovery.   All  claims  extinguished,   waived,  or
-----------                                                  contributed to capital at Debtors' discretion.

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------
CLASS PAC-7  OLD COMMON STOCK INTERESTS                      Reinstated.
-----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  $0
                                                             Unimpaired - Not entitled to vote - Deemed to Accept
                                                             the Plan.

------------------------------------------------             ---------------------------------------------------------


                                                                    xxxvii



CUSTOM TECHNOLOGIES CORP.
Class                                                                  Summary of Treatment Under The Plan

------------------------------------------------             ---------------------------------------------------------
CLASS CTC-1 OTHER PRIORITY CLAIMS                            Paid in full on the later of (i)  Distribution  Date or (ii)
-----------                                                  the date the Claim becomes allowed.
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT: $0

                                                             Unimpaired - Not entitled to vote - Deemed to accept
                                                             the Plan

------------------------------------------------             ---------------------------------------------------------
CLASS CTC-2  OTHER SECURED CLAIMS                            At the Debtors'  discretion,  either the  (a) return  of
-----------                                                  Collateral,  (b) deferred  cash  payments  equal  to the
                                                             value  of the  allowed  secured  claim,  (c)  additional
ESTIMATED ALLOWED AMOUNT:  $0                                payments or liens  amounting to  indubitable  equivalent
                                                             value of interest in  collateral  securing such claim or
                                                             (d) Reinstated

                                                             ESTIMATED  RECOVERY  - 100% OF  VALUE OF  SECURED  CLAIM
                                                             COLLATERAL

                                                             Impaired - Entitled to vote

------------------------------------------------             ---------------------------------------------------------



                                                                 xxxviii



------------------------------------------------             -------------------------------------------------------
CLASS CTC-3 GENERAL UNSECURED CLAIMS                         Pro rata share of General Unsecured Distribution Pool, which
-----------                                                  includes:

ESTIMATED ALLOWED AMOUNT:  $0*                               (a) Fansteel Asset Sale Proceeds up to net proceeds of $11.5 million  and 50% of all net  proceeds  thereafter,
Excludes convenience class claims.                           (b)  $3.1  million  in  cash  ((b)  together  with  (a)  are collectively,  the "Available  General Unsecured Cash"),
(Excludes Claims that will be treated                        (c) 70% of net proceeds from  Avoidance  Actions after costs
separately  pursuant to a Fansteel Asset Sale.)              and  expenses,  and
                                                             (d) 55% of New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options)

                                                             THE ALLOWED GENERAL UNSECURED CLAIMS IN THE AGGREGATE AMOUNT
                                                             OF $817,898 FOR THE NORTH CHICAGO FACILITY GENERAL UNSECURED
                                                             ENVIRONMENTAL  CLAIMS AND THE EPA  CERCLA  PRP CLAIMS  SHALL
                                                             ONLY  PARTICIPATE  IN THE  DISTRIBUTIONS  OF  THE  AVAILABLE
                                                             GENERAL   UNSECURED   CASH  AND   SHALL  NOT   RECEIVE   ANY
                                                             DISTRIBUTION UNDER (C) AND (D) ABOVE.

                                                             ESTIMATED RECOVERY - 79%

                                                             Impaired - Entitled to vote

------------------------------------------------             -------------------------------------------------------
CLASS CTC-4 CONVENIENCE CLAIMS                               A cash distribution equal to 60% of the Allowed Claim
-----------
                                                             ESTIMATED RECOVERY - 60%
ESTIMATED ALLOWED AMOUNT:  $0
                                                             Impaired - Entitled to vote

------------------------------------------------             -------------------------------------------------------



                                                                 xxxix



------------------------------------------------             -------------------------------------------------------
CLASS CTC-5 PBGC CLAIMS                                      The PBGC shall  receive the  treatment set forth under FAN-5
-----------                                                  Class on  account  of all of its  joint and  several  claims against all of the Debtors.
ESTIMATED ALLOWED AMOUNT:  $19MM
                                                             ESTIMATED  RECOVERY - 74%  (ASSUMES  79%  RECOVERY OF $1.5MM
                                                             ALLOWED GENERAL  UNSECURED  CLAIM,  $3.3MM VALUE FOR 20% NEW
                                                             FANSTEEL COMMON STOCK  DISTRIBUTION AND FULL VALUE OF $9.5MM
                                                             NOTE)

                                                             Impaired - Entitled to vote

------------------------------------------------             -------------------------------------------------------
CLASS CTC-6 INTERCOMPANY CLAIMS                              No  recovery.   All  claims  extinguished,   waived,  or
-----------                                                  contributed to capital at Debtors' discretion.

ESTIMATED ALLOWED AMOUNT:  $0                                ESTIMATED RECOVERY - 0%

                                                             Impaired - Entitled to vote

------------------------------------------------             -------------------------------------------------------
CLASS CTC-7 OLD COMMON STOCK INTERESTS                       Reinstated.
-----------
                                                             ESTIMATED RECOVERY - 100%
ESTIMATED ALLOWED AMOUNT:  N/A
                                                             Unimpaired - Not entitled to vote - Deemed to Accept
                                                             the Plan

------------------------------------------------             -------------------------------------------------------


         * FOR PURPOSES OF DETERMINING EACH HOLDERS ALLOCABLE PRO RATA DISTRIBUTION OF THE GENERAL UNSECURED DISTRIBUTION POOL, THE TOTAL OF THE ALLOWED GENERAL UNSECURED CLAIMS OF EACH OF THE DEBTORS SHALL BE USED, INCLUDING, WITHOUT LIMITATION, THE ESTIMATED $24.1 MILLION FOR FANSTEEL INC. (WHICH AMOUNT INCLUDES A $1.5 MILLION ALLOWED PBGC CLAIM AND AN ESTIMATED $14.5 MILLION ALLOWED GENERAL UNSECURED CLAIM FOR NORTHERN TRUST AND M&I Bank), $0.5 MILLION FOR AST, $2.4 MILLION FOR WELLMAN, $0.477 MILLION FOR WASHINGTON, $1.14 MILLION FOR ESCAST, $-0- FOR PHOENIX, $-0- FOR HOLDINGS, AND $-0- FOR CTC. IN ADDITION, FOR THE PURPOSES OF DETERMINING THE PRO RATA DISTRIBUTION OF AVAILABLE GENERAL UNSECURED CASH WITHIN THE GENERAL UNSECURED DISTRIBUTION POOL, THE EPA CERCLA PRP CLAIMS FOR AN AGGREGATE ALLOWED AMOUNT OF $717,898 AND THE NORTH CHICAGO FACILITY GENERAL UNSECURED ENVIRONMENTAL CLAIMS IN THE AGGREGATE ALLOWED AMOUNT OF $100,000, EACH OF WHICH IS SEPARATELY CLASSIFIED PURSUANT TO THE PLAN AND AS DESCRIBED HEREIN, SHALL ALSO BE ADDED TO THE TOTAL OF THE ALLOWED GENERAL UNSECURED CLAIMS REFERENCED ABOVE.

         After careful review of the Debtors' current business operations, estimated recoveries in a liquidation scenario, and prospects as an ongoing business, the Debtors and the Creditors' Committee have concluded that the xl
recovery to creditors will be maximized by the Debtors' continued operation as a going concern through the corporate restructuring set forth herein and in the Plan. The Debtors and the Creditors' Committee believe that their business and assets have significant value that would not be realized in liquidation of the Debtors, either in whole or in substantial part. The Debtors and the Creditors' Committee further believe that the corporate restructuring and Plan treatments described herein are essential components to the Reorganized Debtors' ability to continue as a going concern such that absent such a restructuring a liquidation would be likely. According to the Liquidation Analysis prepared by the Debtors with their financial advisors, attached hereto as EXHIBIT B the Debtors are worth considerably more as a going concern.




                                       xli


                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

         A.       Summary Of The Plan & Treatment of Claims......................................................ix

TABLE OF CONTENTS................................................................................................42

TABLE OF EXHIBITS................................................................................................46

SECTION I. INTRODUCTION...........................................................................................1

SECTION II. THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES................................................2
         A.       Definitions.....................................................................................2
         B.       Information Package.............................................................................2
         C.       Additional Information..........................................................................2
         D.       Confirmation Hearing And Deadline For Objections................................................2

SECTION III. GENERAL INFORMATION..................................................................................4
         A.       Business........................................................................................4
         B.       Outstanding Securities.........................................................................13
         C.       Existing Corporate Structure...................................................................13
         D.       Retirement Plans...............................................................................14
         E.       Collective Bargaining Agreement................................................................15
         F.       Health and Welfare Benefit Arrangements........................................................15
         G.       Retiree Death Benefits.........................................................................15
         H.       Supplemental Retirement Plans..................................................................16
         I.       Employee Obligations Assumed by Purchaser of Transferred Assets................................16
         J.       Management.....................................................................................16
         K.       Employment Arrangements........................................................................16
         L.       Board Of Directors Of Reorganized Fansteel.....................................................17
         M.       Environmental Matters..........................................................................17
                  1.       Muskogee, Oklahoma....................................................................17
                  2.       North Chicago, Illinois...............................................................20
                  3.       Wellman Dynamics, Creston, IA.........................................................21
                  4.       Waukegan, Illinois....................................................................22
                  5.       VR/Wesson, Lexington, KY..............................................................22
                  6.       VR/Wesson, Plantsville, CT............................................................23
                  7.       CERCLA Generator Liability............................................................24

SECTION IV. THE DEBTORS' CHAPTER 11 CASES........................................................................24
         A.       Motion for Mandatory Withdrawal of References..................................................25
         B.       Debtor-In-Possession Loan......................................................................25
         C.       Cash Management................................................................................26
         D.       Critical Vendors/Business Affairs..............................................................26
         E.       Significant Settlements and Transactions.......................................................27
                  1.       Sale of Schulz Products, Inc..........................................................27
                  2.       The Sarasota Sale.....................................................................29
                  3.       Settlement Agreements.................................................................29





         F.       Workers' Compensation Settlement...............................................................29
         G.       Key Employee Retention & Severance Program.....................................................31
         H.       Professional Retention.........................................................................31
         I.       Events Leading To The Filing Of The Chapter 11 Cases and Development of the Plan...............32

SECTION V. REORGANIZATION, BUSINESS PLAN, PROJECTIONS AND VALUATIONS.............................................37
         A.       Valuation of Reorganized Debtors...............................................................37
         B.       Business Plan..................................................................................39
                  1.       Overview..............................................................................39
                  2.       Operations............................................................................40
                  3.       Capital Equipment.....................................................................42
         C.       Summary Of Post-Confirmation Operations........................................................42

SECTION VI. SUMMARY OF THE PLAN..................................................................................43
         A.       Introduction...................................................................................43
         B.       Classification And Treatment Of Claims And Interests...........................................44
                  1.       Unclassified Claims...................................................................44
                           (a)      DIP Facility Claims..........................................................44
                           (b)      Administrative Claims........................................................44
                           (c)      Priority Tax Claims..........................................................46
                           (d)      Muskogee Facility Environmental Claims/Obligations...........................46
                           (e)      North Chicago Facility Environmental Claims/Obligations......................46
                           (f)      Lexington Facility Environmental Claims/Obligations..........................47
                           (g)      Waukegan Facility Environmental Claims/Obligations...........................47
                  2.       Unimpaired Class Of Claims............................................................47
                           (a)      Other Priority Claims (Classes FAN-1, WDC-1,
                                    ESC-1, AST-1, WMC-1, CTC-1, FHI-1
                                    and PAC-1, collectively the "Class 1 Other Priority Claims").................47
                  3.       Impaired Classes Of Claims And Interests..............................................48
                           (a)      Secured Claims and Other Secured Claims......................................48
                           (b)      Other Secured Claims (Classes FAN-2.02, WDC-2, ESC-2,
                                    AST-2.03, WMC-2.02, CTC-2, FHI-2 and PAC-2, collectively the
                                   "Class 2 Other Secured Claims")...............................................49
                           (c)      General Unsecured Claims (Classes FAN-3, ESC-3,
                                    AST-3, WMC-3, WDC-3, CTC-3,  FHI-3, PAC-3, collectively the
                                    "Class 3 General Unsecured Claims")..........................................50
                           (d)      Convenience Claims (Classes FAN-4, ESC-4, AST-4,
                                    WMC-4, WDC-4, CTC-4, FHI-4,  PAC-4, collectively the
                                    "Class 4 Convenience Claims")................................................50
                           (e)      PBGC Claims (Classes FAN-5, WMC-5, ESC-5, AST-5, FHI-5, PAC-5, CTC-5 and WDC-5,
                                    collectively, the "Fansteel Intercompany Claims")............................51
                           (f)      EPA CERCLA PRP Claims (Class FAN-6)..........................................51
                           (g)      North Chicago Facility General Unsecured
                                    Environmental Claims (Class FAN-7)...........................................52





                           (h)      Intercompany Claims (Classes FAN-8, WMC-6,
                                    ESC-6, AST-6, FHI-6, PAC-6, CTC-6, Class WDC-6, collectively, the "Intercompany Claims")...................................................52
                           (i)      Old Common Stock Interests (Classes FAN-9,
                                    WMC-7, ESC-7, AST-7, FHI-7, PAC-7,  CTC-7, Class WDC-7,
                                    collectively, the "Old Common Stock Interests")..............................52
         C.       Means For Implementation Of The Plan...........................................................53
                  1.       Fansteel Asset Sale...................................................................53
                  2.       Continued Corporate Existence.........................................................53
                  3.       Corporate Actions.....................................................................54
                           (a)      Amended Certificates Of Incorporation And By-laws............................54
                           (b)      Cancellation Of Old Common Stock And Other Agreements........................54
                  4.       Restructuring Transactions............................................................54
                           (a)      New Securities...............................................................54
                           (b)      Exit Financing...............................................................55
                           (c)      Assumption Of Certain Liabilities............................................55
                  5.       Corporate Restructuring...............................................................55
                           (a)      MRI, Inc.....................................................................55
                           (b)      North Chicago, Inc...........................................................60
                           (c)      Lexington, Inc...............................................................62
                           (d)      Waukegan, Inc................................................................64
                           (e)      FDM..........................................................................66
                  6.       Reorganized Fansteel Stock Option Plan................................................66
                  7.       Revesting Of Assets...................................................................66
                  8.       Preservation Of Litigation Claims.....................................................66
                           (a)      General......................................................................66
                           (b)      Insurance Litigation.........................................................67
                  9.       Employment Agreements.................................................................67
         D.       Compromises and Settlements of Claims..........................................................67
                  1.       PBGC Settlement.......................................................................67
                  2.       North Chicago Settlement..............................................................69
                  3.       EPA CERCLA PRP Settlement.............................................................71
                  4.       Wellman Administrative Order On Consent...............................................72
         E.       Treatment Of Executory Contracts And Unexpired Leases..........................................72
                  1.       Assumption and Rejection of Executory Contracts and Unexpired Leases..................72
                  2.       Payments Related To Assumption Of Contracts And Leases................................73
                  3.       Claims Based On Rejection of Contracts Or Leases......................................73
                  4.       Collective Bargaining Agreements......................................................74
         F.       Compensation And Benefit Plans.................................................................74
         G.       Provisions Governing Distributions.............................................................74
                  1.       Distributions For Claims Allowed As Of The Effective Date.............................74
                  2.       Disbursing Agent; Transfer Agent......................................................74
         H.       Calculation Of Distribution Amounts Of New Fansteel Common Stock...............................75
         I.       Delivery Of Distributions......................................................................75
         J.       Fractional Dollars; De Minimis Distributions...................................................76
         K.       Procedures For Resolving Disputed, Contingent And Unliquidated Claims..........................76
                  1.       Objections; Settlements Of Disputed Claims............................................76




                  2.       No Distributions Pending Allowance....................................................76
                  3.       Disputed Claims Reserves..............................................................77
                  4.       Distributions After Allowance.........................................................77
                  5.       Disallowance of Claims................................................................78
         L.       Conditions Precedent To Confirmation And Consummation Of The Plan..............................78
         M.       Retention Of Jurisdiction......................................................................80
         N.       Effects Of Confirmation........................................................................80
                  1.       Binding Effect........................................................................80
                  2.       Authorization Of Corporate Action.....................................................80
                  3.       Discharge Of The Debtors..............................................................80
                  4.       Injunction............................................................................81
                  5.       Release...............................................................................81
                  6.       Exculpation...........................................................................82
         O.       Miscellaneous Provisions.......................................................................83
                  1.       Dissolution of Creditors' Committee; Creation of Plan Committee.......................83
                  2.       Revocation, Withdrawal, Non-Consummation, or Vacatur..................................83
                  3.       Terms of Injunctions or Stays.........................................................84
                  4.       Indemnification Obligations...........................................................84
                  5.       Plan Supplement.......................................................................84

SECTION VII. CONFIRMATION OF THE PLAN............................................................................85
         A.       Confirmation Hearing...........................................................................85
         B.       Requirements For Confirmation Of The Plan......................................................85
         C.       Confirmation Without Acceptance Of All Impaired Classes -- "Cramdown"..........................86

SECTION VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN................................................87

SECTION IX. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST.....................................92
         A.       Feasibility of The Plan........................................................................92
         B.       Best Interests Test............................................................................93
         C.       Estimate of Proceeds Available for Distribution................................................94
         D.       Estimates of Cost..............................................................................95
         E.       Distribution of Net Proceeds under Absolute Priority Rule......................................95

SECTION X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.............................................96
         A.       Alternative Plan...............................................................................97
         B.       Liquidation Under Chapter 7 Or Chapter 11......................................................97

SECTION XI. CONFIRMATION PROCEDURES..............................................................................98

SECTION XII. RECOMMENDATION AND CONCLUSION......................................................................100



                                TABLE OF EXHIBITS
                                -----------------

        EXHIBIT                                                     NAME

           A           Reorganization Plan Of Fansteel Inc., et al.

           B           Liquidation Analysis

           C           Projected Financial Information

           D           Organizational Chart of the Debtors

           E           Reorganized Debtors' Organizational Chart & Distributions

                                   SECTION I.

                                  INTRODUCTION
                                  ------------


         The Debtors, as debtors and debtors-in-possession, and the Creditors' Committee hereby submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, solely for informational purposes to Holders of Impaired
Claims and Interests for their consideration of the Plan, a copy of which is annexed to this Disclosure Statement as EXHIBIT A.

         This Disclosure Statement sets forth certain information regarding the Debtors' pre-petition history, the nature of the Chapter 11 Cases, and the anticipated organization and operations of the Reorganized Debtors. This Disclosure Statement also describes the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the procedures that Holders of Claims or Interests in Impaired Classes must follow to object to Confirmation of the Plan.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE "SUMMARY OF THE PLAN".

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASES, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS AND THE CREDITORS' COMMITTEE ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

         NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF ALLOWED CLAIMS OR ALLOWED INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

                                  SECTION II.

             THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES
             ------------------------------------------------------

     A.  DEFINITIONS

         Unless otherwise defined elsewhere in this Disclosure Statement, capitalized terms used herein have the meanings ascribed to them in the Plan attached hereto as EXHIBIT A as such Plan may be modified from time to time.

     B.  INFORMATION PACKAGE

         Accompanying this Disclosure Statement are copies of (i) the Plan, (ii) the notice of, among other things, the date, time and place of the hearing to consider the Confirmation of the Plan and related matters, and the time for filing objections to Confirmation and (iii) as appropriate, a ballot for use in voting on the Plan.

     C.  ADDITIONAL INFORMATION

         If you have any questions about the packet of materials that you have received, or the amount of your Claim, please contact the Debtors' counsel as follows:

              Schulte Roth & Zabel LLP                    Pachulski, Stang, Ziehl, Young, Jones
              919 Third Avenue                            & Weintraub P.C.
              New York, New York 10022           or       P.O. Box 8705
              Attn:  Jeffrey S. Sabin, Esq.               Wilmington, Delaware 19899-8705
              Telephone:  (212) 756-2000                  Attn.:  Laura Davis Jones, Esq.
              Facsimile:  (212) 593-5955                  Telephone:  (302) 652-4100
                                                          Facsimile:  (302) 652-4400

         If you wish to obtain at your own expense, unless otherwise specifically required by Fed. R. Bank. P. 3017(d), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Debtors' Solicitation and Notice Agent, BMC at:

              Bankruptcy Management Corporation
              Solicitation Agent for Fansteel Inc., et al.
              PO Box 1059 or
              1330 E. Franklin Avenue
              El Segundo, California  90245-1059
              1-888-909-0100

     D.  CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS

         Pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bank. P. 3017(a), the Bankruptcy Court has scheduled a hearing on the Plan (the "Confirmation Hearing") to commence on ___________ ___, 2003 at ___ p.m. Eastern

Time, or as soon thereafter as counsel may be heard, before the Honorable Joseph
J. Farnan, Jr., United States District Court Judge, in the United States District Court, District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to the Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before _____________ ___, 2003 at _:00 _.m. Eastern Time by:

                  Counsel for the Debtors

                        Schulte Roth & Zabel LLP
                        919 Third Avenue
                        New York, New York 10022-3897
                        Attn:  Jeffrey S. Sabin, Esq.

                                 and

                        Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C. 919 North Market Street, 16th Floor
                        P.O. Box 8705
                        Wilmington, Delaware 19899-8705 (Courier 19801)
                        Attn:  Laura Davis Jones, Esq.

                                 and

                  Co-Counsel to the Creditors' Committee:

                       Freeborn & Peters
                       311 South Wacker Drive, Ste. 3000
                       Chicago, Illinois  60606-6677
                       Attn.:  Frances Gecker, Esq.

                                and

                       Landis Rath & Cobb LLP
                       919 Market Street, Suite 600
                       P.O. Box 2087
                       Wilmington, DE  19801
                       Attn: Adam G. Landis


                  United States Trustee:

                       The Office of the United States Trustee
                       District of Delaware
                       844 King Street, Suite 2313, Lockbox 35
                       Wilmington, Delaware 19801-3519
                       Attn:  David Buchbinder, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                                   SECTION III

                               GENERAL INFORMATION
                               -------------------

     A.   BUSINESS

         Fansteel   was  founded  in  1907  as  a  New  York   corporation   and
reincorporated under the laws of the State of Delaware in 1985. Its executive offices are located at One Tantalum Place, North Chicago, IL 60064.

         Fansteel and the other seven Debtors, each a direct or indirect wholly-owned subsidiary of Fansteel have been engaged for over 90 years in the business of manufacturing and marketing specialty metal products with today's operations being conducted at eight manufacturing facilities in five states and Mexico. Collectively, the Debtors have approximately 962 employees, substantially all on a full time basis, including approximately 365 employees that are working under collective bargaining agreements with four different unions. Each Debtor is operated separately, with separate employees, separate operations and separately maintained books and records.

         Historically,   the  Debtors  have  accounted  for  their  consolidated
operations in three separate business segments, identified as the "Industrial Tool", "Advanced Structures" and "Industrial Metal Components" segments.

         Excluding discontinued operations, Fansteel's consolidated sales and EBITDA, before corporate overhead, for the preceding three fiscal years were:

         ------         ---------      ---------      ---------
                          FY2000         FY2001         FY2002
         ------         ---------      ---------      ---------

         ------         ---------      ---------      ---------
         Sales          $136.5 MM      $122.1 MM      $102.7 MM
         ------         ---------      ---------      ---------
         EBITDA         $ 15.0 MM       $ 4.5 MM      $  1.1 MM
         ------         ---------      ---------      ---------

          1.   THE INDUSTRIAL TOOL SEGMENT

         The Industrial Tool segment includes the Hydro Carbide and VR/Wesson Plantsville operations of Fansteel. The Hydro Carbide plants manufacture tungsten carbide products. The Plantsville plant manufactures an array of tungsten carbide cutting tools and tool-holding devices.

         The Industrial Tools market is primarily a commodity market dominated by two competitors. It is estimated the competitors control approximately 75% of the market. The industrial tool market has experienced about a 30% decline in demand during the past two years.

Management anticipates a market recovery commencing during the later part of 2003 or early 2004.

         There are end-user, distribution channel and supply chain strategic considerations in the Industrial Tools markets. The major end-user industries, such as automobile and aerospace companies, increasingly seek to use alternatively lighter materials for improved product performance and more durable tools for improved efficiency while seeking price improvements for existing parts. Additionally, the decline in domestic machine tool consumption since 2001 has intensified competitive pricing behavior and other aggressive sales strategies. The decline has also resulted in extensive consolidation among cutting tool manufactures and distributors. Technological innovation is continually occurring, including the introduction of new materials along with more efficient machining and manufacturing processes. Additionally, The Republic of China ("China") controls over 65% of the world's tungsten supply and mines up to 85% of the world's supply.

         Excluding discontinued operations, the Industrial Tool segment's sales as a percent of consolidated sales and EBITDA, before corporate overhead, as a percent of consolidated operating EBITDA during the past three fiscal years were:

         -------------- ---------- ----------- ----------
                        FY2000      FY2001     FY2002
         -------------- ---------- ----------- ----------

         -------------- ---------- ----------- ----------
         Sales          33.6%      31.5%       25.9%
         -------------- ---------- ----------- ----------
         EBITDA         39.8%      73.5%       21.5%
         -------------- ---------- ----------- ----------

     a.   HYDRO CARBIDE

         Hydro Carbide was founded in 1965 and acquired by Fansteel in 1983. The Hydro Carbide plants are located in Latrobe, PA and Gulfport, MS. Hydro Carbide has a well-established brand name in the rotary tool, die parts, rolls, and the metal-workings market and is a significant supplier of nozzles, studs and substrates, valve components, bearing, and other wear parts for the oil and energy industries. Primary end-user industries are the automotive, aerospace and energy industries.

         Hydro Carbide's sales and EBITDA, before corporate allocation, during the past three years were:

         -------------- ------------- ------------- -------------
                          FY2000        FY2001        FY2002
         -------------- ------------- ------------- -------------

         -------------- ------------- ------------- -------------
         Sales          $34.0 MM      $29.4 MM      $19.9 MM
         -------------- ------------- ------------- -------------
         EBITDA         $ 5.1 MM      $ 3.6 MM      $ 1.8 MM
         -------------- ------------- ------------- -------------

         The 45,000 square foot Latrobe plant blends tungsten carbide powders with a cobalt binder to create numerous blends of materials which are pressed and machined for the rotary tool and die fabricating markets. There have been three significant expansions of the building since original construction in 1971-1972. The latest expansion, which added approximately 6,000 square feet, occurred in 1998. The Latrobe, PA operation is unionized and is under contract through May 2005.

         The Latrobe plant is particularly suited to satisfy higher margin engineered custom or shaped products. Hydro Carbide's Latrobe facility's key processes and technologies include (i) powder processing; (ii) billet pressing utilizing up to 22" isostatic presses; and (iii) machining and sintering capabilities utilizing vacuum and sinter-HIP furnaces.

         At the 35,000 square foot Gulfport, MS facility parts are manufactured using mechanical presses, machining, sintering and hard grinding capabilities. This facility has undergone two significant expansions since original construction in 1979-1980. The Gulfport operation is a non-union shop.

         The Gulfport plant is particularly suited to produce standard press and sintered commodity products. Gulfport's key processes and technologies include
(i) extensive powder preparation capabilities including fitzmills and granulators; (ii) hydraulic presses utilizing up to 120 tons to form carbide blanks; (iii) sintering capabilities utilizing vacuum, sinter-HIP and HIP furnaces and (iv) finished grinding on center-less and chamfer grinders.

         The key strategic relationship between Latrobe and Gulfport includes Latrobe's supply of pre-blended tungsten carbide raw materials and general management and administrative support to Gulfport.

         Hydro Carbide sells the majority of its products directly to its end-markets and serves a broad customer base. Management estimates that in 2002 its ten largest customers accounted for about 48% of its sales; no single customer accounting for more than 6% of sales. International sales represented 8% of total sales in 2002.

         Most products shipped from Latrobe are shipped directly to customers. The rotary tools products are distributed through numerous channels, including warehouses, consignment and direct sales. In addition to inventories at its production facilities, Hydro Carbide is supported by strategically located warehouses in Michigan, California, France and Singapore.

         In an effort to achieve consensus among the various parties now supporting the Plan, including the Creditors' Committee, the PBGC, the NRC and the EPA, Fansteel identified the Hydro Carbide division and certain of Fansteel's other assets described herein for sale as "going-concerns" so as to achieve the maximum cash value for such assets and to create a significant cash recovery for Fansteel's general unsecured creditors. See Section VI.C.1 for a description of the Fansteel Asset Sale.

     b.   VR/WESSON PLANTSVILLE

         The Plantsville, CT operation of VR/Wesson is comprised of a single manufacturing facility of approximately 64,000 square feet. Plantsville manufactures a wide assortment of tungsten carbide cutting tools and tool-holding devices to ANSI standards. Plantsville also manufactures Tantung(R) alloy, a cobalt-based alloy with superior metalworking and wood working capabilities. The operation's primary product line includes standard and custom engineered configurations of cutting tool inserts, super-abrasive tipped inserts, turning and milling tools, tool-holders and Tantung(R) alloy-based cutting tools. Primary end-user markets include the aerospace, automotive and metalworking industries. Plantsville has an ISO 9001 certification and is a non-union shop.

         Plantsville's sales and EBITDA, before corporate allocation, for the past three years were:

         -------------- ------------- ------------ -------------
                          FY2000       FY2001        FY2002
         -------------- ------------- ------------ -------------

         -------------- ------------- ------------ -------------
         Sales          $11.8 MM      $9.0 MM      $ 6.6 MM
         -------------- ------------- ------------ -------------
         EBITDA         $  .8 MM      $-.3 MM      $-1.5 MM
         -------------- ------------- ------------ -------------

         During the past three years the general decline in the cutting tools markets resulted in increased competition and price concessions. As a result of the market pressures, Plantsville's sales and EBITDA were adversely affected during the same period.

         Plantsville's key processes include computer numerically controlled ("CNC") and manual grinding of industry standards and special design carbide cutting inserts, near net shape graphite sandwich molds, specially designed milling cutters and specialty tool holders. Plantsville has implemented cellular lean manufacturing techniques in order to achieve cost and delivery improvements. The operation utilizes employee empowered teams to support customer requirements. Operating management is investigating approaches to differentiating it products, and improving its technical and technological capabilities.

         Plantsville sells the majority of its products to end-users through industrial distributors/integrators and to Original Equipment Manufacturing ("OEM's"). Plantsville serves a broad domestic and international customer base; it is estimated that in 2002 its ten largest customers accounted for about 45% of its sales, with no single customer accounting for more than 10% of sales.

         In an effort to achieve consensus among the various parties now supporting the Plan, including the Creditors' Committee, the PBGC, the NRC and the EPA, Fansteel identified the Plantsville division and certain of Fansteel's other assets described herein for sale as "going-concerns" so as to achieve the maximum cash value for such assets and to create a significant cash recovery for Fansteel's General Unsecured creditors. It is possible, however, that the contemplated sale will not provide for the sale as a going-concern, in which case the Plantsville operations will be terminated and its assets collected and/or sold separately. See Section VI.C.1 for a description of the Fansteel Asset Sale.

     2.   THE ADVANCED STRUCTURES SEGMENT

         The Advanced Structures segment is comprised of California Drop Forge ("CDF"), an unincorporated business unit of Fansteel. CDF produces a wide range of closed die forgings.

         The aerospace industry is the primary industry served by the Advanced Structures segment. The aerospace industry includes civil and military aircraft, missiles and space vehicles, both domestically and internationally. These are capital intensive businesses and the forging and sand casting parts are made to customer specifications. Significant structural aspects of the aerospace/defense industry include (i) cyclical demand, (ii) OEM's outsourcing production, (iii) customer and suppliers asserting pricing pressure to maintain market share, (iv) vendor consolidation to satisfy OEM's demands for diversified services and (v) approved quality systems and parts approval by the OEM's are the main barriers to entry.

         During 2002 the aerospace industry experienced a slowdown in economic activity, or approximately a 3.2% decline in year-over-year sales. Civil aircraft, including commercial jetliners, experienced the sharpest decline while military aircraft and missile sales increased. Industry sources expect further declines of approximately 9.3% during 2003. As a result, management forecasts further sales declines in 2003. Management also expects market conditions to begin to improve in 2004.

         Excluding discontinued operations, the Advanced Systems segment sales as a percent of consolidated sales and EBITDA, before corporate overhead, as a percent of consolidated operating EBITDA were:

         -------------- ---------- ----------- ----------
                           FY2000      FY2001     FY2002
         -------------- ---------- ----------- ----------

         -------------- ---------- ----------- ----------
         Sales              36.0%       39.5%      38.6%
         -------------- ---------- ----------- ----------
         EBITDA             32.1%       26.1%    -250.7%
         -------------- ---------- ----------- ----------

     a.   CALIFORNIA DROP FORGE

         CDF was acquired by Fansteel in 1971. CDF is located in Los Angeles, CA and is situated in a 72,000 square foot facility. CDF rents approximately .6 acres from Phoenix Aerospace. CDF is a leading supplier of critical components to leading aerospace companies and is certified by major aerospace and defense companies. CDF is ISO 9002, D1-9000A and AS 9000 quality certified.

         CDF's sales for the past three years and EBITDA, before corporate allocation, during the same period were:

         -------------- ------------- ------------- -------------
                           FY2000        FY2001        FY2002
         -------------- ------------- ------------- -------------

         -------------- ------------- ------------- -------------
         Sales           $22.7 MM      $21.7 MM      $15.1 MM
         -------------- ------------- ------------- -------------
         EBITDA           $ 2.3MM      $  .5 MM      $-2.9 MM
         -------------- ------------- ------------- -------------

         The 2001 and 2002 deterioration in EBITDA is principally attributable to decline in the commercial aircraft market, significant equipment down-time, and one-time inventory and workers compensation adjustments.

         CDF's forging capabilities include six steam hammer cells, complete with furnaces and trim dies, steam hammers capable of pressing from 2,500 lbs to 35,000 lbs, and two forge presses, a 50 ton maxi and a 2000 ton hydraulic press. Forgings are produced with a variety of materials including titanium, stainless steel, alloy steel, nickel based alloys and aluminum. Depending on the base metal, a forging can be produced from 1 Lb. to 600. Lbs. Current capacity is in excess of $30MM sales. CDF is a non-union facility.

         CDF's sales organization includes 4 direct, including a European based salesperson, and 5 sales representative organization. CDF's sales are derived approximately 60% from commercial aerospace, 30% from military and 10% from medical arts. Within the aerospace/defense community 60% of sales are derived form structural components and 40% from engine parts. CDF has established relationships with the preeminent aircraft OEM's and prime contractors. Approximately 70% of sales are under long-term agreements. Management estimates that approximately 60% of sales are derived from its top 10 customers, with the largest customer representing approximately 18% of sales.

         In an effort to achieve consensus among the various parties now supporting the Plan, including the Creditors' Committee, the PBGC, the NRC and the EPA, Fansteel identified CDF and certain other of its assets described herein for sale as "going-concerns" so as to achieve the maximum cash value for such assets and to create a significant cash recovery for Fansteel's general unsecured creditors. See Section VI.C.1 for a description of the Fansteel Asset Sale.

     b.   WELLMAN DYNAMICS, INC.

         Wellman was acquired in 1985. Wellman utilizes a 285,000 square foot integrated facility in Creston, Iowa. Wellman is a primary supplier of sand cast magnesium and aluminum components for helicopters, missiles, rocket and jet engines, and military and commercial aircraft. Recent applications include transmission housings for the armored amphibious assault vehicle for General Dynamics.

         Wellman is NADCAP certified and has ISO 9000 and AS9000 registration.

         Wellman's sales for the past three years and EBITDA, before corporate allocation, during the same time frame were:


         -------------- ------------- ------------- -------------
                           FY2000        FY2001        FY2002
         -------------- ------------- ------------- -------------

         -------------- ------------- ------------- -------------
         Sales           $26.4 MM      $26.5 MM      $24.6 MM
         -------------- ------------- ------------- -------------
         EBITDA          $ 2.5 MM      $  .6 MM      $  .1 MM
         -------------- ------------- ------------- -------------

         The financial trend includes several non-reoccurring items in 2000 and 2001. Fiscal year 2000 includes $720k of monies provided by the State of Iowa for jobs training related to a significant increase in the workforce; while fiscal year 2001 includes additional expenses, including environmental expense of $360k, maintenance spending of $160k and increased labor costs.

         Fiscal year 2002 saw increased production costs in the first half of the year as several new programs were being developed while the second half of the year experienced a decrease in sales due to the beginning of a softening economy.

         In the mid-1980's, Wellman together with a major chemical manufacturer pioneered the development of AZ91E, a specialty magnesium alloys with high corrosions resistance, and WE42A, a specialty magnesium alloy with high heat resistance. The company is the largest producer of AZ91E, which is used in helicopter transmissions. Production is concentrated on large castings, 80% being magnesium and 20% aluminum, with demanding specification at low to medium production levels. Management estimates the market for magnesium and aluminum sand casting of all sizes to be approximately $500 million with the company capturing approximately 5% of the existing market.

         Wellman has achieved a position of technological innovation and quality performance in its industry Wellman's key production capabilities include engineering design and process capabilities, complete large casting manufacture and processing, and value added machining and sub-assembly. All special manufacturing and quality control processes are performed in-house. The company has proprietary gating, rising and venting processes. Wellman is a union shop with two unions and both agreements are up for renewal in April 2004.

         Wellman has seven geographically situated sales representatives and an in-house sales department. The company's major markets are parts for military helicopters, private jets and regional jets. Management estimates that during the past three years approximately 85% of sales were derived from its top 10 customers. Approximately 65% of Wellman's sales are under long-term agreements. Wellman has well established business relationships with Sikorsky, Rolls Royce, Pratt & Whitney, Bell Helicopters and Boeing.

     3.   The Industrial Metal Components Segment

         The Industrial Metal Components segment consists of business units that do not concentrate in either the machine tools or aerospace industries. The Segment's three business units specialize in the production of wire forms (Washington Manufacturing, Inc.), powdered metals (American Sintered Technology, Inc.) and investment castings (Escast, Inc. t/a "Intercast"). The Industrial Metal Components companies have not been as severely affected by the general business downturn during the past two years. The performance of the Industrial Metal Components companies through 2002 has typically been influenced by customers' trends or program cycles. However, results from the first quarter of 2003 depict no growth in the automotive and industrial machining markets primarily due to the economic slowdown. Intercast is an exception as they have acquired new part numbers from existing automotive customers, resulting in a generally positive affect on sales and EBITDA in late 2002 and early 2003.

         The Industrial Metal Components segment's sales as a percent of consolidated sales and EBITDA, before corporate overhead, as a percent of consolidated operating EBITDA were:

         -------------- ---------- ----------- ----------
                         FY2000      FY2001      FY2002
         -------------- ---------- ----------- ----------

         -------------- ---------- ----------- ----------
         Sales            30.4%       29.0%       35.5%
         -------------- ---------- ----------- ----------
         EBITDA           28.0%         .4%      329.2%
         -------------- ---------- ----------- ----------

     a.   WASHINGTON MANUFACTURING, INC.

         Washington Manufacturing, Inc. ("Washington") was founded in 1951 and acquired by Fansteel in June 1985. Located in Washington, IA, the 100,000 square foot operation has capabilities to perform a wide variety of secondary operations and services. The company manufactures engineered and custom wire forms and component parts. Principal markets are lawn and garden, farm equipment, industrial machine and consumer groups. Washington is a union shop under contract until June 2006.

         The non-captive wire-form industry has a low barrier to entry. Many entrepreneurial shops are located in geographic proximity to their key customers. Over the past five years the markets have experienced offshore competition for less complex Tier I parts, increased customer requirements, higher quality standards, complete part assembly requirements, new automatic CNC technology and internet based auctions.

         Washington is primarily a Tier II, moderately higher-tech, manufacturer of linkage rods, axels, actuator rods, support rods, levers and strike pins. Infrastructure and quality system improvements during the past three years have positioned Washington to produce more complex and complete Tier II and Tier III parts.

         Washington's sales for the past three years and EBITDA, before corporate allocation, during the same period were:


         -------------- ------------- ------------- -------------
                          FY2000        FY2001        FY2002
         -------------- ------------- ------------- -------------

         -------------- ------------- ------------- -------------
         Sales          $13.4 MM      $12.6 MM      $11.9 MM
         -------------- ------------- ------------- -------------
         EBITDA         $ 1.4 MM      $  .6 MM      $  .8 MM
         -------------- ------------- ------------- -------------

         Washington uses a combination of internal sales personnel and sales representative organizations. Customers are concentrated in the lawn and garden industries. Washington's top ten customers represent approximately 60% of sales. Further, it is estimated that the top customer represents approximately 29% of sales.

     b.   AMERICAN SINTERED TECHNOLOGIES, INC.

         American Sintered Technology, Inc. ("AST") was established in 1988 and acquired by Fansteel in 1996. AST is a full service manufacturer of ferrous and non-ferrous powdered metal components used primarily in automotive, lawn and garden, recreational vehicles and appliances. Typical parts include gears, cams, pawls, levers, ratchets and bearing.

         The powdered metal products industry in North America has estimated sales of over $5 billion annually. The automotive industry consumes approximately 70% of all manufactured powdered metal parts. From 1990 to 2000 the powdered metal industry grew steadily at about six percent annually; however, in conjunction with the general economic downturn the industry struggled with 10% plus declines in annual sales. During the past ten years there has been substantial industry consolidation. Management forecasts a general recovery commencing in 2003.

         AST's sales for the past three years and EBITDA, before corporate allocation, during the same time frame were:

         -------------- ------------- ------------- -------------
                           FY2000         FY2001        FY2002
         -------------- ------------- ------------- -------------

         -------------- ------------- ------------- -------------
         Sales           $10.7 MM       $ 9.0 MM     $ 9.5 MM
         -------------- ------------- ------------- -------------
         EBITDA          $ 1.2 MM       $  .7 MM     $ 1.2 MM
         -------------- ------------- ------------- -------------

         Located in Emporium, PA, AST is situated in 50,000 square foot facility. The company is ISO 9002 and QS 9000 registered. AST has 22 molding presses, ranging from 30 tons to 550 tons and also features seven 18" electric furnaces, including a rapid cooling sinter hardening unit. Sizing capabilities include 3 automatic presses ranging from 40 ton to 60 ton, and features in-house tool design. AST utilizes virtually every material, except aluminum, and has particular expertise in the processing of brass and copper-infiltration. The company is a non-union operation.

         AST differentiates itself from similar sized competitors through its production platform and specialization in the design and manufacturer of powdered metals gear components. A particular strength is the ability to provide engineering assistance to customers during the conversion of a casting, forging, or machined part to powdered metal technology. Additional strengths include state-of-the-art design systems, technical competence and collaboration with customers design staff.

         The hardware market is AST's largest end-user market, followed by lawn and garden and automotive. AST uses a manufacture representative sales force. AST's top ten customers represent about 56% of sales.

     c.   ESCAST, INC. AND FANSTEEL DE MEXICO

         Escast, Inc. and its subsidiary Fansteel de Mexico (combined doing business as Intercast) produce a range of high volume, long run investment castings. Intercast manufactures alloy and stainless steel investment and nonferrous castings for numerous industries, including automotive, agriculture, food processing, power tools, valve and pump and recreational products. Parts typically include valve bridges, flow controls, fuel injectors, marine throttle controls and industrial components.

         Total casting sales for all investment castings in North American are estimated to be $3.9 billion annually and world wide are estimated to be $5.5 billion. Intercast sells primarily to the automotive and general industry segments which have estimated combined casting purchases of $700 million in 2001 and $690 million in 2002. It is further estimated that there are 450 domestic investment casting facilities, and the majority have less than $10 million in annual sales.

         Intercast's sales for the past three years and EBITDA, before corporate allocation, during the same period were:

         -------------- ------------- -------------- -------------
                           FY2000         FY2001         FY2002
         -------------- ------------- -------------- -------------

         -------------- ------------- -------------- -------------
         Sales           $17.2 MM       $13.8 MM       $14.5 MM
         -------------- ------------- -------------- -------------
         EBITDA          $ 1.5 MM       $-1.3 MM       $ 1.7 MM
         -------------- ------------- -------------- -------------

         In 2001, Intercast relocated its main operations from Addison, Illinois to Reynosa, Mexico. Start up issues with the Mexican plant, a decrease in sales and closure and relocation costs had a negative impact on profitability. In 2002 the business began to realize the benefits of cost improvements from the relocation.

         Built in 1994, the Fansteel de Mexico facility operates as a maquiladora in a 75,000 square foot facility in Reynosa, Mexico. Approximately 3,000 square feet of office and 7,000 square feet of warehouse space are leased in McAllen, TX. Intercast also has sales and engineering offices in the corporate offices in North Chicago, IL. Intercast is ISO 9001 registered. The company is a national Mexican union operation.

         Some key domestic and global trends affecting the investment casting markets include: (i) intensification of foreign competition, (ii) technical advancements emerging in key processes, such as wax press controls and shell system capabilities, (iii) customers are expecting and buying through machining sources thus concentrating credit risk, and (iv) pricing has become extremely competitive.

         Intercast sells the majority of its products through sales agents, who are located nationwide. The trend is towards developing and supporting more in-house sales teams in order to differentiate from foreign competitors and develop more synergetic relationships with customers. Approximately 92% of Intercast's sales come from its top ten customers.

         Key market opportunities include converting other processes, i.e. forging, machined components and weldments, to investment castings, and development of value-added processes, such as assembly and machining, in order to participate in outsourcing or a sole-source venture.

     B.   OUTSTANDING SECURITIES

              Common Stock
              -------------

         Fansteel's common stock is currently delisted on the OTC Bulletin Board. There were 8,698,858 shares of common stock issued and outstanding as of the date of the delisting and as of the Petition Date.

     C.   EXISTING CORPORATE STRUCTURE

         Attached as EXHIBIT D is the organization chart ("Chart") of the Debtors as of the Petition Date. Fansteel, the parent corporation, owns 100% of each of the Subsidiaries either directly or through one of its Subsidiaries. However, certain assets described in this Chart were sold during these Chapter 11 Cases. As discussed in detail in Section IV.E.1 of this Disclosure Statement, the Schulz bankruptcy case was dismissed and the sale of its common stock approved by Bankruptcy Court orders entered November 27, 2002. On December 30, 2002 the sale successfully closed and the transfer of Schulz was effected. As discussed in Section IV.E.2 of this Disclosure Statement, Escast's Sarasota, Florida operations were terminated and the plant, property and equipment that comprised that facility were sold. The Lexington, Kentucky facility are no longer in operation and the assets associated with this plant will be transferred pursuant to the Plan and in connection with a Fansteel Asset Sale as described herein. Attached as EXHIBIT E to this Disclosure Statement is the organizational chart of the Reorganized Debtors.

     D.   RETIREMENT PLANS

         All full time employees are eligible to participate in either or both the Defined Benefit Pension Plans or the Defined Contribution Retirement Plans pursuant to the terms of such plans as described below. The Fansteel Hydro Carbide Hourly Pension Plan, Fansteel Hourly Employees' Savings Plan, and Washington Mfg. Co. Defined Employees' Contribution Plan are required by the collective bargaining agreements with the respective unions at these locations. Three Hundred Sixty-Five (365) employees are members of the unions subject to these collective bargaining agreements.

          1.   DEFINED BENEFIT PLANS.

         In 2002, Debtors paid a total of $262,492 for all of their defined benefit plans. The Defined Benefit Plans include the (i) Fansteel Consolidated Employees' Pension Plan for both salaried and hourly employees employed in Latrobe, Pennsylvania (salaried only), Gulfport Mississippi, Lexington, Kentucky, Muskogee, Oklahoma and North Chicago Illinois; (ii) Fansteel Hydro Carbide Hourly Employees' Pension Plan for hourly employees in the Latrobe, Pennsylvania plant; and (iii) Wellman Dynamics Corporation Salaried Employees' Retirement Plan for salaried employees employed in Wellman Dynamics Corp. Participating the in the Defined Benefit Plans are active employees, retirees receiving benefits, deferred vested participants, and beneficiaries of deceased participants receiving benefits ("Plan Participants"). As of December 31, 2002, the total Plan Participants under the Defined Benefit Plans number approximately 1,462.

          2.   DEFINED CONTRIBUTION RETIREMENT PLANS.

         The Defined Contribution Retirement Plans include the (i) Fansteel Savings and Profit Sharing Plan for all salaried employees and hourly employees at the California Drop Forge, Plantsville, Connecticut, Lexington, Kentucky and Muskogee, Oklahoma Plants, for American Sintered Technologies Inc. and Escast, Inc. and all salaried employees of Washington Mfg., Co.; (ii) Fansteel Hourly Employees Savings Plan for all hourly employees at Wellman Dynamics and Latrobe, Pennsylvania; and (iii) Washington Mfg., Co. Defined Contribution Pension Plan for all hourly employees at Washington Mfg., Co.

         The Defined Contribution Retirement Plans participants include active employees, deferred vested participants and former employees receiving benefits (the "Plan Participants II"). As of December 31, 2002, the Plan Participants II under the Defined Contribution Retirement Plans number approximately 698.

         The Debtors withhold from certain employee paychecks employee-elected amounts for payment into their respective 401(k) plans. In addition, Debtors make matching contributions to certain Defined Contribution Plans based on a (i) a percentage of employee contributions or (ii) a fixed percentage of the employee's wages. Failure to timely forward employee deductions for 401(k) plans may be a violation of the Employee Retirement Income Security Act of 1974, as amended, potentially resulting in personal liability for Debtors' officers for such amounts. The Debtors generally remit such funds promptly to the relevant 401(k) plan.

         3.   MULTIEMPLOYER PLANS

         Washington and Wellman contribute to the GMP Employers Pension Plan and Wellman contributes to the IAM National Pension Plan. These plans are subject to the applicable collective bargaining agreements and will continue after the Effective Date of the Plan.

     E.  COLLECTIVE BARGAINING AGREEMENT

         The  Debtors  are  subject  to  the  following  collective   bargaining
agreements which set forth the terms and conditions of employment related to the Debtors' union employees:

            (1) Fansteel/Wellman Dynamics and the Glass, Molders, Pottery, Plastics, and Allied Workers International Union, No. 17B, effective April 3, 2001 and through April 4, 2004.

            (2) Fansteel/Wellman Dynamics and the International Association of Machinist & Aerospace Workers and its Affiliates Lodge # 254, effective April 20, 2001 and through April 19, 2004.

            (3) Fansteel Washington Manufacturing, Inc. and Glass, Molders, Pottery, Plastics, and Allied Workers International Union, Local Union 359, effective June 13, 2002 and through June 12, 2006.

            (4) Fansteel Hydro Carbide and the United Auto Workers Local Union No. 204, effective May 27, 2002 and through May 26, 2005. This contract shall be assumed by the Purchaser under the Fansteel Asset Purchase Agreement.

     F.  HEALTH AND WELFARE BENEFIT ARRANGEMENTS

         The Debtors provide their active employees with health and welfare benefits, with the cost shared between the Debtors and the employees. Retirees may continue their participation in the health and welfare plans by paying the full cost of the applicable premiums as a supplement to Medicare.

     G.  RETIREE DEATH BENEFITS

         Upon a retiree's death, the retiree's designated beneficiary is entitled to a payment of $2,500 if such retiree terminated employment after being eligible to receive an Early Retirement Pension under the Fansteel Consolidated Employees' Pension Plan, whether or not such retiree participated in the Fansteel Consolidated Employees' Pension Plan.

     H.  SUPPLEMENTAL RETIREMENT PLANS

         The Debtors are subject to four supplemental pension arrangements. Three of such agreements which are subject to collective bargaining agreements shall continue as obligations of Reorganized Fansteel. The remaining supplemental pension arrangement shall be terminated.


     I.  EMPLOYEE OBLIGATIONS ASSUMED BY PURCHASER OF TRANSFERRED ASSETS

         The Fansteel Asset Purchase Agreement provides, among other things, that the Purchaser shall assume the employee benefit liabilities related to employees and former employees of Fansteel's Hydro Carbide and the California Drop Forge operations, including, without limitation the Fansteel Hydro Carbide Hourly Employees' Pension Plan, and other defined contribution benefits, health and welfare plan benefits and existing retiree death benefits. The Fansteel Asset Sale and the Fansteel Asset Purchase Agreement are described in further detail in Section VI.C.1 of this Disclosure Statement.

     J.  MANAGEMENT

         The Debtors  contemplate  the  retention of Fansteel's  present  senior management pursuant to existing or superseding employment contracts and arrangements. The following is a list of Fansteel's executive officers who are expected to continue in their positions with the Reorganized Debtors:


--------------------------- ---------- ------------------------------------------------- ------------- ---------------
                                                          Principal                          With         Present
Name                           Age                        Occupation                       Fansteel       Position
--------------------------- ---------- ------------------------------------------------- ------------- ---------------
Gary L. Tessitore              58      Director, Chairman of the Board, President &           4              4
                                       Chief Executive Officer
--------------------------- ---------- ------------------------------------------------- ------------- ---------------
R. Michael McEntee             49      Vice President and Chief Financial Officer             23             12
--------------------------- ---------- ------------------------------------------------- ------------- ---------------


         Mr. Tessitore has been Chairman of the Board, President and Chief Executive Officer of Fansteel since January 26, 1999. From May 1997 until July 1998, he was President of Claricom, Inc., a privately held telecommunications supplier. From April 1995 until December 1996, he served as President and Chief Executive Officer and Director of Yale International, Inc., an industrial products and food processing firm. Mr. McEntee has been Vice President and Chief Financial Officer of Fansteel since August 1991.

     K.  EMPLOYMENT ARRANGEMENTS

         On Effective Date, Reorganized Fansteel shall enter into three-year employment agreements with certain of its current key executives, including, without limitation, Gary Tessitore and Michael McEntee substantially in the form annexed to the Plan as Exhibits M(1) and M(2). The material terms of these agreements are as follows:

            [Terms to be Provided]

     L.  BOARD OF DIRECTORS OF REORGANIZED FANSTEEL

         The existing officers of the Debtors shall serve initially in their current capacities after the Effective Date. On the Effective Date, the term of the current board of directors of each Debtor shall expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Reorganized Fansteel shall be comprised of five (5) members, one of whom shall be the Chief Executive Officer of Reorganized Fansteel, one of whom shall be an independent director selected by agreement of the NRC, the PBGC, and the Creditors' Committee, and one of whom shall be selected by each of the NRC, the PBGC, and the Creditors' Committee. The initial board of directors of Reorganized Wellman, which shall have responsibility for the management, control, and operation of Reorganized Wellman from and after the Effective Date, shall be comprised of three (3) members, one of whom shall be the Chief Executive Officer of Reorganized Fansteel, and two (2) of whom shall be selected by Reorganized Fansteel. The Debtors intend to announce prior to, or on, the Confirmation Date the identities and affiliations of any individuals proposed to serve as directors or officers of Reorganized Fansteel, Reorganized Wellman, and the subsidiaries of Reorganized Fansteel to be organized under this Plan, and, to the extent any such individual is an insider, the nature of any compensation for such individual. All directors shall serve for an initial term of one year.

     M.   ENVIRONMENTAL MATTERS

          1.   MUSKOGEE, OKLAHOMA

         Fansteel operated a rare metals extraction operation in Muskogee, Oklahoma (the "Muskogee Facility") from 1958 through 1989 that produced tantalum and columbium metals. The principal feedstock for this operation were tantalum ore and tin slags, which naturally occurs in conjunction with uranium and thorium. As a result the residues produced from the tantalum processing are low-level radioactive.

         In 1967, the Muskogee facility became regulated by the Atomic Energy Commission (the predecessor of the NRC) when it implemented regulations that required the licensing of businesses that handled radioactive material. Fansteel obtained a license in 1967 and has operated pursuant thereto since that date.

         The operations at the Muskogee Facility produced two types of radioactive residue: "work-in-process" ("WIP") and calcium fluoride ("CaF"). A series of ponds were constructed at the facility in the 1960s and 1970s to treat and store the wastewater generated by the processing operations. Some of the ponds have been used to allow dissolved source material to settle out of the wastewater and other ponds for neutralization of the wastewater and precipitation of fluorides. The treated waste water together with stormwater runoff is discharged to the Arkansas River. The shallow groundwater aquifer within the vicinity of the current and former ponds has been impacted with radioactive contaminants from historic discharge events from the ponds.

         In 1988, the NRC implemented regulations establishing requirements for decommissioning plans ("DPs") and decommissioning funding plans ("DFPs"). A DP describes the methodology that a licensee will use to remediate its site and dispose of its radioactive material. In the DFP, the licensee proposes a financial assurance mechanism for the estimated costs to complete the DP such as a letter of credit which must be approved by the NRC. A final DFP must be submitted after principal activities have ceased at the specific site. These financial assurance requirements were phased in and Fansteel was initially required to establish financial assurance $750,000.

         At the end of 1989, Fansteel ceased operations at the Muskogee Facility and began formulating its DP. In 1992, the Muskogee Facility was placed on the NRC's Site Decommissioning Management Plan ("SDMP") list. Fansteel requested a license amendment in July 1992 to incorporate a revised Remedial Assessment Work Plan describing how the site would be characterized to prepare for the eventual decommissioning as well as a timetable which NRC approved in December 1992. Fansteel was required to conduct a radiological survey of the Muskogee Facility, which was completed in 1993. Fansteel completed the Remedial Assessment activities in 1994. Fansteel also completed decommissioning a 35-acre parcel in August 1996 known as the "Northwest Property." NRC released this parcel for unrestricted use in August 1999. In 1995, while Fansteel was developing its DP and DFP, the NRC implemented regulations that established a required timeline for decommissioning.

         In 1995, Fansteel developed and proposed a DP, which contemplated the construction of a new processing plant at the Muskogee Facility in which Fansteel would reprocess the WIP and the CaF to extract valuable residual tantalum and scandium from the residues. Fansteel believed that the price for the recovered tantalum and scandium would exceed the costs (including all construction costs) of reprocessing, and the resulting profit would enable Fansteel to cover the costs of off-site disposal of the residues that remained after reprocessing. Fansteel projected that after approximately ten years of operations, all WIP and CaF would have been reprocessed so that only the soils underlying and/or surrounding the WIP and CaF would have to be remediated. To remediate those soils, Fansteel proposed the construction of an on-site containment cell into which it would deposit the contaminated soils mixed with cement.

         In March 1997, the NRC approved a license amendment to allow Fansteel to reprocess the WIP residues. Fansteel was required to post financial assurance in the form of two letters of credit in a stand-by trust fund in the aggregate amount of approximately $4.5 million (the "NRC LCs"). Each of the NRC LCs was issued under the Pre-petition credit facility.(12) Fansteel was also required to review the adequacy of its financial assurances every 13 months. The amount of financial assurances posted by Fansteel was approved at each subsequent 13-month "test" (the last of which occurred during February 2001), prior to the Petition Date.

--------------------
(12) In January 2002, NTC sent notice to the Debtors that its letters of credit would not be renewed.

         In addition to the 13-month review required by the NRC, GAAP rules for discontinued operations also required that Fansteel determine at the end of each fiscal quarter whether the reprocessing plant would generate sufficient revenues to offset the investment in the plant and the estimated future operating costs. If at any time the processing plant was determined not to be at least break-even, GAAP rules require Fansteel to establish a reserve for the then estimated cost of remediation in excess of the revenues from processing as well as to evaluate whether the value of the plant had been impaired and required a write down.

         In 1999, Fansteel submitted a decommissioning plan for the construction of the containment cell and a plan calling for unrestricted use of the eastern property area (the "Eastern Area DP"). The construction of the soil containment cell was projected to take approximately two years. Fansteel subsequently withdrew its request to approve the on-site cell because of revised costs estimates for off-site disposal of this material and the opposition of the State of Oklahoma to the on-site storage of the contaminated soils. Meanwhile, the NRC approved the Eastern Area DP in 1999 under the SDMP criteria. Also in 1999, Fansteel completed the required construction of the "French Drain" - a trench protecting that part of the Muskogee Facility adjacent to the Arkansas River and extending down to bedrock so as to collect potentially contaminated groundwater from the entrance to the River. The collected water is then pumped to an on-site treatment plant for clarification prior to discharge into the River. The drainage system remains in continuous operation to maintain the site and the River in a safe manner.

         Initial construction of the reprocessing plant was completed in 1999. Following trial tests, Fansteel incurred additional construction costs in 2000 and 2001 to improve the processing operation. During this time, the price of tantalum continued to rise which meant that operation of the reprocessing plant was at all times projected to be profitable. As a result, Fansteel continued to comply with GAAP rules without the need for a write-off and reserve.

         In February 2001, the plant recommenced operations but was not able to reprocess as much WIP and CaF as projected. At that time, the price of tantalum was above $350/lb (compared to the original estimate of $55/lb). However, by June 30, 2001, the price of tantalum had plunged to approximately $150/lb due to the contraction of the electronics and telecommunications industries. Nonetheless, the reprocessing plant was still projected to be profitable and GAAP rules did not require any write-off or reserve. However, by September 30, 2001 the price of tantalum had continued to decline to below $50/lb. The reprocessing plant was no longer profitable at those price levels.

         As a result, GAAP required Fansteel to write-off the full $32 million of the construction costs for the reprocessing plant. In addition, GAAP required Fansteel to record a reserve for the full costs and expenses of remediating the WIP, CaF, contaminated soils, and groundwater. With the limited time that was available, Fansteel and its environmental consultant, Earth Sciences Consultants, Inc ("ESCI") estimated those costs to be $57 million, broken down as follows: (i) $24 million for the first five to six years for offsite transportation and disposal of the WIP and the CaF; (ii) $4.7 million for the next two to three years for remediation of the contaminated soils (either through on-site or offsite disposal); (iii) $14 million for the 20 years following the remediation of the soils to comply with NRC long-term monitoring requirements and (iv) $10-15 million over the life of the remediation project for administration, management and operation of the "French Drain" system, the wastewater treatment plant and other equipment necessary to maintain the site in a safe manner (including overhead, contractor costs, NRC oversight and environmental consultants).(13) Given that the reserve included the amounts covered by the NRC LCs, GAAP required Fansteel to take a reserve of approximately $52 million.

         In November 2001, the NRC requested Fansteel to inform the commission how the company planned to provide the additional financial assurance required to comply with the DP. The NRC LCs were drawn upon by the NRC in February and March of 2001. The proceeds of the NRC LCs were placed into a LC cash reserve in an account maintained by the trustee of the standby trust fund, the Bank of Waukegan.

         Under the NRC regulations, Fansteel is obligated to have a decommissioning plan submitted by December 22, 2003 as a result of the NRC's denial to renew Fansteel's license to process the residues described above. To meet this deadline, Fansteel retained ESCI to perform extensive work over a six-month period that enabled the Company to prepare and submit an amended decommissioning plan (the "Amended Decommissioning Plan") in January 2003. That Amended Decommissioning Plan estimated $41.6 million in total costs over a 20-year period ending in 2023, but did not provide for financial assurance. In accordance with Fansteel's efforts to reach a consensual plan for treatment of its creditors and to concurrently provide for decommissioning of the Muskogee site, Fansteel, as described in Section VI C.5(a) engaged in lengthy negotiations with the NRC and all other parties in interest so as to reach an acceptable method to provide adequate financial assurance supporting the total cost estimate. The terms and conditions of the proposed financial assurance for the $41.6 million assuming issuance of various approvals by the NRC, is set forth in detail in Section VI C.5(b) herein.

         2.   NORTH CHICAGO, ILLINOIS

         Between 1912 and 1942, the Vulcan Louisville Smelting Company (VLS) operated a smelting operation at its facility comprising the North Chicago Facility, the adjacent Lavin site and a parcel situated immediately to the west of the North Chicago Facility (the "Vacant Lot"). In 1942 the federal government purchased a portion of the VLS property through the Defense Plant Corporation and constructed the North Chicago Facility. The federal government sold the North Chicago Facility to Fansteel in 1947 but retained an absolute reversionary ownership interest in the facility until 1954. All production of specialty metals and related products ceased at the North Chicago Facility in 1990. Operations are currently limited to headquartering Fansteel's administrative offices.

         In the 1990s, EPA conducted a series of investigations at the Vacant Lot that revealed the presence of variety of hazardous substances including trichloroethene ("TCE"). In September 2000, EPA issued a unilateral administrative order to Fansteel Inc. pursuant to the agency's authority under
Section 106(a) of CERCLA (the "106 Order"). The 106 Order required Fansteel to conduct an engineering evaluation/cost analysis ("EE/CA") of the soils on and

-----------------
(13) Fansteel estimates that the costs to maintain the "French Drain" and the wastewater treatment plant, and to take all other actions necessary to maintain public health and safety will be between $800,000 and $1,000,000 per year.

groundwater under the North Chicago Facility and determine if those soils and groundwater are impacting the Vacant Lot. In February 2003, Fansteel submitted a draft EE/CA to EPA. The draft EE/CA concluded that the TCE groundwater contamination has migrated approximately 120 feet from the North Chicago Facility property line beneath the Vacant Lot. The EE/CA concludes that remedial action consisting of surface capping and enhanced bioremediation should be performed at an estimated cost of $1,226,000.

         Under CERCLA, the ordered party may propose, but the EPA must approve, the remedy for the work to be performed under the EE/CA. EPA is still reviewing Fansteel's EE/CA and no assurance can be given that the ultimate remedy chosen and the costs thereof will be equal to or less than Fansteel's $1,226,000 estimate. However, in an effort to move forward with a consensual plan as soon as possible and to resolve issues that could arise related to choice of remedy, ultimate costs thereof, and Fansteel's right of contribution under CERCLA against the United States, Fansteel has reached an agreement in principle to settle all issues regarding such remediation, as more particularly described in
Section VI C.5(a). Unrelated to the EE/CA matters are the various general unsecured claims filed by the DON and certain other Federal agencies relating to Fansteel's alleged contribution to contamination of Pettibone Creek and an outer harbor (the "Harbor") at the Naval Training Center Great Lakes ("NTC"). The DON has alleged that the North Chicago Facility is a source of the sediment contamination at the Harbor and the Pettibone Creek. The DON has spent $800,000 testing and studying Pettibone Creek and the Harbor. The DON estimates the cost of implementing a response action to cleanup the NTC will be between $9.5 million and $14.5 million. The DON also seeks $1.5 million to $2 million for possible damages to natural resource. The DON has not specifically alleged that there is an ongoing discharge of these contaminants from the North Chicago Facility into the Pettibone Creek nor has the DON presented any facts demonstrating an ongoing discharge to the Pettibone Creek. In an effort to include resolution of these significant claims as part of a consensual plan of reorganization, Fansteel has negotiated a beneficial settlement as described in
Section VI C.5(b).

         3.   WELLMAN DYNAMICS, CRESTON, IA

         Wellman Dynamics ("Wellman") operates a facility located in Creston, Iowa. The Creston facility was originally constructed in 1965 and was owned or operated by a number of entities until 1985 when the facility was acquired by Fansteel. The facility is subject to regulation under a variety of state and federal environmental laws including the federal Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq. and the federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et esq.

         In 1993, EPA performed a RCRA Facility Assessment ("RFA") at the Creston facility that identified various solid waste management units ("SWMUs"). Wellman conducted closure activities for these SWMUs but EPA subsequently alleged, including in its filed proof of claim, that hazardous wastes or hazardous constituents may have been released from the SWMUs that were not addressed by the closure activities. In conjunction with achieving consensus on a plan of reorganization, Wellman has recently agreed to enter into an administrative order on consent ("AOC"), soon to be executed and submitted for Bankruptcy Court approval, pursuant to which the company will perform a RCRA Facility Investigation ("RFI") and a Corrective Measures Study ("CMS") to determine the nature and extent of releases of hazardous waste or hazardous constituents at the Creston facility as well as to develop and evaluate corrective action alternatives to be taken at the Creston facility. Wellman has estimated that the costs to implement the AOC and conduct the anticipated required remedy will be approximately $2.15 million expended through 2009.

         Wellman is permitted to operate a sanitary landfill for the disposal of its foundry sand. It is anticipated, based upon recent projection by ESCI, that Wellman is likely to be required to close the landfill in 2037 at a future cost approximating $1,166,000.

         In October 2000, Fansteel provided the Iowa Department of Health (the "IDPH") with a "Historical Site Assessment" that identified uranium and thorium concentrations at the site. The IDPH required Wellman to perform a Risk Assessment ("RA") to determine whether the thorium-containing materials are a threat to human health or the environment. Wellman is awaiting the final report but to the knowledge of Wellman, the existing data forming the basis for the RA indicates that there is no imminent threat to health, safety or the environment. Wellman anticipates that the IDPH will allow it to address the thorium issue when it closes the sanitary landfill. However, there is a risk that the IDPH will require Wellman to remove or remediate the thorium prior to then.

         Wellman is required to post financial assurances for the thorium and the chromium contamination. Under the IDPH license, Wellman is required to maintain financial assurance in the amount of $150,000.

         4.   WAUKEGAN, ILLINOIS

         The buildings at this former facility have been demolished and only foundations remain. As part of Fansteel's internal environmental audit, soil and groundwater samples were collected in 1998 that revealed the presence of petroleum and PCBs in the soils and groundwater. Any remediation that will be performed at this site will satisfy the Illinois Environmental Protection Agency ("IEPA") Tiered Approach to Corrective Action Objectives ("TACO") cleanup standards. Fansteel is in the process of submitting an application to enroll in the IEPA Site Remediation Program ("SRP"). Fansteel anticipates that the cost to remediate the site to achieve TACO standards will be $1.25 million.

         In November 2002, Fansteel received a notice of violation ("NOV") from the City of Waukegan indicating that the property was in violation of the city ordinance #01-0-69 regarding the removal of foundations. The City of Waukegan's environmental attorney has advised Fansteel that the NOV will be satisfied by Fansteel's enrolling in the SRP and that no further action is contemplated at this time. Refer to Section IV.C.5(a) of the Compromises and Settlements of Claims, infra.

         5.   VR/WESSON, LEXINGTON, KY

         The Lexington Facility was constructed in 1954 and recently ceased operations. Investigations performed in 1997 as part of a company-wide environmental audit revealed the presence of volatile organic compounds ("VOCs") and PCBs in soils and groundwater in excess of State cleanup levels. The contaminants are believed to have been discharged through a former drainage field. While VOCs were detected at the downgradient boundary of the facility, no VOCs were detected in an unnamed stream that is located downgradient of the facility. To the knowledge of Fansteel, the contamination at this site does not pose an imminent threat to health, safety or welfare.

         In May 2003, the Kentucky Natural Resources and Environmental Protection Cabinet ("KNREPC") requested that Fansteel submit a plan for further characterization of the facility. Fansteel submitted a letter to the KNREPC in June 2003 setting forth a conceptual characterization plan and advising the agency that it will submit a detailed Site Characterization Plan following confirmation of the Plan. Pursuant to the Plan, Fansteel's wholly-owned subsidiary, LI, anticipates implementing the Site characterization plan in 2006 and 2007 with the funds to be provided by Reorganized Fansteel as described in
Section VI.C.5(c) herein.

          6.   VR/WESSON, PLANTSVILLE, CT

         In 1983, the Plantsville Facility was placed on the inventory of potential hazardous waste sites maintained by the Connecticut Department of Environmental Protection ("CTDEP") because of a concern of alleged historical disposal of black oxide, metals and/or solvents in a dry well. EPA subsequently added this facility to the federal database of potentially contaminated sites known as the Comprehensive Environmental Response Compensation and Liability System ("CERCLIS"). EPA conducted a Preliminary Assessment ("PA") in 1988 and a Site Investigation ("SI") in 1999 to determine if the facility should be placed on the National Priorities List ("NPL") or be assigned to the list of priority sites maintained by the EPA Region 1 office. The final SI report concluded that the groundwater beneath the facility, the soils in certain areas of the facility and sediments in the adjacent wetlands had been impacted by releases of hazardous substances that were partially attributable to the facility.

         Fansteel removed a 10,000 gallon Underground Storage Tank ("UST") in 1998 that has been used to store waste grinding coolant and closed in-place a 2,000 gallon heating oil UST in 1998. Low levels of residual petroleum hydrocarbon contamination in soil above CTDEP remediation standards regulations ("RSRs") are present in the area of the removed heating oil UST. In addition, low levels of residual cobalt and chromium contamination are present in the soils associated with the former coolant UST.

         Fansteel requested a no further action determination from EPA for the SI because none of the soil contaminants exceeded the CTDEP risk-based soil standards and the contaminants in the groundwater that did exceed the risk-based standards were only slightly above the applicable standards, were isolated and limited in extent, and did not pose a threat to human health or the environment. EPA declined to issue an NFA until the CTDEP signed off for the facility.

         In August 1999, the CTDEP issued a letter to Fansteel indicating that the agency could not issue an NFA determination at that time and that that Fansteel would have to submit an Environmental Condition Assessment Form ("ECAF") to determine that the entire property satisfies the CTDEP RSRs. To date, Fansteel has not implemented the ECAF. Neither EPA or the CTDEP have taken any further actions regarding the facility nor did the agencies file a Proof of Claim for this facility. To the knowledge of Fansteel, the contamination at this facility does not pose an imminent threat to health, safety or welfare.

         The Plantsville real property is included among the assets that may be sold by the Debtors in accordance with a Fansteel Asset Sale. The Plantsville real property is not, however, presently included among the Transferred Assets that may be sold pursuant to the Fansteel Asset Purchase Agreement. Because the facility generates more than 100 kilograms (220 pounds) of hazardous waste per month, any sale of the facility would have to comply with the requirements of the Connecticut Transfer Act ("CTA"), C.G.S. Section. 22a-134 et seq. The CTA provides that owners or operators of establishments subject to the CTA may not transfer those facilities without first making certain environmental disclosures as well as agreeing to investigate and remediate the property when necessary. The Plan contemplates a sale of the Plantsville real property such that any liabilities associated with this property will be assumed by a prospective purchaser of the property, including compliance with the CTA.

         7.   CERCLA GENERATOR LIABILITY

         Fansteel's operations generate a variety of hazardous substances and wastes that have been disposed at off-site disposal facilities. Under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"), generators of hazardous substances may be strictly and jointly liable for the costs to remediate releases of hazardous substances at facilities where they arranged to dispose of such wastes. In a cost recovery action filed by the EPA under CERCLA, individual potentially responsible parties ("PRPs") could be held liable for the all of the response costs incurred by EPA as well as future costs to remediate a site.

         Fansteel has been notified by EPA that it has been identified as a PRP under CERCLA at the Old Southington Landfill Superfund Site in Southington, Connecticut ("Old Southington"), the Li Tungsten Superfund Site in Glen Cove, New York ("Li Tungsten"), the PCB Treatment Superfund Site in Kansas City, Missouri ("PCB Treatment") and the Operating Industries, Inc. Superfund Site near Los Angeles, California ("OII") (collectively the "Facilities") because it arranged for the disposal of hazardous substances at the Facilities. As more particularly described in Section V herein, and pursuant to the EPA CERCLA Settlement Agreement, Fansteel may compromise and settle these claims.


                                  SECTION IV.

                          THE DEBTORS' CHAPTER 11 CASES


         The Debtors filed these Chapter 11 Cases on January 15, 2002 (the "Petition Date"). In connection with the filing of the petitions, the Debtors filed numerous "first-day" motions concerning their functioning as a debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code during the pendency of the Chapter 11 Cases. The relief sought by way of their "first-day" motions was essential to the Debtors' continued operations during the Chapter 11 Cases and to their ultimate reorganization pursuant to the proposed Plan. This Section IV also discusses various sales of stock, equipment and real estate that occurred during the pendency of these Chapter 11 Cases.

       A.   MOTION FOR MANDATORY WITHDRAWAL OF REFERENCES

     The Debtors moved for a mandatory withdrawal of reference pursuant to 28 U.S.C. Section. 157(d).The Debtors sought to withdraw the reference because these cases involve substantial and material consideration of non-Bankruptcy Code law, including the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2239 et. seq.), the Hobbs Act (28 U.S.C. Section 2342), the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et. seq.) (CERCLA) and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et. seq.) (RCRA). Moreover, these cases involved issues of first impression involving a potential conflict between the Bankruptcy Code, the Atomic Energy Act and the Hobbs Act regarding the remediation of radioactive contamination and the jurisdiction of various federal courts to adjudicate disputes. Withdrawal of the reference fostered the economical use of the Debtors' and creditors' resources and expedited the bankruptcy process, thus warranting permissive withdrawal of each entire case and the proceedings in it. On January 25, 2002, the Bankruptcy Court entered the order granting withdrawal of the reference.

          B.   DEBTOR-IN-POSSESSION LOAN

         On May 21, 2003, the Bankruptcy Court entered the Final Order Authorizing Debtors To Incur Post-Petition Debt, Grant Liens and Provide Other Security and Other Relief to Congress Financial Corporation (the "Final DIP Order"), pursuant to which the Debtors were authorized, on a final basis, to secure post-petition debtor-in-possession financing under the DIP Facility. To date, the Debtors have not drawn, nor do they anticipate drawing, any amounts under the DIP Facility other then letters of credit to support the Debtors' workers' compensation and other insurance program.

         On May 20, 2002, the Debtors and Congress entered into an amendment to the DIP Facility (the "First Amendment") whereby, among other things, the maximum credit amount available under the DIP Facility was reduced from $20 million to $13.1 million and rates were increased for unused line and early termination fee for the period through May 2, 2004. The Final DIP Order approved both the DIP Facility and the First Amendment.

         As a condition to the Debtors' incurrence of postpetition debt, paragraph 1(b)(ix) of the Final DIP Order provided that the Debtors agree to employ a turnaround consultant, mutually agreeable to the Debtors and the Creditors' Committee, for the purposes of preparing a business plan for the Debtors' operating assets. The Debtors and the Creditors' Committee interviewed several prospective turnaround consultants and determined that ESBA was best qualified to formulate the business plan. ESBA was retained by the Debtors by order entered August 21, 2002 (the "Original Retention Order"). The Original Retention Order was amended by order entered January 7, 2003 to authorize ESBA to provide an independent valuation of the Debtor's seven operating business units and assist the Debtors in the preparation of a liquidation analysis for use in connection with the Debtors' efforts to formulate, prepare and confirm a plan of reorganization.

         On October 25, 2002, the Debtors and Congress amended the DIP Facility for a second time (the "Second Amendment") in connection with the sale of Fansteel's 100% interest in the issued and outstanding capital stock of its former subsidiary, Schulz Products, Inc. ("Schulz"). Among other things, the

Second Amendment (i) amended the definition of "Deposits" to exclude good faith deposits from proposed purchasers who would bid on the sale of the shares; (ii) provided that the sale proceeds would be deposited into an account controlled by the DIP Lender pursuant to a control agreement satisfactory to the DIP Lender; and (iii) provided Congress' consent to the use of the Schulz sale proceeds.

         On January 10, 2003, the Debtors and Congress amended the DIP Facility for a third time (the "Third Amendment"), in connection with sale of real estate owned by Escast, Inc, ("Escast") located at 2080 Limbus Avenue, Sarasota, Florida and the equipment of Escast located at the Sarasota premises. Among other things, by the Third Amendment, Congress (i) consented to the use of the Sarasota sale proceeds by Escast; and (ii) agreed that the EBITDA covenant would be waived if the outstanding balances and excess availability under the DIP Facility would remain below certain monetary limits. The DIP Facility will be paid in full and terminated on the Distribution Date.

     C.   CASH MANAGEMENT

         The Debtors have generated sufficient cash to support operations during the pendency of these Chapter 11 Cases and have not drawn upon, and do not anticipate drawing upon, the DIP Facility (other than for Letters of Credit to support various insurance programs). However, the Debtors are seeking to establish an Exit Facility of at least $3 million to fund the Plan and post-petition operations. A condition to effectiveness of the Plan is that Reorganized Fansteel has obtained such an Exit Facility with a minimum availability of $3 million. Congress has indicated an interest in providing the Exit Facility.

         The Debtors obtained Bankruptcy Court approval for continued use of their existing cash management systems. The Debtors' accounts are presently maintained at the National City Bank which includes a series of deposit accounts channeled into a central concentration account that feeds further disbursement accounts. The Debtors also sought and obtained approval to continue certain other essential cash management services such as their short term investment strategies which enables the Debtors to invest their short term funds in substantially the same manner as the Debtors have invested such funds during the pre-petition period.

     D.   CRITICAL VENDORS/BUSINESS AFFAIRS

         The Debtors filed numerous motions together with their "first-day" papers in order to authorize certain necessary relief for the operations of the Debtors' businesses. These motions included a critical vendor motion that provided up to $6.0 million in the aggregate of payments of pre-petition claims to certain essential vendors that the Debtors believe could not be readily replaced or supplemented.

         Under the Debtors' proposal, vendors were offered 80% of the pre-petition amount owed them (the "Pre-Petition Payment") provided that they agreed to continue to offer the relevant Debtor 60-day credit terms or comparable terms to those provided to the Debtor in January 2001, whichever was longer. Acceptance of the Pre-Petition Payment released the Debtor from any of its pre-petition obligations due the vendor and represented full payment for those pre-petition obligations. The proposal did not operate as a waiver of preference claims. The aggregate payments to critical vendors totaled $5,474,032 and as of May 7, 2003, all critical vendors were paid in full.

     E.   SIGNIFICANT SETTLEMENTS AND TRANSACTIONS

          1.   SALE OF SCHULZ PRODUCTS, INC.

         Fansteel Inc.'s former subsidiary, Schulz Products, Inc. ("Schulz") machines and assembles precision aerospace components in a 9,000 sq. ft. facility in San Gabriel, CA and has operated its current facilities, centrally located in aerospace-rich Los Angeles County, since its inception in 1972.

         Schulz's nine CNC mills and four CNC lathes are used to machine titanium, steel, aluminum and high temperature alloy products to the tightest standards of the aircraft industry. Components are manufactured from bar stock, plate, castings, and forgings. The components produced by Schulz are found in the fuel, hydraulic systems, safety systems and structures of some of this country's most advanced fighter and cargo aircraft. Schulz is responsible not only for machining but also the finish and assembly of the components that it manufactures.

         On January 15, 2002, the Debtors retained Lincoln Partners LLP ("Lincoln Partners") as its investment banking firm, in connection with the proposed sale of one or more of the Debtors' divisions, including Fansteel's interest in Schulz.

         Lincoln Partners' services included (a) identifying prospective purchasers who might be interested in entering into a transaction with the Debtors for specific divisions; (b) compiling a compendium of data on the specific division's operations, management, results of operations and financial conditions; (c) formulating and recommending a strategy for the sale of specific divisions; (d) contacting and eliciting interest from prospective purchasers;
(e) reviewing and evaluating prospective purchasers; (f) reviewing and analyzing all proposals received from prospective purchasers; and (g) negotiating with prospective purchasers to the extent requested by the Debtors.

         After receiving expressions of interest from several parties, Lincoln Partners and the Debtors then negotiated and entered into confidentiality agreements with those parties to provide the appropriate due diligence materials. Once those agreements were executed, Lincoln Partners coordinated the Debtors' preparation and presentation of confidential due diligence materials. More generally, Lincoln Partners facilitated the flow of information between the parties to promote a possible agreement.

         From January through September 2002, Lincoln Partners and the Debtors met with various proposed acquirers and their investment bankers, resulting in several offers, with several parties providing non-binding term sheets. Of these offers, Fansteel's board of directors determined that the offer presented by Hancock Park Associates ("Hancock") for Schulz was the highest and best offer.

         As a result, Hancock entered into a stock purchase agreement dated October 25, 2002 with Fansteel to sell all of the issued and outstanding shares of capital stock of Schulz in exchange for $2.35 million in cash, subject to certain adjustments, and subject to higher and better offers ("Stock Purchase Agreement").

         Fansteel filed motions with the court seeking approval of (i) its bidding procedures, including the scheduling of an auction and (ii) the Stock Purchase Agreement and the sale of Schulz to the highest qualified bidder. The court entered an order on November 18, 2002(14) approving the bidding procedures and scheduling an auction for the sale of Schulz. No other qualified bids were received by the Debtors. Thereafter, by order entered November 27, 2002, the court approved Stock Purchase Agreement and the sale of Schulz to Hancock.

         Contemporaneous with its filing of the motion approving the sale of Schulz, Fansteel filed a motion dismissing the Schulz bankruptcy case. Section 7.02(f) of the Stock Purchase Agreement provided that as a condition precedent to closing, "The Bankruptcy Case with respect to the Schulz shall have been dismissed as to the Company without prejudice, and the Court shall not have entered an order limiting in any way the Company from filing a petition for voluntary relief under the Bankruptcy Code." By order entered November 27, 2002, the Bankruptcy Court dismissed the Schulz bankruptcy case. On December 30, 2002, the sale of Schulz successfully closed. All liabilities associated with Schulz were assumed by Hancock. Upon the completion of the Schulz sale and by letter agreement dated December 9, 2002, Lincoln Partners and the Debtors mutually agreed to suspend any further payments for the monthly retainer to Lincoln Partners effective as of October 25, 2002.

     By Second Amendment to the DIP Facility, the Debtors and Congress agreed, among other things, to the use of the Schulz sale proceeds. As long as no Event of Default occurs under the DIP Facility, the Debtors, with the Creditors' Committee's consent, have used, and continue to use, the Schulz sale proceeds to pay any of the following: (i) any court approved professional fees pursuant to Order Under 11 U.S.C. Sections 105(a) And 331 Establishing Procedures For Interim Compensation And Reimbursement Of Expenses For Professionals And Creditors' Committee Members entered February 20, 2002 and Order Authorizing Debtors To Employ And Compensate Certain Professionals Utilized In The Ordinary Course Of Business entered February 21, 2002; (ii) claims of critical vendors pursuant to that Stipulated And Agreed Order Modifying Order Authorizing Payment of Pre-Petition Critical Vendors Claims And Establishing Procedures For Future Arrangements entered March 14, 2002; (iii) allowed administrative expenses under 11 U.S.C. Section 503(b) as the Debtors and the Creditors' Committee may agree from time to time; and (iv) for all costs and expenses incurred in connection with the sale of Shares, including but not limited to, publication, mailing and copying costs.

          2.   THE SARASOTA SALE

         Escast  historically   operated  an  automatic  equipment  and  tooling
division in a 5,000 square foot  production  facility owned by Escast located at


---------------------------
(14)  This order was subsequently amended by order entered November 21, 2002.
A notice of the Schulz sale was not, but should have been, attached to the original order as an exhibit. There were no other changes to the original order.

2080 Limbus Avenue, Sarasota, Florida (the "Sarasota Facility"). On or about October 11, 2002, Escast ceased operations at the Sarasota Facility. Prior to its closure, the Sarasota Facility supplied investment casting foundries with automatic wax injection presses, pattern assembly machines, and custom pattern tooling to its customers.

         Between February 10 and February 21, 2003, approximately 53 pieces of machinery and equipment located at the Sarasota Facility were sold by Escast's liquidator, Standard Machinery Co., Inc. for approximately $89,000. Escast also retained Michael Saunders and Company as its real estate broker in connection with sale of the Sarasota Facility real property. By Third Amendment to the DIP Facility, Escast, Congress and the Creditors' Committee agreed to the use of the sale proceeds from the machinery and equipment and from the sale of the real property. On May 7, 2003, the Court entered an order authorizing the sale of the Sarasota real property fee and clear of all liens, claims, interests, set off rights and encumbrances. On July 3, 2003, the sale of the real property was consummated, and the net sale proceeds were wired into a control account at Congress pursuant to the Third Amendment.

          3.   SETTLEMENT AGREEMENTS

         The Debtors have also sought Bankruptcy Court approval of various settlement agreements. On September 12, 2002, the Bankruptcy Court entered an order approving a stipulation and order for post-petition lease payments and adequate protection payments to GECC in connection with certain forklifts leased from Hyster Mid-East. On August 21, 2002, the Bankruptcy Court approved a stipulation and agreed order for adequate protection payments to Wells Fargo in connection with certain phone/cabling leases and copier/printer equipment. On January 9, 2003, the Bankruptcy Court entered an order approving a stipulation and agreed order for adequate protection payments to Citicapital in connection with equipment leases for an Ingersoll Air Compressor and a TCM lift truck. On May 27, 2003, the Bankruptcy Court entered an order approving a compromise between Fansteel Celtic Leasing Corp. and Banc One Leasing Corporation regarding Fansteel's purchase of certain leased equipment. On July 1, 2003, the Bankruptcy Court entered an order approving a compromise between Fansteel, Wheels, Inc. and Maintenance Assistance Programs, Inc. regarding Fansteel's purchase of certain leased vehicles.


     F.   WORKERS' COMPENSATION SETTLEMENT

         In the ordinary course of their businesses and as required under the laws of the various states in which they operate, the Debtors maintain workers' compensation policies and programs to provide their employees with workers' compensation coverage on claims arising from or related to their employment with the Debtors, as well as other insurance policies against various types of loss claims, including commercial general liability, automobile liability and excess general liability.

         Because the Debtors operate in several states and require insurance coverage of substantial breadth and scope, only a few insurance companies are capable of providing the level of coverage and flexibility required to service claims on a nationwide basis. Prior to the Petition Date, with only a few exceptions (e.g., the State of West Virginia with respect to workers' compensation coverage), nationwide workers' compensation, commercial general liability insurance and certain other liability insurance coverage was provided to the Debtors under a paid-loss payments plan with AIG. Under a paid-loss payments plan insurance program, AIG pays for losses and expenses that are insured under the applicable policies.

         To insure that the Debtors' obligations under the Insurance Program were met, at the time the insurance coverage was obtained the Debtors were required to collateralize their reimbursement and payment obligations under a AIG payment agreement. Accordingly, prior to the Petition Date, the Debtors delivered to AIG collateral totaling $1,550,000, consisting of three letters of credit, each in the amount of $491,800, and a claims payment fund in the amount of $74,600, securing the Debtors' payment obligations for the policy period commencing on June 30, 2001 and expiring on June 30, 2002.

         With the commencement of the Chapter 11 cases, it was critical for the Debtors to continue their policies and programs, including both the policies and programs provided by AIG and other private insurers utilized by the Debtors and the coverage provided by the State of West Virginia where private insurance coverage is prohibited. Because the failure to provide coverage mandated by state law would subject the Debtors to substantial potential liability exposure and, in some states, would also subject the Debtors and/or their officers to severe penalties, the Debtors, as part of their first-day motion to pay pre-petition employee wages, commissions and benefits, also sought authority to continue their existing workers' compensation policies and programs and, in connection therewith, pay to AIG and the Debtors' other private insurers any pre-petition premiums and retroactive premium adjustments relating back to pre-petition months. By order dated January 17, 2002, the relief requested by the Debtors was granted by the Bankruptcy Court.

         On June 30, 2002, the Insurance Program was up for renewal. Accordingly, the Debtors' insurance broker, AON Risk Services, contacted AIG and AIG submitted its proposal for renewal of the Insurance Program for an additional one-year term expiring on June 30, 2003. Based upon the estimated program expenses and a loss forecast made by AIG, the estimated payment obligations of the Debtors for the renewal term were calculated at $1,653,474. In order to secure those obligations, the Debtors Deletion posted additional collateral with AIG in the form of a $670,000 letter of credit and an additional claims fund of $57,671. The additional collateral (which increased the total collateral deposited with AIG from $1,550,000 to $2,277,071) collateralized all of the Debtors' payment obligations for losses arising under the applicable policies, whether the claims were incurred during the initial policy year or the renewal year.

         AIG conditioned renewal of the coverage on entry of an order authorizing and approving assumption of the Insurance Program in order to ensure that the Debtors' obligations to reimburse AIG will have administrative expense status, regardless of whether the workers' compensation claims arise pre-petition or post-petition. Failure to obtain court approval of assumption of the existing Insurance Program is grounds for cancellation of the renewal Insurance Program policies.

         The Debtors, Creditors' Committee and AIG have negotiated an agreed order that would authorize the Debtors to (a) renew the Insurance Program,

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

(b)assume the expense and loss reimbursement and other payment obligations under the policies and agreements comprising the Insurance Program, as amended and extended, and (c) approve the delivery of additional collateral to AIG to secure the Debtors' payment and reimbursement obligations under the Insurance Program for the years ending June 30, 2003 and 2004. For the year ending June 30, 2004, the Debtors have posted additional collateral with AIG in the form of a $718,000 letter of credit, of which amount $518,000 is in replacement of collateral previously deposited with AIG which will be used to satisfy outstanding losses. Accordingly, the total deposited with AIG collateralizing the Debtors' payment obligations for workers' compensation claims is now $2,477,071.


     G.   KEY EMPLOYEE RETENTION & Severance Program

         The Debtors and Creditors' Committee negotiated and reached consensus on the terms of a key employee retention and severance program ("KERP"), approved by Bankruptcy Court order entered March 20, 2003. Under Phase I of the KERP, retention bonuses are to be paid to key employees over four quarters, with the last payment due on December 31, 2003. Bonuses are calculated upon a percentage of each key employee's annual base salary. Under Phase II of the KERP, four additional quarterly payments are to be paid to each key employee based upon a success-based formula, determined by a sliding scale of projected cumulative EBITDA targets. The last payment is also due on December 31, 2003. The maximum Phase II payouts range from 25% to 49% of annual base pay, depending on the position that the key employee holds in the company. Severance payments are provided to key employees terminated prior to (a) the earlier of (x) six months after entry of an order confirming the Plan or (y) the effective date of the Plan, or (b) the closing of the sale of the business unit by which such key employee is employed. Key employees are entitled to severance payments only if they are terminated without cause. Such termination triggers payments of a percentage of annual base salary to a key employee based upon the position that the key employee holds in the company.

     H.   PROFESSIONAL RETENTION

         The Debtors have retained the following professionals in these Chapter 11 Cases: (i) Schulte Roth & Zabel LLP and Pachulski, Stang, Ziehl, Young, Jones & Weintraub, LLP as general counsel and co-counsel for bankruptcy; (ii) Winston & Strawn, P.C. as special nuclear regulatory counsel for Fansteel, (iii) Lincoln Partners, LLP, as the Debtors' investment advisors; and (iv) Executive Sounding Board Associates Inc. ("ESBA"), as the Debtors' restructuring consultant and financial advisor. In addition, the Debtors have retained Ernst & Young LLP as their independent auditors to provided audit services and RSM McGladrey as accountants to provide tax services during the pendency of these Chapter 11 Cases. In addition to the aforementioned professionals retained, the Debtors have been authorized to continue to employ certain professionals providing services outside the scope of these Chapter 11 Cases and in the ordinary course. The Creditors' Committee has retained Freeborn & Peters and Landis, Rath & Cobb, LLP, as general counsel and co-counsel and engaged Navigant Consulting, Inc. as financial advisors.


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

     I. EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASES AND DEVELOPMENT OF THE PLAN

         The respective businesses of the Debtors are subject to a number of state and federal environmental laws. The Debtors' bankruptcy cases are an outgrowth of, among other things, the discontinuation of operations at Fansteel's Muskogee Facility in 1989. The Muskogee Facility processed tantalum ore pursuant to a license that was originally issued by NRC in 1967. Tantalum naturally occurs in ores containing other metals, including uranium and thorium, each of which is radioactive. Residues from the processing of tantalum at the Muskogee Facility were disposed in on-site containment ponds. Equipment, buildings and soils may also have contaminated with radioactive residues. Under its license and NRC regulations, Fansteel is required to decommission and remediate the facility upon discontinuance of its business.

         Since operations were discontinued in 1989, Fansteel has operated under its NRC License. Following its discontinuation of operations at the Muskogee Facility, Fansteel proposed to construct a processing plant at the Muskogee Facility to extract and reprocess commercially-valuable quantities of tantalum and scandium over a ten-year period. The reprocessing plant operations were projected to at least recover the cost of construction and cost of operations as a result of the anticipated revenue to be derived from the sale of the valuable metals to be recovered from the reprocessing. After the commercially-extractable tantalum and scandium was recovered, Fansteel would then remediate the contaminated equipment, buildings and soils.

         The NRC approved an amendment to Fansteel's license in 1997 to reprocess the residues at the facility. Unfortunately, due to operational difficulties in the processing plant and the significant reduction in the price of tantalum during the second and third quarters of 2001, the reprocessing facility became economically unfeasible. As a result, Fansteel was required under GAAP to write-off the approximately $32 million costs expended to design and build the reprocessing plant and to take an immediate reserve of $57 million for the reasonably anticipated costs of remediating the radioactive residues and soils that remain on the Muskogee Facility without regard to any reprocessing.

         During October 2001, Fansteel promptly informed the lenders to its $30 million unsecured revolving facility (the "Pre-Petition Credit Facility"), The Northern Trust Company ("NTC") and M&I Bank ("M&I") of an anticipated prospective write-off and reserve required with respect to the Muskogee Facility, and requested waivers of any events of default that would arise under the Pre-Petition Credit Facility as a result thereof, as well as an amendment of the loan documents to allow Fansteel sufficient additional availability. Fansteel and NTC, as agent for the lenders, were not able to come to terms for such and amendment and/or waiver. As a result of the inability to come to terms with NTC & M&I, the drastic reduction of trade credit and the inability to attract any lender outside of bankruptcy, forced Fansteel to commence these Chapter 11 Cases.

         Fansteel and its professionals spent considerable time, effort and money formulating, soliciting, negotiating and preparing various methods to finance Fansteel's working capital needs. In light of the on-going recession and in the wake of September 11, 2001, Fansteel's options were, however, limited. As a result, the Debtors formulated and sought to implement a two-part strategy to solve their financing needs through their restructuring. Stage 1, the immediate

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

financing  needs,  was  contemplated  to cover the Debtors' needs through April,
2002 by a combination of proceeds from: (i) a 70 day bridge loan from HBD Industries, Inc. ("HBD") of up to $3,000,000, to be secured by first liens in the Debtors' accounts receivable and inventory, followed by a,(ii) proposed sale to CIT Group/Commercial Services, Inc. ("CIT") (subject to higher and better offers) of a pool of up to $10 million of the Debtors' accounts receivable in early March, 2002 and (iii) the discounting of receivables with customers for expedited payments. The terms of these transactions were considered by Fansteel and its advisors to be less than optimal but, nonetheless, reflective of the current market and necessary in light of Fansteel's immediate need for financing. The Debtors entered into, but did not draw upon, the HBD loan and were ultimately unable to reach a final agreement with CIT. During the time that Fansteel was negotiating with CIT to finalize the receivable facility, the company was able to operate its business through (i) their immediate cash flow in part as a result of successful efforts to improve collections of customer receivables, including offering nominal discounts (generally between .05% and 5% of the amounts owed) to customers in exchange for expedited payments and (ii) improvements in terms from trade vendors following the commencement of Fansteel's Chapter 11 Cases.

         Following the commencement of these Chapter 11 Cases, as Fansteel demonstrated that it was now able to internally support operations and its business had begun to stabilize, opportunities, the prospects for a DIP facility improved. Fansteel, thereby, began to implement Stage 2 of its plan for financing its restructuring efforts through the Chapter 11 Cases. Fansteel negotiated a commitment for a long term DIP Loan with Congress Financial Corporation and on May 2, 2002, the Debtors and Congress entered into a DIP Facility, as amended, that provided Fansteel with a maximum credit limit of $13,100,000. As discussed above, as condition to this DIP Facility, Fansteel was required to engage a financial advisor to assist with their development of a business plan for the reorganized companies. Fansteel engaged ESBA for this purpose. In addition, the DIP Facility from Congress, Fansteel contemplated the sale of certain non-essential assets to provide an additional source of funding for its reorganization. Fansteel, consequently engaged Lincoln Partners, LLC to assist Fansteel in the marketing of these assets.

         From the outset of their Chapter 11 Cases, Fansteel believed that the confirmation and consummation of a reorganization plan would likely require a consensus among their most significant creditor constituencies, including, without limitation, the Creditors' Committee, the NRC, EPA, PBGC, and various other state and federal departments, agencies, and regulatory authorities, including the environmental regulators in Illinois, Kentucky, Iowa and Oklahoma (collectively, the "Regulatory Authorities"). In particular, Fansteel has always assumed that it would be difficult, if not impossible, to avoid the cost and delay of protracted litigation over novel environmental and other issues and to implement a feasible reorganization plan without an NRC-approved decommissioning plan for the Muskogee Facility and a resolution of all environmental liabilities related to the non-operational North Chicago, Lexington, and Waukegan Facilities and the EPA's CERCLA PRP Claims.

         Thus, throughout the summer and fall of 2002, Fansteel and their environmental consultants, ESCI worked diligently to formulate an amended decommissioning plan for the Muskogee Facility and to review and analyze Fansteel's data as to environmental concerns at the Fansteel's other non-operating facilities. At the same time, Fansteel continued to work with


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

their financial advisors, ESBA, to develop a business plan and to prepare preliminary projections and liquidation and valuation analyses. Each of these seemingly parallel processes actually was inextricably linked to, and, to a great extent dependent on, the results of the other, making completion both difficult and time consuming and requiring extreme vigilance from Fansteel and its management.

         During this period, Fansteel also obtained an order form the Bankruptcy Court establishing September 23, 2002 as a claims bar date in these Chapter 11 Cases. Following the bar date, Fansteel immediately commenced the process of reconciling and evaluating the various claims against the Debtors. This claims reconciliation process was an essential component to the development of Fansteel's revised business model and its proposed plan of reorganization.

         In early December 2002, ESCI completed its report on an amended plan for decommissioning the Muskogee Facility which enabled Fansteel and ESBA to finalize the preliminary business plan, projections, valuation analyses, and liquidation analyses. Upon completion of this ESCI' assessments and the company's business model, Fansteel was prepared to begin in earnest discussions on the terms of a reorganization plan with their major creditor constituencies.

         To facilitate the plan formulation and negotiation process, the Fansteel promptly forwarded to the Creditors' Committee and certain Regulatory Authorities, on a confidential basis, various of the propriety materials, including the preliminary business model and valuations prepared with the assistance of ESBA. These materials included extensive current financial information, initial estimates of secured and unsecured claims filed in the Chapter 11 Cases, a detailed business plan and projections, ESBA's valuation and liquidation analyses. Fansteel also delivered a presentation setting forth, among other things, the general parameters of a proposed joint reorganization plan, premised on the fact that the Debtors were, and are, separate entities not amenable, nor subject, to substantive consolidation. Fansteel also identified for each of the parties the critical components to confirmation and consummation of a feasible plan that they believed required consensus, including the (a) need for an amended decommissioning plan for the Muskogee Facility, (b) Debtors' North Chicago, Waukegan, and Lexington Facility environmental liabilities, (c) more than $200 million in face amount of EPA CERCLA PRP claims relating to the Operating Industries, PCB Treatment, Li Tungsten, and Old Southington Landfill Superfund Sites, and (d) PBGC's contingent, unliquidated, joint and several claim against each of the Debtors with respect to the potential termination of underfunded pension plans, which Fansteel's actuaries, at that time, estimated to be approximately $13 million for the Fansteel Consolidated Plan alone.

         Fansteel met with the Creditors' Committee on December 4 and 5, 2002 and with the certain of the Regulatory Authorities on December 18, 2002, both to review these issues and to discuss the more salient points of the financial and other materials they had previously provided. Discussions and preliminary negotiations on the terms of a consensual plan continued with these parties throughout January 2003. On January 14, 2003, Fansteel filed with the NRC their amended decommissioning plan for the Muskogee Facility, furthering fostering the prospects for a consensual reorganization plan.

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

         Unfortunately, however, Fansteel suffered two significant setbacks in February. First, the Creditors' Committee delivered a letter to the Debtors stating the Creditors' Committee's view that rather than reorganize on a consolidated basis, certain Debtors' assets should be segregated to form a new company whose equity would be distributed to Fansteel's general unsecured Creditors. Fansteel expressed concern about such a structure and advised the Creditors' Committee of various potential reasons why such a "spin-off" of assets would not only be impractical, but would jeopardize the Debtors' ability to consummate a consensual plan of reorganization.

         During this time, Fansteel also learned in February 2003 that the size of the underfunded portion of the Fansteel Consolidated Plan had increased dramatically, from approximately $13 million to approximately $19 million, due the continued poor performance of the stock markets. As a result, Fansteel was forced to reevaluate their proposed treatment of the PBGC's claims and, for the first time, consider the possibility of a distressed termination of the Fansteel Consolidated Plan. In this context, Fansteel also began to reconsider the possibility of a "spin-off" of certain assets to newly formed, post-reorganization, subsidiary.

         Against this backdrop, and after spending several weeks analyzing their several options, Fansteel proposed a meeting with the Regulatory Authorities and the Creditors' Committee and their respective counsel to address how to overcome these new obstacles while reaching consensus on a final plan term sheet. The parties were able to schedule a meeting in Washington, D.C. with the various regulatory authorities on March 14, 2003 in which the Creditors' Committee participated by teleconference. Prior to this meeting, Fansteel conceded to a termination of exclusivity in the Chapter 11 Cases in recognition of Creditors' Committee concerns that a mutually acceptable and consensual plan of reorganization might not be achieved. At the March 14th meeting, Fansteel presented for consideration two alternate approaches to resolve the underfunding issue, one involving continuation of the Fansteel Consolidated Plan and the other involving a termination of the plan (and the concomitant triggering of $19 million in joint and several termination liability to the PBGC). Although the parties were ultimately unable to reach a consensus during these meetings, Fansteel believes substantial progress towards a revised proposal for a plan of reorganization was made. Consequently, Fansteel determined that the most viable means of achieving a successful reorganization and the best return to all creditors necessarily would entail a termination of the Fansteel Consolidated Plan. The parties, exclusive of the Creditors' Committee, also agreed in principle to a new corporate structure for the Reorganized Debtors involving the establishment of several subsidiaries of Reorganized Fansteel that, after the Effective Date, will be responsible for satisfying certain environmental responsibilities. Fansteel prepared and circulated for consideration an amended plan term sheet for consideration by the parties reflecting the revised restructuring proposal.

         Fansteel also promptly engaged the PBGC at or about this same time in an effort to resolve consensually estimated $19 million joint and several claim for termination liability that would result from termination of the Fansteel Consolidated Plan. While undertaking to negotiate with the PBGC, Fansteel continued to work with the various regulatory authorities to refine their plan term sheet.

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

         Notwithstanding Fansteel's continued efforts to reach a consensual plan of reorganization, on or about May 7, 2003, the Creditors' Committee forwarded a draft of a reorganization plan that it had prepared for the Debtors which contemplated, among other things, a sale under section 363 of the Bankruptcy Code of certain assets and a distribution of the proceeds of the sale under the plan. The Debtors urged to Creditors' Committee to reconsider the proposed plan term sheet that was being circulated amongst the parties at that time rather than filing a plan without the support of the Debtors or any of the other essential parties in interest. The Creditors' Committee, however, believed that the filing of its proposed plan would, if nothing else, serve as a catalyst to accelerate the plan negotiation process while preserving the interests of the Creditors' Committee's constituency. On May 9, 2003, the Creditors' Committee consequently filed a motion seeking, among other things, authorization to file its proposed plan of reorganization in advance of filing a disclosure statement and certain additional information from the Debtors necessary to further the Creditors' Committee's evaluation of either plan proposal. On May 12, Fansteel, concerned that the Creditors' Committee's proposed plan and relief sought in their motion could severely jeopardize the Debtors' efforts to finalize terms for a consensual and feasible plan of reorganization, filed a request for a continuance of the Creditors' Committee's motion and, following an emergency hearing on May 16, 2003, the Bankruptcy Court denied the Creditors' Committee's motion in part, ordering that the Creditors' Committee not take any action to file a plan until at least July 11, 2003. In turn, the Bankruptcy Court required the Debtors to share with the Creditors' Committee all additional information requested subject to any work-product or attorney-client privileged materials held by Fansteel. Following the emergency hearing on May 16, the Debtors and the Creditors' Committee revisited discussions regarding a consensual plan of reorganization and the parties ultimately agreed that a sale of certain assets was a feasible and prudent element to be incorporated into the overall plan.

         Meanwhile, negotiations with the Regulatory Authorities were in the final stages. These negotiations culminated with the execution of a plan term sheet by the Debtors, the NRC, and the PBGC on May 22, 2003, followed by the Debtors' announcement of entry into the term sheet by a press release issued on May 27, 2003. (Counsel for the City of Waukegan, the City of North Chicago, and the Commonwealth of Kentucky were not authorized by their respective clients to execute the term sheet, but did advise the Debtors that their clients had no intent to object to a reorganization plan consistent with the terms and conditions of the term sheet. Counsel for the OKDEQ did not respond to the Debtors' repeated inquiries as to whether the State of Oklahoma desired to become a signatory to the term sheet.) Several meetings and teleconferences ensued to discussed further revisions to the plan term sheet, now including a sale of certain assets to a third party as a component of the proposed plan and the parties were in the process of finalizing what would comprise a final plan term sheet when Fansteel encountered another, unexpected setback. On or about June 16, 2003, the State of Oklahoma filed with the NRC a Request for Hearing with respect the Amended Decommissioning Plan, a request having the potential to derail, or significantly delay, the NRC's review and approval of the Amended Decommissioning Plan, an essential element of the Debtors' Plan.

         The Debtors thus met with Oklahoma's representatives on June 20, 2003 and, following intense negotiations, the Debtors made clear their willingness to accede to virtually all of Oklahoma's requests. The one

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

concession that the Debtors refused to make, however, was to grant Oklahoma a second priority lien on all of the assets of Reorganized Fansteel. The Debtors believed that, as a matter of law, Oklahoma was not entitled to such a lien, and that, as a matter of sound business practice, granting such a lien would impair the Debtors' ability to procure exit financing and post-reorganization trade credit. Notwithstanding the Debtors' many significant concessions, however, Oklahoma ultimately refused to withdraw its Request for Hearing and, to date, has not agreed to the terms and conditions of the term sheet and, accordingly, the Plan. Fansteel, has, therefore, with the support of the Creditors' Committee and the EPA, NRC and DOJ, elected to proceed with its Plan absent the immediate consent from Oklahoma but with the expectation that the Plan, as described herein, will ultimately adequately address the concerns of Oklahoma with respect to the remediation of the relative properties. The Plan, as presented, represents an agreement in principle with Fansteel's primary creditors constituents, namely the Creditors' Committee, the PBGC, the DOJ on behalf of several governmental agencies, the EPA and the NRC, for the reorganization of the Debtors and the treatment of claims while preserving all rights for Oklahoma. The Plan is structured to maximize value for creditors while minimizing costs to the Estates and includes a sale of certain non-critical assets through an auction process that the Debtors contemplate will close prior to confirmation such that proceeds will be escrowed on or following the Effective Date in accordance with the Plan.

                                   SECTION V.

            REORGANIZATION, BUSINESS PLAN, PROJECTIONS AND VALUATIONS
            ---------------------------------------------------------

     A.   VALUATION OF REORGANIZED DEBTORS

         In conjunction with formulating the Plan, the Debtors determined that it was necessary to estimate the post-confirmation going concern enterprise value for the Reorganized Debtors (the "Reorganization Value"). Accordingly, the Debtors, with ESBA's assistance, prepared such a valuation for both Reorganized Fansteel and Reorganized Wellman.

         Three methodologies were used to derive the Reorganization Value of the Reorganized Debtors based on the Projections: (i) a comparison of the Debtors and their financial performance to how the market values comparable companies ("Market Approach I"), (ii) a comparison of the Debtors and their financial performance to the financial indicators derived from comparable precedent transactions ("Market Approach II"), and (iii) a calculation of the present value of the free cash flows under the Projections, including an assumption for a Terminal Value ("Discounted Cash Flow Approach").

         Market Approach I involves identifying a group of publicly traded companies whose businesses or product lines are comparable to those of the Debtors as a whole or significant portions of Debtors' operations, and then calculating ratios of various financial results to the public market values of these companies. The range of ratios derived is then applied to the Debtors' financial results to derive a range of implied values. Market Approach II makes

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

use of the same types of ratios derived from comparable precedent merger & acquisition transactions for which financial information can be obtained from various sources. As with Market Approach I, the range of ratios derived is then applied to the Debtors' financial results to derive a range of implied values. The Discounted Cash Flow Approach derives the unlevered free cash flows that the Debtors would generate assuming the Projections were realized. These cash flows and an estimated value of the Reorganized Debtors at the end of the projection period (the "Terminal Value") are discounted to the present at the Reorganized Debtors' estimated post-restructuring weighted average cost of capital to determine the enterprise value of the Reorganized Debtors. More specifically, the Terminal Value estimates the residual value of a stream of cash flows at the end of an investment time horizon (practically speaking, the last year of the Projection period). The Terminal Value is a proxy for the present value of the cash flow generated by the business after the investment horizon.


         THE FOLLOWING ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS; NOR DO THEY NECESSARILY REFLECT THE VALUE THAT MAY BE REALIZED IF ASSETS ARE SOLD. THE ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZATION VALUES ASSUMING THE IMPLEMENTATION OF THE BUSINESS PLAN AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED RECOVERIES THEREUNDER.

         Based upon the methods described above, the estimated Reorganization Values derived by ESBA for the Reorganized Debtors at the Effective Date are as follows:

               o    Reorganized   Fansteel--Between   $24.0  million  and  $33.7
                    million, with a value of $28.9 million used as the midpoint estimate.

               o Reorganized Wellman--Between $5.0 million and $7.4 million, with a value of $6.2 million used as the midpoint estimate.

         The foregoing values represent a weighted average of the above three valuation approaches--Comparable Company, Comparable Precedent Transaction, and Discounted Cash Flow. The weighting ratio applied to the values produced by each of these three approaches was 1:1:2, respectively. The midpoint estimate represents the mean of the endpoint values of the estimated Reorganization Values for Reorganized Fansteel and Reorganized Wellman.

         Additionally, the Debtors have determined that it is appropriate to estimate the equity value ("Net Equity Value") of Reorganized Fansteel and Reorganized Wellman at the Effective Date. The Net Equity Value of an entity is estimated to be the Reorganization Value, as described above, less the present value of any long-term obligations. The present values of the long-term obligations at the Effective Date are projected to be approximately $17.1 million for Reorganized Fansteel and $1.1 million for Reorganized Wellman. Deducting these amounts from the above Reorganization Values for the Reorganized Debtors results in the following estimates of Net Equity Values of the Reorganized Debtors:


------------------------------------------ ----------------------- --------------------- --------------------
                                                Reorganized           Reorganized            Reorganized
                                                  Fansteel               Wellman          Entities Combined
        Value Measure ($Millions)
------------------------------------------ ----------------------- --------------------- --------------------
Reorganization Value                               $28.9                   $6.2                 $35.1
------------------------------------------ ----------------------- --------------------- --------------------
Less:  Long-Term Obligations                       (17.1)                 (1.1)                (18.2)
------------------------------------------ ----------------------- --------------------- --------------------
Net Equity Value                                   $11.8                   $5.1                 $16.9
------------------------------------------ ----------------------- --------------------- --------------------



         As indicated in the foregoing table, the estimated Net Equity Values of Reorganized Fansteel and Reorganized Wellman at the Effective Date are approximately $11.8 million and $5.1 million, respectively. The combined Net Equity Value estimated for the two reorganized entities is approximately $16.9 million.

         THE ESTIMATED REORGANIZATION VALUE AND THE ESTIMATED NET EQUITY VALUE ARE HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS, AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS THAT ARE NOT GUARANTEED.

         THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND ESTIMATED NET EQUITY VALUES, AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS.


     B.   BUSINESS PLAN

          1.   OVERVIEW

         Reorganized Fansteel and its Subsidiary, Wellman, will continue to manufacture and market specialty metal products to numerous markets. On the Effective Date, operations will be conducted in five manufacturing and distribution facilities in three states and Mexico, and corporate headquarters will continue to be located in Chicago, Illinois. On a consolidated basis Reorganized Fansteel will have over 625 employees, including approximately 225 employees working under collective bargaining agreements with three separate unions. The business units will also continue to operate autonomously with extensive integration of corporate management and support services.

          2.   OPERATIONS

         Reorganized Fansteel's operating units will be comprised of Washington, AST and Escast, the former Industrial Metal Components business segment of Fansteel, and its subsidiary, Reorganized Wellman. Each business unit has distinct manufacturing capabilities, serves discrete segments of its primary markets and tends to be affected by specific customer trends or programs. The general markets served by the continuing operations are primarily lawn and garden, automotive/truck, industrial tools/hardware and aerospace/defense. Wellman is the primary provider of aerospace and defense parts.

         At the macro level management has assumed that demand for the Debtors' services in the primary end-user markets will continue to be soft during 2003; an economic recovery is assumed to commence during the mid-to-later part of 2004 and expansion, if any, will occur in 2005, if not later. Additional macro level assumptions include implementation of: (i) sales strategies to identify and capture additional production parts in each operating unit, and (ii) margin improvement initiatives through capital improvement and cost containment programs.

         The following table depicts the operating units actual and projected sales levels through the assumed Effective Date and later.


             Operating Unit          Actual      Projected     Projected    Projected     Projected
              Sales (000's)          FY 2002       FY2003       FY2004        FY2005        FY2006
              -------------          -------       ------       ------        ------        ------

        Washington                    $12.5         $10.6        $13.8         $14.9          15.6
        AST                             9.5          10.3         11.8          13.1          13.8
        Escast                         14.5          20.9         22.1          23.9          25.1
                                     ------        ------       ------        ------        ------
        Sub-total                      36.5          41.7         47.8          51.8          54.5

        Wellman                        24.5          19.1         24.9          29.3          26.7
                                     ------        ------       ------        ------         -----
        Consolidated Total            $61.0         $60.8        $72.7         $81.1         $81.2
                                     ------        ------       ------        ------         -----


         Comparatively, Reorganized Fansteel's consolidated sales are assumed to increase approximately 33.1% during the FY 2004 through FY 2006 period. Significant assumptions underlying the consolidated sales growth are (i) an economic recovery commencing in FY 2004, (ii) sales strategies to diversify each units' customer base and (iii) the expansion of the manufacturing footprint, i.e. capacity and dimension capabilities, of each operation thereby enabling expansion into more quality oriented and less price sensitive markets. Reorganized Wellman's sales are projected to decline in FY 2006 due to assumed expiration of a long term agreement.

         Cost containment and efficiency initiatives have been and will continue to be an operating focus, particularly in the near-term. The cost containment initiatives are directed towards extensive manufacturing process and quality improvement programs, and overhead and selling, general and administrative expense reductions as a percentage of sales. The manufacturing process and quality improvement programs are extensively supported by the capital improvement program. Excluding depreciation, it is assumed the consolidated gross profit margin for Reorganized Fansteel will increase from approximately 21.7% in FY 2003 to approximately 26.3% in FY 2006. The gross profit margin, before depreciation, for Reorganized Wellman is projected to increase from approximately 9.3% in FY 2003 to approximately 18.4% in FY 2006.

         For comparative purpose, the following table depicts the operating units' actual and projected gross profit percentages, before depreciation through the assumed Effective Date and later.


              Operating Unit           Actual      Projected     Projected     Projected    Projected
           Gross Profit Margins        FY 2002       FY2003        FY2004       FY2005        FY2006
           --------------------        -------       ------        ------       ------        ------

        Washington                      18.7%         16.5%         24.8%        26.9%         28.3%
        AST                             22.7%         23.4%         25.1%        27.5%         28.8%
        Escast                          23.5%         30.8%         29.8%        30.1%         31.6%
                                       ------        ------        ------       ------        ------
        Sub-total                       21.7%         25.3%         27.2%        28.5%         30.0%

        Wellman                          5.7%          9.3%         10.3%        12.9%         18.4%
                                       ------        ------        ------       ------        ------
        Consolidated Total              15.2%         20.3%         22.1%        24.4%         26.3%
                                       ------        ------        ------       ------        ------


         On a consolidated basis, selling, general and administrative expenses as a percent of sales are projected to be approximately 12.0% in FY 2004, 11.1% in FY 2005 and 11.3% in FY 2006. Reorganized Wellman's selling, general and administrative expenses as a percent of sales are projected to be 7.6% in FY 2004, 7.1% in FY 2005 and 7.9% in FY 2006. The FY 2006 increase is attributable to the effect of the assumed loss of the long-term agreement.

         Consolidated earning before interest, taxes, depreciation and amortization ("EBITDA") are projected to be approximately $7.3 million in FY
2004, $10.7 million in FY 2005 and $12.0 million in FY 2006. Reorganized Wellman's EBITDA is projected to be $847 thousand in FY 2004, $2.6 million in FY 2005 and $2.6 million in FY 2006.

         Working capital management also has been and will continue to be a key underpinning to the effectiveness of the turnaround strategy. With the exception of 2004, consolidated working capital is projected to steadily increase from approximately $2.4 million in 2003 to approximately $3.7 million in 2006. The 2004 decline in working capital is attributable to the initial payments on long-term debt obligations. Additionally, during this 2004 through 2006 period approximately $8.2 million is expended on capital equipment. Reorganized Wellman projects an overall marginal increase in working capital from approximately $2.6 million in 2003 to approximately $2.7 million in 2006. Reorganized Wellman's working capital declines in the middle years can be primarily attributed to the expenditure of approximately $3.6 million to implement the capital equipment program.

         THE NUMBERS PROVIDED ABOVE WITH RESPECT TO THE DISCUSSION OF WORKING CAPITAL ARE PRELIMINARY AND DO NOT REFLECT ADJUSTMENTS FOR "FRESH-START" ACCOUNTING. THE DEBTORS, TOGETHER WITH THEIR FINANCIAL ADVISORS, ARE IN THE PROCESS OF PREPARING THESE ADJUSTMENTS AND WILL PROVIDE REVISIONS WHEN SUCH PROJECTIONS HAVE BEEN COMPLETED.

          3.   CAPITAL EQUIPMENT

         The capital equipment program ("CPE") is an integral part of the Reorganized Fansteel and Reorganized Wellman business plans. The CPE consist of equipment/facilities upgrades and enhanced technological capabilities. The timely implementation of the CPE is a significant assumption in the achievability of the projected sales and gross margin improvement initiatives. It is further assumed that the consolidated CPE will be funded by operations.

         Washington's CPE is comprised of replacement equipment and upgrades providing for additional manufacturing capacity and capabilities, including CNC bending and auto heading equipment which will increase competitiveness in the Tier II and Tier III parts markets. The projected cost of the CPE during the period 2004 through 2006 is $ 1.8 million.

         AST's CPE is principally comprised of upgrades providing for additional capacity, including 100 ton sizing press and high temperature furnace. These upgrades are critical in order to support existing customer requirements and sales efforts in additional markets, particularly in the automotive market. The projected cost of the CPE during the period 2004 through 2006 is $1.0 million.

         Escast's CPE is centered on a plant capacity expansion program. This is a three-phase project that includes the expansion of shell room and pattern production capabilities, installation of wax and melts units and other equipment and systems to support throughput and quality improvement programs. The projected cost of the CPE during the period 2004 through 2006 is $1.8 million.

         Wellman's CPE is a combination of capacity expansion and production modernization upgrades which will reduce production bottle-necks improve efficiencies and allow for the entry into the small to medium casting footprint market. The projected cost of the CPE during the period 2004 through 2006 is $3.6 million.

     C.   SUMMARY OF POST-CONFIRMATION OPERATIONS

         Attached hereto as EXHIBIT C are financial statements which project the financial performance of the Reorganized Debtors, on a consolidated basis including the non-Debtor subsidiaries, through December 31, 2006. These Projections are based on the current business plan for the Reorganized Debtors.

         The projections referenced herein have not been finalized given the necessity to revise such numbers to give effect to "fresh-start" accounting as the result of revisions to the Plan terms that recently developed. These projections will be made available as soon as they have been completed.

                                  SECTION VI.

                               SUMMARY OF THE PLAN
                               -------------------


     A.  INTRODUCTION

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets.

         The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

         THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE DEBTORS' PLAN, AND OF THE CLASSIFICATION AND
TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

        THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN

INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

     B.  CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims, DIP Facility Claims and Claims which, pursuant to section 1123(a)(1), need not be and have not been classified). The Debtors are also required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtors into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to Holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of Holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court.

         1.   UNCLASSIFIED CLAIMS

              (A)  DIP FACILITY CLAIMS

         DIP  Facility  Claims  consist of all Claims of Congress  under the DIP
Facility. Under the Plan, Congress will receive in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed DIP Facility Claim, Cash equal to the unpaid funded portion of such Allowed DIP Facility Claim and termination of and/or substitution for any then-outstanding letter of credit issued by Congress under the DIP Facility, or such other treatment as to which the Debtors and Congress shall have agreed upon in writing.

              (B)  ADMINISTRATIVE CLAIMS

         Administrative Claims consist of the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, professional fees, all Cure amounts, and all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code. Post-Petition Date expenses arising in the ordinary course of the Debtors' respective businesses that have accrued, but remain unpaid, as of the Effective Date, in accordance with generally accepted accounting principles, however, will not constitute Administrative Claims; nor will any Environmental Claim or Environmental Obligation that is to be resolved and treated in accordance with the terms and conditions of the Plan or any no Claim assumed and/or paid by any Purchaser in connection with a Fansteel Asset Sale.

                   (i)  GENERAL

         Except as otherwise provided in the Plan, Holders of Administrative Claims other than Professional Fee Claims, will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, Cash equal to the unpaid portion of the Allowed Administrative Claim, on, or as soon as reasonably practicable after the Effective Date or the date such Claim becomes an Allowed Administrative Claim or otherwise payable pursuant to any agreement between a Debtor and the Holder of such Administrative Claim. Notwithstanding the foregoing, postpetition liabilities incurred by Fansteel in the ordinary course of business with respect to the Transferred Assets including, but not limited to, trade vendor, employee wage and benefit, and state and local property, sales, and use taxes, will be paid by the Purchaser in the ordinary course of business and on the Effective Date, Reorganized Wellman will assume liability for all funding obligations arising under the Wellman AOC.

         The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (other than Professional Fee Claims and claims for reimbursement of the expenses of the members of the Creditors' Committee), which date will be 45 days after the Confirmation Date. The Debtors or the Reorganized Debtors (after consultation with the Plan Committee), as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims. The procedures for the filing and allowance of Administrative Claims are described in Article III. A.2(a) of the Plan.

                   (ii) PROFESSIONAL FEE CLAIMS

         Holders of Allowed Professional Fee Claims will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Professional Fee Claim, Cash equal to the unpaid portion of the Allowed Professional Fee Claim, on, or as soon as reasonably practicable after the Effective Date or the date such Claim becomes an Allowed Professional Fee Claim or otherwise payable pursuant to any agreement between a Debtor and the Holder of such Professional Fee Claim. Article III. A.2(b) of the Plan describes the procedures to be implemented by the Reorganized Debtors with respect to final requests for compensation or reimbursement of Professional Fees (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other Entity for making a substantial contribution in the Chapter 11 Cases). Holders of Professional Fee Claims that do not timely file such requests will be forever barred from asserting their Professional Fee Claims against the Debtors, the Reorganized Debtors, or their successors, assigns or property.

              (C)  PRIORITY TAX CLAIMS

         Priority Tax Claims are Unsecured Claims asserted by federal and state governmental authorities for taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, excise taxes, and employment and withholding taxes. These Unsecured Claims are given a statutory priority in right of payment. Under the Plan, each Holder of an Allowed Priority Tax Claim will receive, at the applicable Debtor's discretion, and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) as provided in section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments made in equal annual installments beginning on or before the first anniversary following the Effective Date, with the final installment payable not later than the sixth (6th) anniversary of the date of the assessment of such Allowed Priority Tax Claim, together with interest (payable in arrears) on the unpaid portion thereof at the Tax Rate from the Effective Date through the date of payment thereof, or (iii) such other treatment as to which the applicable Debtor and such Holder will have agreed on in writing. The Debtors, however, reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty and no Holder of an Allowed Priority Tax Claim will be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

              (D)  MUSKOGEE FACILITY ENVIRONMENTAL CLAIMS/OBLIGATIONS

         Muskogee Facility Environmental Claims/Obligations consist of all Environmental Claims against, and/or Environmental Obligations of, Fansteel that directly or indirectly arise from or in connection with, or relate in any way to, the Muskogee Facility, including, but not limited to, those contained in the United States Department of Justice's ("USDOJ's") proof of claim (the "USDOJ Proof of Claim") with respect to the Muskogee Facility filed on behalf of the NRC. The USDOJ Proof of Claim alleges that Fansteel has failed to comply with its obligations to the NRC under the Atomic Energy Act, 42 U.S.C. 2201 ET SEQ., NRC's implementing regulations, and NRC License SMB-911 issued to Fansteel for the Muskogee facility. Specifically, the USDOJ alleges that Fansteel has failed to submit a revised decommissioning plan and establish adequate financial assurances to cover the estimated decommissioning costs of the Muskogee facility.


         Under the Plan, on and after the Effective Date, in full satisfaction, settlement, release, and discharge of and in exchange for all Muskogee Facility Environmental Claims/Obligations, Reorganized Fansteel will provide the treatment described in Article IV.E.4 of the Plan, and as described in Section
VI. c.5.(a) of this Disclosure Statement, or such other treatment as to which Fansteel or Reorganized Fansteel and the beneficiaries of such treatment shall have agreed upon in writing.

              (E)  NORTH CHICAGO FACILITY ENVIRONMENTAL CLAIMS/OBLIGATIONS

         North Chicago Facility Environmental Claims/Obligations consist of all Environmental Claims against, and/or Environmental Obligations of, Fansteel that directly or indirectly arise from or in connection with, or relate in any way to, the North Chicago Facility. Under the Plan, on and after the Effective Date, in full satisfaction, settlement, release, and discharge of and in exchange for all North Chicago Facility Environmental Claims/Obligations (other than the Class FAN-7 North Chicago Facility General Unsecured Environmental Claims described in Article III.B.2.f of the Plan), Reorganized Fansteel will provide the treatment described in Articles IV.E.5 and XIII.C of the Plan pursuant to the North Chicago Consent Decree, and as described in Section VI.C.5(b) of this Disclosure Statement, or such other treatment as to which Fansteel or Reorganized Fansteel and the beneficiaries of such treatment shall have agreed upon in writing.

              (F)  LEXINGTON FACILITY ENVIRONMENTAL CLAIMS/OBLIGATIONS

         Lexington Facility Environmental Claims/Obligations consist of all Environmental Claims against, and/or Environmental Obligations of, Fansteel that directly or indirectly arise from or in connection with, or relate in any way to, the Lexington Facility. Under the Plan, on and after the Effective Date, in full satisfaction, settlement, release, and discharge of and in exchange for all Lexington Facility Environmental Claims/Obligations on and after the Effective Date, in full satisfaction, settlement, release, and discharge of and in exchange for all Lexington Facility Environmental Claims/Obligations, Reorganized Fansteel will provide the treatment described in Article IV.E.6 of the Plan, and as described in Section VI. c.5.(a) of this Disclosure Statement, or such other treatment as to which Fansteel or Reorganized Fansteel and the beneficiaries of such treatment shall have agreed upon in writing.

              (G)  WAUKEGAN FACILITY ENVIRONMENTAL CLAIMS/OBLIGATIONS

         Waukegan Facility Environmental Claims/Obligations consist of all Environmental Claims against, and/or Environmental Obligations of, Fansteel that directly or indirectly arise from or in connection with, or relate in any way to, the Waukegan Facility. Under the Plan, on and after the Effective Date, in full satisfaction, settlement, release, and discharge of and in exchange for all Waukegan Facility Environmental Claims/Obligations on and after the Effective Date, in full satisfaction, settlement, release, and discharge of and in exchange for all Waukegan Facility Environmental Claims/Obligations, Reorganized Fansteel will provide the treatment described in Article IV.E.7 of the Plan, and as described in Section VI. c.5.(a) of this Disclosure Statement, or such other treatment as to which Fansteel or Reorganized Fansteel and the beneficiaries of such treatment shall have agreed upon in writing.


         2.   UNIMPAIRED CLASS OF CLAIMS

              (A) OTHER PRIORITY CLAIMS (CLASSES FAN-1, WDC-1, ESC-1, AST-1, WMC-1, CTC-1, FHI-1 AND PAC-1, COLLECTIVELY THE "CLASS 1 OTHER PRIORITY CLAIMS")

         Class 1 Other Priority Claims consist of all Claims entitled to priority under section 507(a) of the Bankruptcy Code, other than a DIP Facility Claim, Administrative Claim, or a Priority Tax Claim; PROVIDED, HOWEVER, that for purposes of the Plan, no Claim assumed and/or paid by the Purchaser under the Fansteel Asset Purchase Agreement or by any Purchaser of the Remaining Plantsville Assets will constitute a Class 1 Other Priority Claim. Under the Plan, each Holder of an Allowed Class 1 Other Priority Claim will receive Cash in an amount equal to the unpaid portion of such Allowed Class 1 Other Priority Claim or such other treatment as Fansteel and such Holder shall have agreed upon in writing, on, or as soon as reasonably practicable after, the later of the Distribution Date or the date such Class 1 Other Priority Claim becomes an Allowed Claim. Any default with respect to any Allowed Class 1 Other Priority Claim that occurred before or after the commencement of the Chapter 11 Cases will be deemed cured upon the Effective Date.

         3.   IMPAIRED CLASSES OF CLAIMS AND INTERESTS

              (A)  SECURED CLAIMS AND OTHER SECURED CLAIMS

                   (I)  GENERAL

         Each Holder of a Class 2 Secured Claim will be treated as a separate class for purposes of implementing and consummating the Plan, and each Holder of an Allowed Class 2 Secured Claim will receive the treatment set forth below. To the extent, if any, that the value of the Collateral securing a Class 2 Secured Claim is less than the total amount of such Claim, the difference will be treated as a Class 3 General Unsecured Claim. The Debtors specifically reserve all rights to challenge the validity, nature, and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported Liens.

                   (II) WELLS FARGO SECURED CLAIMS (CLASS FAN-2.01)

         Class FAN-2.01 consists of all Claims against Fansteel secured by the Wells Fargo Collateral, directly or indirectly arising from or under, or relating in any way to, the Wells Fargo Lease, to the extent of the value (if any) of the Wells Fargo Collateral. Under the Plan, on the Distribution Date or as soon thereafter as practicable, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class FAN-2.01 Wells Fargo Secured Claim, the Holder of the Allowed Class FAN-2.01 Wells Fargo Secured Claim will receive, upon abandonment by Fansteel, the Wells Fargo Collateral, or such other treatment as to which Fansteel or Reorganized Fansteel and such Holder shall have agreed upon in writing.

                   (III) TSB SECURED CLAIMS (CLASS WMC-2.01)

         Class WMC-2.01 consists of all Claims against Washington secured by the TSB Collateral, directly or indirectly arising from or under, or relating in any way to, the TSB Lease, to the extent of the value (if any) of the TSB Collateral. Under the Plan, the Holder of the Allowed Class WMC-2.01 TSB Secured Claim shall receive (a) Cash in an amount equal to the amount of the Allowed Class WMC-2.01 TSB Secured Claim in accordance with the terms of the TSB Stipulation, or (b) such other treatment as to which Washington or Reorganized Washington and such Holder shall have agreed upon in writing.

                   (IV) GECPF SECURED CLAIMS (CLASS AST-2.01)

         Class AST-2.01 consists of all Claims against AST secured by the GECPF Collateral, directly or indirectly arising from or under, or relating in any way to, the GECPF Note, to the extent of the value (if any) of the GECPF Collateral. The GECPF Secured Claims will be deemed Allowed Class AST-2.01 Claims for all purposes under the Plan or the Confirmation Order in the aggregate amount of $1,164,271.41; PROVIDED, HOWEVER, that upon the occurrence of an event of default as described in paragraphs 4 and 5 of the GECPF Stipulation, the allowed amount of the GECPF Secured Claims will be adjusted to include all unpaid interest, fees and costs accruing from and after April 1, 2003 through and including the date of such event of default. Under the Plan, the legal, equitable, and contractual rights to which the Allowed Class AST-2.01 GECPF Secured Claim entitles its Holders are unaltered except to the extent that, on the Effective Date, the existing amortization schedule with respect to the GECPF Secured Claim and AST's obligation under the GECPF Loan Agreement will be adjusted to provide for equal monthly payments that permit complete amortization of the GECPF Secured Claim on or before May 1, 2008 at the interest rate set forth in the GECPF Loan Agreement and, upon completion of the merger of AST into Reorganized Fansteel, AST's obligations under the GECPF Loan Agreement will become primary obligations of Reorganized Fansteel.

                   (V)  PIDA SECURED CLAIMS (CLASS AST-2.02)

         Class AST-2.02 consists of all Claims against AST secured by the PIDA Collateral, directly or indirectly arising from or under, or relating in any way to, the PIDA Note, to the extent of the value (if any) of the PIDA Collateral. Under the Plan, the legal, equitable, and contractual rights to which the Allowed Class AST-2.02 PIDA Secured Claim entitles its Holders are unaltered and such Allowed Class AST-2.02 PIDA Secured Claim will be Reinstated on the Effective Date.

              (B)  OTHER  SECURED  CLAIMS   (CLASSES  FAN-2.02,  WDC-2,  ESC-2,
AST-2.03, WMC-2.02, CTC-2, FHI-2 AND PAC-2, COLLECTIVELY THE "CLASS 2 OTHER SECURED CLAIMS")


         Each Holder of an Allowed Class 2 Other Secured Claim, shall, in the sole discretion of the applicable Debtor, (a) receive cash payments totaling at least the value, as of the Effective Date, of such Holder's interest in the Collateral recurring such Claim, (b) a return of the collateral securing such Allowed Claim, (c) receive other treatment constituting the indubitable equivalent of the value of such Holder's interest in the Collateral securing such Allowed Claim, or (d) shall be Reinstated. Any "Class 2 Other Secured Claim" that is based on a Debtor's non-payment of taxes that, under applicable non-bankruptcy law, are due and owing as of the Effective Date and not payable as of the Effective Date without the relevant taxing authority being entitled, under such applicable non-bankruptcy law, to penalties or interest, will be Reinstated and will be entitled to receive payments of accrued interest with respect to such Claim through the Effective Date at the Tax Rate. Such distributions shall be made on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class 2 Other Secured Claims becomes an Allowed Claim, or (iii) the date such Class 2 Other Secured Claim becomes payable pursuant to any agreement between the applicable Debtor and the Holder of such Class 2 Other Secured Claim.

              (C) GENERAL UNSECURED CLAIMS (CLASSES FAN-3, ESC-3, AST-3, WMC-3, WDC-3, CTC-3, FHI-3, PAC-3, COLLECTIVELY THE "CLASS 3 GENERAL UNSECURED CLAIMS")

         Class 3 consists of all General Unsecured Claims against a Debtor. Importantly, the Plan provides for separate classification of General Unsecured and other Claims against each of the Debtors. Thus, while all Holders of Class 3 General Unsecured Claims will share Pro Rata in the General Unsecured Distribution Pool, neither these Claims nor the Debtors will be substantively consolidated under the Plan.

         Under the Plan, each Holder of an Allowed General Unsecured Claim against a Debtor will receive its Pro Rata share of the General Unsecured Distribution Pool on, or as soon as reasonably practicable after, the later of the Distribution Date or the date such Class 3 General Unsecured Claim becomes an Allowed Claim. In addition, certain Unsecured Claims of the PBGC, the EPA CERCLA PRP Claims, and the Class FAN-7 North Chicago Facility General Unsecured Environmental Claims will be separately classified, but will share in the General Unsecured Distribution Pool and/or Available General Unsecured Cash to the extent described herein. The General Unsecured Distribution Pool will consist of (a) cash contributed by the Debtors in the amount of $3.1 million PLUS (b) 100% of the net proceeds from the Fansteel Asset Sale up to $11.5 million and 50% of any net proceeds from such sale over and above $11.5 million, (collectively, the "Available General Unsecured Cash") PLUS (c) 70% of the recovery of any Avoidance Actions after the Debtors' recoupment of costs and expenses associated with the recovery actions taken in respect of any such Avoidance Actions (the "Avoidance Action Cash") and (d) 55% of the New Fansteel Common Stock (subject to dilution of up to 5% for employee stock options). On the Effective Date or as soon thereafter as practicable, Reorganized Fansteel will establish a bank account for cash distributions to be made from the General Unsecured Distribution Pool, into which Reorganized Fansteel will deposit the funds comprising the Available General Unsecured Cash (other than Avoidance Action Cash, which will be deposited as it is received in the future) to be held in trust for the beneficiaries thereof under the Plan and which funds will not be subject to the Liens of the Exit Lender(s).

         Notwithstanding the foregoing, certain Holders of Class 3 General Unsecured Claims will receive treatment of their Claims only in accordance with the terms and conditions of the settlement set forth in Article XIII of the Plan and as described in Section VI.D of this Disclosure Statement. Other Holders of General Unsecured Claims will receive treatment as "Class 4 Convenience Claims" as described below.

              (D) CONVENIENCE CLAIMS (CLASSES FAN-4, ESC-4, AST-4, WMC-4, WDC-4, CTC-4, FHI-4, PAC-4, COLLECTIVELY THE "CLASS 4 CONVENIENCE CLAIMS")

         Each Allowed General Unsecured Claim against a Debtor in an amount of $1,500.00 or less will automatically be deemed to be a Class 4 Convenience Claim and the Holders of such Claims will receive treatment as a Convenience Claims in lieu of any distribution on account of a Class 3 General Unsecured Claim. In addition, as provided in Article III.F.2(c) of the Plan, any Holder of an Allowed Class 3 General Unsecured Claim may affirmatively elect to have its claim reduced to $1,500.00 and treated as a Class 4 Convenience Claim.

         Under the Plan, each Holder of an Allowed Class 4 Convenience Claim will receive Cash from Reorganized Fansteel in an amount equal to 60% of the Face Amount of such Allowed Claim on, or as soon as reasonably practicable after, the later of the Distribution Date or the date such Class 4 Convenience Claim becomes an Allowed Claim.

              (E) PBGC CLAIMS (CLASSES FAN-5, WMC-5, ESC-5, AST-5, FHI-5, PAC-5, CTC-5 AND WDC-5, COLLECTIVELY, THE "FANSTEEL INTERCOMPANY CLAIMS")

         As described more fully in Section VI.D.1 of this Disclosure Statement, the Debtors have negotiated a settlement of the PBGC's approximately $19 million claim, asserted by the PBGC against the Debtors on a joint and several basis, for underfunded pension plan liability relating to the termination of the Fansteel Consolidated Plan. The settlement agreement with the PBGC (the "PBGC Settlement Agreement") provides for (a) a $1.5 million Allowed General Unsecured Claim against Reorganized Fansteel (on account of which the PBGC will receive a Pro Rata distribution from the General Unsecured Distribution Pool, (b) a $9.5 million non-interest bearing, 10-year note from Reorganized Fansteel only, secured by land, buildings, and equipment owned by or used in connection with operations of Fansteel de Mexico, a non-debtor entity, and (c) 20% of the New Fansteel Common Stock, subject to dilution of up to 5% by the issuance of New Fansteel Common Stock pursuant to the Reorganized Fansteel Stock Option Plan described in Section VI.C.6 below.

              (F)  EPA CERCLA PRP CLAIMS (CLASS FAN-6)

         The EPA CERCLA PRP Claim consist of the Claims asserted by the EPA for past and future response costs with respect to the Old Southington, Li Tungsten, PCB Treatment, and Operating Industries Superfund sites. The Debtors and the EPA have negotiated a settlement (the "EPA CERCLA PRP Settlement Agreement"), described in Article XIII of the Plan, pursuant to which the EPA CERCLA PRP Claims that the EPA has or may have against any and all of the Debtors will be deemed to be Allowed Class FAN-6 EPA CERCLA PRP Claims in the following amounts:
$332,000 for PCB Treatment, $960,898 for Operating Industries, $125,000 for Li Tungsten, and $200,000 for Old Southington. In full satisfaction, settlement, release, and discharge of such Claims, the EPA will receive a Pro Rata share of Available General Unsecured Cash as if it held Allowed Class FAN-3 General Unsecured Claims of $132,000 (PCB Treatment), $460,898 (Operating Industries), $25,000 (Li Tungsten), and $100,000 (Old Southington) and distributions of insurance proceeds, if any, recovered by Reorganized Fansteel on account of the balance of such Class FAN-6 EPA CERCLA PRP Claims, not to exceed $900,000 in the aggregate, subject to the following maximum respective amounts: $200,000 for PCB Treatment, $500,000 for Operating Industries, $100,000 for Li Tungsten, and $100,000 for Old Southington. In exchange for the foregoing treatment of its Claims, the EPA will covenant not to sue Reorganized Fansteel for past or future response costs related to PCB Treatment, Operating Industries, Li Tungsten, and/or Old Southington and provide Reorganized Fansteel with statutory contribution protection and a release of liability for natural resources damages.

              (G) NORTH CHICAGO FACILITY GENERAL UNSECURED ENVIRONMENTAL CLAIMS (CLASS FAN-7)

         In addition to the establishment of NCI (discussed in Section VI.C.5(b) below) and the other provisions of the Plan that will provide for the ongoing remediation of the North Chicago Facility, the Plan, in accordance with the North Chicago Consent Decree, provides that the EPA, DON, NOAA and DOI will be granted an Allowed General Unsecured Claims in the aggregate face amount of $10,000,000 (to be allocated in amounts to be agreed upon by EPA, DON, NOAA and
DOI) with respect to their Claims arising from the Debtors' possible contribution to the contamination of the North Chicago Facility and nearby properties. On account of such this Claim, the DOI, DON and NOAA will receive a distribution of Available General Unsecured Cash as if they held a single Allowed General Unsecured Claim against Fansteel in amount of $100,000 (to be allocated by and among the DON, NOAA and DOI) and the EPA, DON, NOAA and DOI shall receive an aggregate distribution of 50% of that portion of the insurance proceeds received by Reorganized Fansteel after satisfaction in full of its obligations under the NCI Contingent Note on account of North Chicago Facility claims, if any, in excess of the aggregate amount paid by Reorganized Fansteel under the NCI Contingent Note, for the balance of such Allowed Claim.

              (H) INTERCOMPANY CLAIMS (CLASSES FAN-8, WMC-6, ESC-6, AST-6, FHI-6, PAC-6, CTC-6, CLASS WDC-6, COLLECTIVELY, THE "INTERCOMPANY CLAIMS")

         All intercompany claims are held by and among Debtors and shall be extinguished, waived or contributed as capital by the respective Debtor and at the Debtors' sole discretion. Because they will not receive or retain any property or interest in property under the Plan, the Holders of the Intercompany Claims, although impaired, will not be permitted to vote to accept or reject the Plan.

              (I) OLD COMMON STOCK INTERESTS (CLASSES FAN-9, WMC-7, ESC-7, AST-7, FHI-7, PAC-7, CTC-7, CLASS WDC-7, COLLECTIVELY, THE "OLD COMMON STOCK INTERESTS").

                   (I)  CLASS FAN-9 OLD COMMON STOCK INTERESTS

         All Old Common Stock Interests in Fansteel, including without limitation, all rights, options or warrants related thereto will be cancelled on the Effective Date and the Holders of such Interests will receive a Pro Rata distribution of 25% of the New Fansteel Common subject to dilution of up to 5% by the issuance of New Fansteel Common Stock pursuant to the Reorganized Fansteel Stock Option Plan.

                   (II) OTHER OLD COMMON STOCK INTERESTS (CLASS WMC-7, CLASS ESC-7, CLASS AST-7, CLASS FHI-7, CLASS PAC-7, CLASS CTC-7 AND CLASS WDC-7)

All other Old Common Stock Interest are Unimpaired under the Plan and will be Reinstated on the Effective Date.


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


    C.   MEANS FOR IMPLEMENTATION OF THE PLAN

         1.   FANSTEEL ASSET SALE

         Fansteel and Phoenix, as sellers, are parties to a certain asset purchase agreement dated July [---], 2003 with Stoutheart East Corporation and WPC III, Inc. (the "Fansteel Asset Purchase Agreement") which provides for a sale of substantially all of the assets related to Fansteel's Hydro Carbide, and California Drop Forge operations, together with substantially all of the assets of Phoenix, certain equipment and inventory currently located at the Lexington Facility, and the accounts receivable and inventory of the Plantsville operation for the aggregate cash purchase price estimated to be approximately $10.5 million after payment of American National Bank and the assumption of liabilities by the purchaser. Performance of the transactions contemplated by the Fansteel Asset Purchase Agreement is subject to Bankruptcy Court approval. Accordingly, on July 24, 2003 Fansteel filed a motion seeking approval of the Fansteel Asset Purchase Agreement and certain bid protections for Stoutheart East Corporation and WPC III, Inc. as the proposed Purchasers under a Fansteel Asset Sale that will be subject to, among other things, the submission of higher or better offers for a competing Fansteel Asset Sale. The Debtors have determined that a Fansteel Asset Sale, whether in one or multiple transactions, is the best and perhaps only, means of generating a meaningful immediate return to Holders of Class FAN-3 General Unsecured Claims and, accordingly, believes that such a sale is in the best interest of the Estates. Further the Fansteel Asset Sale will result in the assumption of the certain liabilities and other obligations of Phoenix and/or Fansteel which would otherwise be entitled to share in the distributions to claim Holders under the Plan.

         Under the Fansteel Asset Purchase Agreement, Stoutheart East Corporation and WPC III, Inc., in addition to the cash consideration to be paid, shall assume Fansteel's obligations (i) under Mississippi Internal Revenue Bonds (related to Gulfport operations), (ii) existing retiree death benefits associated with assets of the Hydro Carbide and California Drop Forge operations to be transferred under such a sale, (iii) employee compensation and benefit plans associated with assets to be transferred under such a sale, (iv) postpetition trade payables associated with assets to be transferred under such a sale, (v) the Fansteel Hydro Carbide Hourly Employees' Pension Plan, (vi) the Hydro Carbide collective bargaining agreements, and (vii) a prorated share of taxes, insurance premiums, shared overhead costs, and other customarily prorated items. The Fansteel Asset Purchase Agreement also provides a deferred purchase price component that shall be secured by a note and guaranty from Stoutheart East Corporation and WPC III, Inc. for $850,000 payable no later than June 30, 2004, that shall serve to satisfy, if applicable, any purchase price adjustments or indemnity claims made against Fansteel by the Purchasers. The note shall be paid net of adjustments and indemnity claims and any remaining proceeds, net of costs associated with the sale or maintenance of any assets held by the Debtors with respect to a Fansteel Asset Sale, following the expiration of the escrow period, shall be contributed to the Available General Unsecured Cash and shall be distributed in accordance with the provisions of the Plan.

         2.   CONTINUED CORPORATE EXISTENCE

         Except as set forth under Article IV.B of the Plan, which provides for the merger of Escast, Washington, CTC, Holdings, Phoenix and AST with and into

Reorganized Fansteel on the Effective Date, each of the Reorganized Debtors will continue to exist after the Effective Date as a separate corporate entity in accordance with the applicable law in the applicable jurisdiction in which it is incorporated, under its respective certificate of incorporation and by-laws or other organizational documents in effect before the Effective Date, except as its certificate of incorporation and by-laws or other organizational documents are amended by the Plan.

         3.   CORPORATE ACTIONS

              (A)  AMENDED CERTIFICATES OF INCORPORATION AND BY-LAWS

         On the Effective Date, the certificate of incorporation and by-laws of each of the surviving Reorganized Debtors will be amended as and to the extent necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, (x) a provision prohibiting the issuance of non-voting equity securities, and, if applicable, (y) a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. After the Effective Date, the Reorganized Debtors will be permitted to amend and restate their respective certificates of incorporation and by-laws as provided therein or by applicable law.

              (B)  CANCELLATION OF OLD COMMON STOCK AND OTHER AGREEMENTS

         On the Effective Date, except as otherwise provided for in the Plan, the Old Common Stock and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor as are Reinstated under the Plan, will be canceled, and the obligations of the Debtors under the Old Common Stock and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated under the Plan, will be discharged.

         4.   RESTRUCTURING TRANSACTIONS

              (A)  NEW SECURITIES

         Under the Plan, as of the Effective Date, the issuance by Reorganized Fansteel of the New Notes and up to [______] shares of New Fansteel Common Stock (together, the "New Securities"), will be authorized and, thereafter, the New Securities may be issued by Reorganized Fansteel without further act or action under applicable law, regulation, order or rule. At the time of issuance, Reorganized Fansteel will reserve [_________] shares of the New Fansteel Common Stock (constituting 5% of the issued stock as of the Effective Date) for issuance pursuant to the Reorganized Fansteel Stock Option Plan.

         The New Securities to be distributed pursuant to the Plan will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 set forth in section 1145(a)(1) of the Bankruptcy Code, except to the extent that Holders of New Securities are "underwriters," as that term is defined in section 1145(b)(1) of the Bankruptcy Code.

              (B)  EXIT FINANCING

         The Debtors anticipate that they will finalize the material terms of a new senior secured credit facility (the "Exit Facility") prior to the Confirmation Date, pursuant to which the Reorganized Debtors will have access to sufficient working capital to refinance amounts, if any, outstanding on the Effective Date under the DIP Facility, make other payments required to be made on the Effective Date or the Distribution Date, including without limitation funding cash payments under the General Unsecured Distribution Pool, and/or provide additional borrowing capacity to the applicable Reorganized Debtor following the Effective Date. The Debtors are currently engaged in discussions with Congress Financial Corp. (Central), their DIP Facility lender, with respect to such an Exit Facility.

              (C)  ASSUMPTION OF CERTAIN LIABILITIES

         On the Effective Date, Reorganized Wellman shall assume sole responsibility for, and liability with respect to, the satisfaction of all Environmental Claims/Obligations against and Obligations of Wellman, including, but not limited to, those Environmental Claims against and Obligations of Wellman that are not the subject of the Wellman AOC.

         5.   CORPORATE RESTRUCTURING

              (A)  MRI, INC.

         ORGANIZATION. On or before the Effective Date, Fansteel will form MRI and on the Effective Date, the licenses, permits, equipment, real property, improvements, and all other assets of Fansteel, including, but not limited to the NRC License and Fansteel's interest in the L/C Cash Reserve, comprising the Muskogee Facility, but excluding any and all insurance policies or coverage and accounts receivable related to the Muskogee Facility, will be transferred to MRI. From and after the date of such transfer, A. Fred Dohmann will serve as the initial president and chief executive officer of MRI and MRI will hold title to, and be solely responsible for the decommissioning of, the Muskogee Facility.

         FINANCING. On the Effective Date, Reorganized Fansteel will deliver to MRI (i) the MRI Primary Note, (ii) Cash in the amount of $250,000, representing Reorganized Fansteel's first payment on the MRI Primary Note, and (iii) the MRI Secondary Note. Following completion by MRI of the Phase 2 remediation set forth in the Amended Decommissioning Plan (described more fully below), MRI will submit to the NRC for review and approval, a work plan, which will be consistent with the applicable standards set forth in the Amended Decommissioning Plan and any other applicable law, for the additional site characterization to be performed during Phase 3 of the Amended Decommissioning Plan. Upon receipt of approval of the work plan from the NRC in accordance with their respective then-exercised statutory authority, MRI will perform the additional site characterization. Within 60 days of completion by MRI of the additional site characterization, Reorganized Fansteel and/or MRI will submit to the NRC a report indicating, among other things, the (i) results of such site characterization, including all relevant analyses and conclusions as to the volume of subject additional soils (i.e., in excess of the amounts of contaminated soils set forth in the Amended Decommissioning Plan) at the Muskogee Facility, if any, requiring remediation, (ii) incremental cost of remediation of the additional soils, and (iii) proposed modifications, if any, to the scope and/or nature of groundwater treatment and monitoring, predicated on the applicable standards of the entity or agency having exercised and possessing jurisdiction over groundwater at that time, and (iv) proposed economic terms of the MRI Contingent Note, if required.

         Upon MRI's submission to the NRC of the results of the additional site characterization, the incremental cost of remediation of additional soils, including any additional costs for groundwater treatment and/or monitoring, and the proposed economic terms of the Contingent Note, the following procedures will be implemented: (i) Reorganized Fansteel, MRI, and the NRC will negotiate in good faith for up to 30 days with respect to the appropriate amount and/or additional terms of the Contingent Note; (ii) if no agreement is reached by the conclusion of the 30-day negotiation period, Reorganized Fansteel will deliver the Contingent Note to MRI in the amount, and on the terms, proposed by Reorganized Fansteel, and MRI; (iii) if, by issuance of an order under 10 C.F.R. ss. 2.202 (or any successor section), the NRC objects to the amount and terms of the Contingent Note that affect the Amended Decommissioning Plan within 180 days of issuance by Reorganized Fansteel, MRI will have the opportunity to request a hearing on such order, which hearing will be conducted pursuant to the procedures in 10 C.F.R. Part 2; (iv) if the NRC fails to timely object, by the issuance of an order under 10 C.F.R. ss. 2.202, to the amount and terms of the Contingent Note issued by Reorganized Fansteel, then such amount and terms will become final; provided, however, that, notwithstanding the foregoing, Subpart G hearing procedures will apply to all disputes relating to the Contingent Note and MRI's obligations under the NRC License and the Amended Decommissioning Plan and judicial review of any final agency action will be conducted pursuant to the standard of review set forth in Section 706 of the Administrative Procedures Act, 5 U.S.C. ss. 706; and provided further, however, that with respect to any and all matters by which the terms of the Contingent Note directly affect the NPDES Permit or any matter directly relating to groundwater treatment or monitoring at the Muskogee Facility disputes, if any, will be resolved by binding arbitration in accordance with rules of American Arbitration Association.

         If at any time after the Effective Date, Reorganized Fansteel is unable to timely or fully meet its obligations under the MRI Primary Note or Contingent Note, then MRI will be permitted to borrow up to $2 million from L/C Cash Reserve on revolving basis; PROVIDED, HOWEVER, that, at no time will the aggregate amount outstanding as a result of such borrowings from the L/C Cash Reserve exceed $2 million and until such time as the outstanding amounts borrowed have been repaid in full, all future Excess Available Cash, insurance proceeds received by Reorganized Fansteel with respect to Muskogee Facility claims, and Reorganized Fansteel Asset Sale Proceeds, if any, will be applied first, to repay borrowings from the L/C Cash Reserve, and second, to reduce the principal amount of the MRI Primary Note or Contingent Note, as the case may be.


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


         From and after the Effective Date, any sale(s) by Reorganized Fansteel of material assets outside the ordinary course of business will be conducted pursuant to an auction process. The NRC will be entitled to (A) thirty (30) days' prior written notice from Reorganized Fansteel of any such auction(s) and
(B) seek, in the United States District Court for the District of Delaware, to enjoin the consummation of any such proposed sale(s) on the grounds that such sale(s) is/are inconsistent with the terms and conditions of the Plan.

         MRI ENVIRONMENTAL OBLIGATIONs. The soil and groundwater at this property has been impacted from prior operations conducted by the Debtors. Under state and federal Environmental Laws, Reorganized Fansteel could have been required to complete decommissioning activities at the facility within two years and maintain substantial financial assurances that could not be used for the decommissioning. Fansteel has, therefore, proposed to implement decommissioning in four phases over an extended period of time, to use unsecured notes in lieu of posting financial assurances that would be paid from the company's cash flow and to permit draw downs up to $2 million on the existing NRC Letter of Credit, if necessary, to fund investigatory or remedial activities.

         As described above, on the Effective Date, Reorganized Fansteel will deliver to MRI a $30.6M unsecured, non-interest bearing note (the "MRI Primary Note") to cover the costs of implementing the Amended Decommissioning Plan, as well as cash in the amount of $250,000 as first payment on the MRI Primary Note. Reorganized Fansteel will also deliver to MRI on the Effective Date, a $4.2M unsecured, non-interest bearing note (the "MRI Secondary Note") to cover estimated costs of groundwater treatment and monitoring. Reorganized Fansteel will also provide an indemnity to the NRC for Reorganized Fansteel's obligations under the MRI Notes.

         Under the Amended Decommissioning Plan, MRI will implement a four-phased decommissioning approach. Phase I would involve remediation and off-site disposal of the working process ("WIP") contained in Ponds 2 and 3. Fansteel anticipates Phase 1 will be completed by March 31, 2006. Phase 2 will involve remediation and offsite disposal calcium fluoride ("CAF") contained in Ponds 5-9. Fansteel anticipates commencing Phase 2 in January 2007 and completing it by April 30, 2011.

         Phase 3 will involve additional site characterization, followed by completion of site remediation, including contaminated buildings, equipment and soils. Contaminated soils and other materials exceeding radioactivity levels set by the NRC will be disposed of offsite. MRI would first prepare and submit a Work Plan for the additional site characterization to be performed during Phase 3 of the ADP. Within 60 days of completing the additional site characterization required under Phase 3 of the Amended Decommissioning Plan, MRI would submit the results of the site characterization to NRC and provide conclusions on any additional remediation that may be required beyond that contemplated in the Amended Decommissioning Plan, any incremental cost of such additional remediation and any modifications to the scope/nature of groundwater treatment and/or monitoring. If MRI and the NRC are unable to agree on the cost of this phase of the Phase 3 remediation, the matter would be decided before an NRC administrative tribunal with an appeal of the NRC's decision to a court of competent jurisdiction. Fansteel anticipates that Phase 3 will be completed in 2012.


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


         The final phase will involve groundwater monitoring and remediation, the extent and duration of which cannot be determined at this time. MRI will not seek termination of the NRC license until the groundwater is satisfactorily remediated or alternative arrangements acceptable to the NRC have been made.

         Once the amount of the remaining decommissioning costs are established, Reorganized Fansteel may deliver a third note to MRI (the "MRI Contingent Note") to cover the costs, if any, of additional remediation required to complete the Amended Decommissioning Plan and remediate and monitor groundwater.

         A number of uncertainties exist in connection with the NRC licensing process and Fansteel's proposal for site remediation. Failure by the NRC to timely approve the required licensing actions, or imposition of unacceptable conditions on the Amended Decommissioning Plan by the NRC or other required
approvals   could   materially   affect  the  cost   and/or   schedule  of  site
decommissioning as well as the feasibility of the Plan. The quantities of contaminated soils cannot be presently estimated with any degree of certainty and may be significantly greater than estimated, leading to increased handling and disposal costs, and extension of the time period required for decommissioning the site. A marked increase in soil quantity could render the Amended Decommissioning Plan infeasible as proposed. Other cost assumptions that built into the Amended Decommissioning Plan such as availability or cost of offsite disposal, transportation and labor may also change over the life of the project. Unanticipated technical difficulties in remediating the soils, facilities, or groundwater may arise that could also increase costs and extend the schedule for remediation. As mentioned above, the total cost and duration of any groundwater remediation are currently unknown. It is also possible that Reorganized Fansteel's financial projections may not be realized, in which case Reorganized Fansteel might be unable to finance the decommissioning, as proposed.

         As part of its review process, the NRC will be preparing an Environmental Assessment ("EA") in connection with the Amended Decommissioning Plan. The NRC may determine that it cannot make a Finding of No Significant Impact ("FONSI") and would then have to prepare an Environmental Impact Statement ("EIS"). Such action could materially delay the approval and implementation of the Amended Decommissioning Plan or require Fansteel to modify the proposed Amended Decommissioning Plan in a way that could affect the confirmability and feasibility of the Plan.

         As described above, the NRC Staff has yet to complete the required technical review of the Amended Decommissioning Plan discussed above. Nevertheless, the State of Oklahoma already has requested a hearing in connection with approval of the Amended Decommissioning Plan, and other individuals or entities could also request hearings involving the proposed NRC licensing actions. Aware of this possibility, but cognizant that the NRC cannot "pre-judge" the Amended Decommissioning Plan prior completion of the Staff's technical review, Fansteel has negotiated, and the NRC's counsel has agreed to recommend to the NRC (in recognition of the NRC's understanding of Fansteel's need to exit Chapter 11 promptly to preserve enterprise value and proceed immediately with the decommissioning of the Muskogee Facility), certain measures designed to minimize the disruptive effect of any such challenges to the Amended Decommissioning Plan or the requisite licensing actions.


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


         In particular, while there is no assurance that the NRC Staff will issue any or all of the necessary approvals, the NRC has agreed that upon issuance of a FONSI and safety evaluation report ("SER"), the NRC Staff would use its reasonable best efforts to issue the license approvals within 30 days thereafter, notwithstanding the pendency (at the time of such issuance) of any hearing, or the filing or granting of any request for hearing or petition for leave to intervene, related to such approvals. Fansteel believes, however, that if no stay of the effectiveness of the license approvals has been granted by the presiding officer or the Commissioners of the NRC and no stay of the
Confirmation Order is then in effect, the Plan could be substantially consummated (e.g., initial distributions made, the NRC License transferred to MRI, the New Notes issued and, most important, decommissioning of the Muskogee Facility begun) in spite of the pendency of any such hearing or request.

         Nevertheless, there remain risks in the license approval process. For example, there is no assurance that upon completion of its technical review the NRC Staff will conclude that Fansteel is entitled to a FONSI or favorable SER. In addition, even if the Staff issues the FONSI and SER, there can be no assurance that it will issue the license approvals within the ensuing 30-days. Further, the presiding officer or the Commissioners could, in fact, issue a stay of one or more of the licensing actions, which could delay implementation of the Amended Decommissioning Plan and prevent Fansteel from consummating the Plan until the completion of any pending hearing. The presiding officer or the Commissioners also could modify the terms of any of the Staff approvals, or deny one or more aspects of the proposed Amended Decommissioning Plan, making decommissioning more expensive. Finally, over the course of the proposed decommissioning period, MRI may require additional amendments to its license to complete decommissioning. Each NRC license amendment carries with it the opportunity for interested persons to request a hearing.

         LIENS ON PROCEEDS OF MRI NOTES; INDEMNITY; ACCELERATION. As security for MRI's performance of its obligations under the Amended Decommissioning Plan, the NRC will have a perfected, first priority lien on all of the proceeds of the MRI Notes. Until such time as MRI has completed all decommissioning activities mandated by the Amended Decommissioning Plan and groundwater treatment and monitoring at the Muskogee Facility, MRI will use the proceeds of the MRI Notes solely for purposes of such decommissioning and groundwater treatment and monitoring. In addition, Reorganized Fansteel will indemnify the NRC with respect to Reorganized Fansteel 's obligations to MRI under the MRI Notes as third party beneficiary, the NRC will have standing to seek appropriate relief for any breach by Reorganized Fansteel of its obligations under the MRI Notes. Finally, in the event of a subsequent bankruptcy case of Reorganized Fansteel, all fixed, liquidated, and non-contingent liabilities of Reorganized Fansteel to MRI and/or the NRC arising under, out of, or with respect to the MRI Notes, will be accelerated and become immediately due and payable.

         Reporting Requirements. From and after the Effective Date, MRI will provide to the NRC copies of its annual financial statements and an annual reporting of all expenditures of proceeds of the MRI Notes and certify to the NRC that MRI's use of such proceeds has been in accordance with the Amended Decommissioning Plan. In addition, at least two (2) times per year MRI will deliver to the NRC the results of MRI's ongoing characterization of the Muskogee


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


Facility, including the results of survey and sample analysis of soils and other site materials, including groundwater.

         WINDING UP OF MRI. Upon completion of all decommissioning activities mandated by the NRC License and the Amended Decommissioning Plan: ownership of the L/C Cash Reserve will be transferred to MRI free and clear of any claim, interest or right of the NRC; MRI will be entitled to use residual funds from the L/C Cash Reserve solely to complete groundwater monitoring and treatment at the Muskogee Facility; and payments from Reorganized Fansteel under the MRI
Secondary Note or the MRI Contingent Note, as the case may be, will be suspended, unless and until balance in the L/C Cash Reserve no longer exceeds $750,000. At any time thereafter, title to the remediated real property may be transferred, with the consent of the transferee, to the Port of Muskogee (which will have a reasonable right of first refusal on transfers of such real property to any other party) or to any other third party selected by MRI, for an amount of consideration to be determined. If, on an aggregate basis, Reorganized Fansteel has overfunded MRI, MRI will dividend, or otherwise transfer, to Reorganized Fansteel the balance of cash and cash equivalents held by MRI, after which MRI will be dissolved in accordance with applicable non-bankruptcy law.

              (b)  NORTH CHICAGO, INC.

         Pursuant to and in accordance with the terms and conditions of the North Chicago Settlement described in Section VI.D.2 of this Disclosure Statement, before, on, and after the Effective Date, in full satisfaction, settlement, release, and discharge of any and all Environmental Claims filed or to be filed in Fansteel's Chapter 11 Case against, or Environmental Obligations of, Fansteel, Reorganized Fansteel will deliver undertake and perform the actions described below.

         ORGANIZATION. On or before the Effective Date, Fansteel will form NCI and, on the Effective Date, the real property, improvements, and all other assets of Fansteel comprising the North Chicago Facility, but excluding any and all insurance policies or coverage and accounts receivable related to the North Chicago Facility, will be transferred to NCI. From and after the Effective Date, NCI will hold title to, and be solely responsible for the remediation of, the North Chicago Facility.

         FINANCING. On the Effective Date, Reorganized Fansteel will deliver to NCI the NCI Primary Note in the amount of $2.17 million to remediate North Chicago Facility which amount includes $1.731 million for cost of performing remedial tasks (of which $1.6 million is for performing response actions and $131,000 is for soil removal in transformer courtyard) and $443,000 for facility operational and shutdown costs, including, property taxes, insurance, and security expenses.

         In addition, Federal PRPs shall contribute $425,000 to the North Chicago Site Account to be established on Effective Date, which funds are to be earmarked as next available funds to be used, if necessary, by NCI, with EPA oversight, to perform any recovery actions following NCI's expenditure of $1.6 million in proceeds from the NCI Primary Note referenced above.


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


         If the cost of performance by NCI of the North Chicago Response Action exceeds $2,025,000, then within 30 days of its receipt of written notice from the EPA that the balance of North Chicago Site Account is less than $100,000, Reorganized Fansteel will issue to NCI the NCI Contingent Note of up to $500,000 to complete Response Actions selected by the EPA.

         In addition, the proceeds, if any, of successful prosecution of insurance claims relating to North Chicago Facility will be held in escrow by Reorganized Fansteel for application as follows: (i) any amounts held in escrow as of the date of issuance of the NCI Contingent Note will be applied in prepayment of the NCI Contingent Note; (ii) any amounts received by Reorganized Fansteel while the NCI Contingent Note remains outstanding will be applied in prepayment of the NCI Contingent Note; and (iii) any amounts received by Reorganized Fansteel after satisfaction in full by Reorganized Fansteel of its obligations under the NCI Contingent Note will be allocated such that (x) 100% will be retained by Reorganized Fansteel up to the aggregate amount paid by Reorganized Fansteel under the NCI Contingent Note and (y) 50% of the excess, if any, will be retained by Reorganized Fansteel and 50% will be available for distribution to the EPA, DON, NOAA, and the DOI on account of their Allowed Class FAN-7 North Chicago Facility General Unsecured Environmental Claim.

         NCI ENVIRONMENTAL OBLIGATIONS. As discussed above, under the North Chicago Settlement, Reorganized Fansteel will deliver the NCI Primary Note to NCI. NCI contemplates implementing the North Chicago Response Action between 2003-2008. While the particular cleanup remedy has not yet been approved by the EPA, it is anticipated that the North Chicago Response Action will require some combination of removal of localized TCE hot spots or soil treatment such as soil vapor extraction or injection of hydrogen reduction compounds coupled with in-situ technologies to address the contaminated groundwater or perhaps natural attenuation. The North Chicago Response Action shall also address the remaining RCRA closure requirements of the North Chicago Facility.

         EMINENT DOMAIN TAKING OF NORTH CHICAGO FACILITY. The City of North Chicago or the State of Illinois, as the case may be, will be required to provide Reorganized Fansteel, NCI and the EPA not less than 30 days' notice of its intent to take the North Chicago Facility pursuant to an exercise of its power of eminent domain. Promptly upon the issuance of such notice or the commencement of eminent domain proceeding, if no prior notice has been given, the EPA will provide notification to the City of North Chicago or the State of Illinois, as applicable, regarding any remaining contamination at the North Chicago Facility and will be required to make a good faith effort to assist the parties to reach an agreement governing the completion of remediation at the North Chicago Facility. Reorganized Fansteel and/or NCI will be entitled to contest any proposed taking and/or the proposed amount of "just compensation" to be provided by the City of North Chicago or the State of Illinois, as applicable, in connection with such taking.

         Immediately upon the taking by eminent domain of the North Chicago Facility by the City of North Chicago or the State of Illinois, as the case may be, neither Reorganized Fansteel nor NCI, respectively, will have any further payment obligations under the NCI Primary Note, which will be deemed immediately cancelled and extinguished or remedial or post-remedial operation and maintenance obligations with respect to the North Chicago Facility.


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


Notwithstanding the foregoing, following a consensual or adjudicated determination of "just compensation," NCI will deliver to any third party assuming the remediation and/or post-remediation operation and maintenance obligations with respect to the North Chicago Facility or, if no such party exists, the EPA, the "just compensation" proceeds received by NCI, net of ALL litigation, transaction and/or collection costs expended by NCI; PROVIDED, HOWEVER, that NCI's obligation to deliver such net proceeds will be limited to the outstanding balance, if any, under the NCI Primary Note and NCI will be entitled to retain all net proceeds in excess of such outstanding balance.

         The Debtors have agreed that neither Reorganized Fansteel nor NCI will take any action to encourage the City of North Chicago or the State of Illinois to initiate or pursue a taking of the North Chicago Facility pursuant to such parties' power of eminent domain.

         TRANSFER. If, at any time, NCI's sole remaining obligation with respect to the North Chicago Facility is continued post-remedial operation and maintenance (e.g., groundwater monitoring or maintenance of institutional controls), then, subject to the consent of the EPA, which consent will not be unreasonably withheld, NCI will be permitted to transfer the North Chicago Facility to a third party if such third party agrees to assume NCI's operation and maintenance obligations and covenants to hold Reorganized Fansteel and NCI harmless for any and all liabilities related to such obligations.

         WINDING UP OF NCI. Upon completion of remediation activities mandated by the North Chicago Consent Decree, title to the remediated property at the North Chicago Facility may be transferred, with the consent of the transferee, to the City of North Chicago, or to any other third party selected by NCI, for an amount of consideration to be determined. If, on an aggregate basis, Reorganized Fansteel has overfunded NCI, NCI will dividend, or otherwise transfer, to Reorganized Fansteel the balance of cash and cash equivalents held by NCI, after which NCI will be dissolved in accordance with applicable non-bankruptcy law.

              (C)  LEXINGTON, INC.

         ORGANIZATION. On or before the Effective Date, Fansteel will form LI and on the Effective Date, the real property, improvements, and all other assets of Fansteel comprising the Lexington Facility, but excluding any and all insurance policies or coverage and accounts receivable related to the Lexington Facility, will be transferred to LI. From and after the Effective Date, LI will hold title to, and be solely responsible for the remediation of, the Lexington Facility.

         FINANCING. On the Effective Date, Reorganized Fansteel will deliver to LI the LI Primary Note. In addition to the mandatory semi-annual payments to be made by Reorganized Fansteel under the LI Primary Note, the proceeds, if any, of successful prosecution of insurance claims relating to Lexington Facility will be delivered by Reorganized Fansteel to LI as prepayment of amounts due under the LI Primary Note. Subsequently, following the completion of additional site characterization at the Lexington Facility by LI, LI will deliver to the KNREPC a report indicating the (i) results of such site characterization, including all relevant analyses and conclusions regarding the extent and delineation of remaining contamination requiring remediation, (ii) incremental cost of such remediation, and (iii) proposed terms of the LI Contingent Note, if required. If Reorganized Fansteel, LI, and the KNREPC are unable to agree upon the amount and


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


terms of the LI Contingent Note, if any, then the parties will resolve their dispute by binding arbitration or any alternative method as may be agreed to by the parties in writing.

         LI ENVIRONMENTAL OBLIGATIONS. The soil and groundwater at this property has been impacted from prior operations conducted by the Debtors and their predecessors. Pursuant to the Plan, LI will use the LI Primary Note discussed above to implement the additional site characterization activities requested by the KNREPC in March 2003, as well as any required remediation at the Lexington Facility. LI will submit a detailed Site Characterization Plan ("SCP") after the Effective Date and implement the SCP in accordance with a schedule of field activities set forth in the SCP. If KNREPC determines that remedial activities are required after the agency reviews the SCP, LI will propose a Corrective Action Plan ("CAP"). Fansteel expects that LI would implement the CAP in 2006 and 2007.

         EMINENT DOMAIN TAKING OF LEXINGTON FACILITY. The City of Lexington or the Commonwealth of Kentucky, as the case may be, will be required to provide Reorganized Fansteel, LI and the EPA not less than 30 days' notice of its intent to take the Lexington Facility pursuant to an exercise of its power of eminent domain. Promptly upon the issuance of such notice or the commencement of eminent domain proceeding, if no prior notice has been given, the EPA will provide notification to the City of Lexington or the Commonwealth of Kentucky, as applicable, regarding any remaining contamination at the Lexington Facility and will be required to make a good faith effort to assist the parties to reach an agreement governing the completion of remediation at the Lexington Facility. Reorganized Fansteel and/or LI will be entitled to contest any proposed taking and/or the proposed amount of "just compensation" to be provided by the City of Lexington or the Commonwealth of Kentucky, as applicable, in connection with such taking.


     Immediately upon the taking by eminent domain of the Lexington Facility by the City of Lexington or the Commonwealth of Kentucky, as the case may be, neither Reorganized Fansteel nor LI, respectively, will have any further payment obligations under the LI Primary Note or LI Contingent Note, as the case may be, which will be deemed immediately cancelled and extinguished or remedial or post-remedial operation and maintenance obligations with respect to the Lexington Facility. Notwithstanding the foregoing, following a consensual or adjudicated determination of "just compensation," LI will deliver to (x) any third party assuming the remediation and/or post-remediation operation and maintenance obligations with respect to the Lexington Facility or (y) if no such party exists, the EPA, the "just compensation" proceeds received by LI, net of all litigation, transaction and/or collection costs expended by LI; PROVIDED, HOWEVER, that LI's obligation to deliver such net proceeds will be limited to the outstanding balance, if any, under the LI Primary Note or LI Contingent Note, as the case may be, and LI will be entitled to retain all net proceeds in excess of such outstanding balance.

         The Debtors have agreed that neither Reorganized Fansteel nor LI will take any action to encourage the City of Lexington or the Commonwealth of Kentucky to initiate or pursue a taking of the Lexington Facility pursuant to such parties' power of eminent domain.

         TRANSFER. If, at any time, LI's sole remaining obligation with respect to the Lexington Facility is continued post-remedial operation and maintenance


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(e.g., groundwater monitoring or maintenance of institutional  controls),  then, subject to the consent of the EPA, which consent will not be unreasonably withheld, LI will be permitted to transfer the Lexington Facility to a third party if such third party agrees to assume LI's operation and maintenance obligations and covenants to hold Reorganized Fansteel and LI harmless for any and all liabilities related to such obligations.

         WINDING UP OF LI. Upon completion of remediation activities, title to the remediated property at the Lexington Facility may be transferred, with the consent of the transferee, to the City of Lexington, or to any other third party selected by LI, for an amount of consideration to be determined. If, on an aggregate basis, Reorganized Fansteel has overfunded LI, LI will dividend, or otherwise transfer, to Reorganized Fansteel the balance of cash and cash equivalents held by LI, after which LI will be dissolved in accordance with applicable non-bankruptcy law.

              (D)  WAUKEGAN, INC.

         ORGANIZATION. On or before the Effective Date, Fansteel will form WI and, on the Effective Date, the real property, improvements, and all other assets of Fansteel comprising the Waukegan Facility, but excluding any and all insurance policies or coverage and accounts receivable related to the Waukegan Facility, will be transferred to WI. From and after the Effective Date, WI will hold title to, and be solely responsible for the remediation of, the Waukegan Facility.

         FINANCING. On the Effective Date, in full settlement, satisfaction, release, and discharge of the Waukegan Facility Environmental Claims/Obligations, including, but not limited to, the alleged violations of City of Waukegan Ordinance #01-0-69 set forth in a Notice of Violation dated November 4, 2002 and any other obligations that Fansteel might have under City of Waukegan "Environmental Control Ordinance" # 02-0-110, Reorganized Fansteel will deliver to WI the WI Note. In addition to the mandatory semi-annual payments to be made by Reorganized Fansteel under the WI Note, the proceeds, if any, of successful prosecution of insurance claims relating to Waukegan Facility will be delivered by Reorganized Fansteel to WI as prepayment of amounts due under the WI Note.

         WI ENVIRONMENTAL OBLIGATIONS. The soil and groundwater at this property has been impacted from prior operations conducted by the Debtors and their predecessors. Pursuant to the Plan, WI will enroll in the Site Remediation Program of the Illinois Environmental Protection Agency. WI will use the proceeds of the WI Note described above to characterize and remediate contamination at the Waukegan Facility pursuant to the IEPA Tiered-Approach To Corrective Action Objectives ("TACO"). Under the currently contemplated schedule, WI would submit its Site Inspection report in September 2006, deliver a Remedial Objectives Report in December 2006, and, if required, complete a Remedial Action Plan by March 2007. WI would then implement any required remediation and submit a Remedial Action Completion Report ("RACR") by the end of 2012. Upon approval of the RACR, the IEPA would issue to WI and its successors and assigns a Comprehensive No Further Remediation Letter.

         EMINENT DOMAIN TAKING OF WAUKEGAN FACILITY. The City of Waukegan or the


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State of Illinois,  as the case may be, will be required to provide  Reorganized
Fansteel, WI and the EPA not less than 30 days' notice of its intent to take the Waukegan Facility pursuant to an exercise of its power of eminent domain. Promptly upon the issuance of such notice or the commencement of eminent domain proceeding, if no prior notice has been given, the EPA will provide notification to the City of Waukegan or the State of Illinois, as applicable, regarding any remaining contamination at the Waukegan Facility and will be required to make a good faith effort to assist the parties to reach an agreement governing the completion of remediation at the Waukegan Facility. Reorganized Fansteel and/or WI will be entitled to contest any proposed taking and/or the proposed amount of "just compensation" to be provided by the City of Waukegan or the State of Illinois, as applicable, in connection with such taking.

         Immediately upon the taking by eminent domain of the Waukegan Facility by the City of Waukegan or the State of Illinois, as the case may be, neither Reorganized Fansteel nor WI, respectively, will have any further payment obligations under the WI Note, which will be deemed immediately cancelled and extinguished or remedial or post-remedial operation and maintenance obligations with respect to the Waukegan Facility. Notwithstanding the foregoing, following a consensual or adjudicated determination of "just compensation," WI will deliver to (x) any third party assuming the remediation and/or post-remediation operation and maintenance obligations with respect to the Waukegan Facility or
(y) if no such party exists, the EPA, the "just compensation" proceeds received by WI, net of all litigation, transaction and/or collection costs expended by WI; provided, however, that WI's obligation to deliver such net proceeds will be limited to the outstanding balance, if any, under the WI Note and WI will be entitled to retain all net proceeds in excess of such outstanding balance.

         The Debtors have agreed that neither Reorganized Fansteel nor WI will take any action to encourage the City of Waukegan or the State of Illinois to initiate or pursue a taking of the Waukegan Facility pursuant to such parties' power of eminent domain.

         TRANSFER. If, at any time, WI's sole remaining obligation with respect to the Waukegan Facility is continued post-remedial operation and maintenance (e.g., groundwater monitoring or maintenance of institutional controls), then, subject to the consent of the EPA, which consent will not be unreasonably withheld, WI will be permitted to transfer the Waukegan Facility to a third party if such third party agrees to assume WI's operation and maintenance obligations and covenants to hold Reorganized Fansteel and WI harmless for any and all liabilities related to such obligations.

         WINDING UP OF WI. Upon completion of remediation activities mandated by the Waukegan Consent Decree, title to the remediated property at the Waukegan Facility may be transferred, with the consent of the transferee, to the City of Waukegan, or to any other third party selected by WI, for an amount of consideration to be determined. If, on an aggregate basis, Reorganized Fansteel has overfunded WI, WI will dividend, or otherwise transfer, to Reorganized Fansteel the balance of cash and cash equivalents held by WI, after which WI will be dissolved in accordance with applicable non-bankruptcy law.


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


              (E)  FDM

         On or before the Effective Date, Fansteel shall form FDM and, on the Effective Date, Holdings' one percent (1%) interest in Fansteel de Mexico will be transferred to FDM prior to consummation of the mergers contemplated by
Article IV.B of the Plan. This transfer is necessitated by provisions of the Mexican law governing the operation of "maquiladoras" that require that "maquiladoras" have at least two shareholders.

         6.   REORGANIZED FANSTEEL STOCK OPTION PLAN

         On or after the Effective Date, the compensation Creditors' Committee of the board of directors of Reorganized Fansteel will adopt the Reorganized Fansteel Stock Option Plan, under which options to purchase up to 5% of the issued and outstanding shares of New Fansteel Common Stock as of the Effective Date may be granted from time to time to certain members of the senior management of Reorganized Fansteel. On the Effective Date, Reorganized Fansteel will reserve [---] shares of New Fansteel Common Stock for issuance under the Reorganized Fansteel Stock Option Plan.

         7.   REVESTING OF ASSETS

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, will revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors will be free and clear of all Claims, encumbrances, Interests, charges, and Liens except as specifically provided in the Plan or the Confirmation Order, or as contemplated by the Reorganized Fansteel Exit Facility. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay Professional Fees and expenses incurred after the Effective Date.

         8.   PRESERVATION OF LITIGATION CLAIMS

                   (A)  GENERAL

         Except as otherwise provided in the Plan, the Confirmation Order, or in any contract, instrument, release, settlement agreement, consent decree, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, and subject to the Debtors' obligation to distribute to General Unsecured Creditors, on a Pro Rata basis, 70% of all Avoidance Action Cash, Reorganized Fansteel shall retain and have the exclusive right, in its sole discretion, to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, whether in law or in equity, whether known or unknown, that the respective Debtors or their Estates may hold against any Person or Entity; PROVIDED, HOWEVER, that, notwithstanding the foregoing, Reorganized Wellman shall retain and have the exclusive right, in its sole discretion, to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, whether in law or in equity, whether known or unknown, that Wellman or its Estate may hold against any Person or Entity. Reorganized Fansteel and Reorganized Wellman or their successor(s) may pursue such retained Litigation Claims as appropriate, in accordance with


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


the best interests of the Reorganized Debtor or its successor who holds such rights.

              (B)  INSURANCE LITIGATION

         Reorganized Fansteel will, to the fullest extent possible, retain all rights under all applicable insurance policies and prosecute and use commercially reasonable efforts to obtain payment from its insurers for claims made under such policies for losses related to Environmental Claims made by the EPA or any state, municipal, or local environmental authority with respect to the Muskogee, North Chicago, Lexington and Waukegan Facilities, Pettibone Creek and the NTC, and EPA CERCLA PRP Claims. Settlements by Reorganized Fansteel with insurers of any of such insurance claims will require either the prior consent of the NRC or other applicable governmental authorit(ies) or the approval of the Bankruptcy Court or other court of competent jurisdiction, on appropriate notice. Similarly, Reorganized Wellman will, to the fullest extent possible retain all rights under all applicable insurance policies, including all policies under which Wellman was an insured prior to Fansteel's acquisition of Wellman and all policies under which Wellman and various other Debtors were or are the insureds following such acquisition, and prosecute claims made under such policies for losses related to Environmental Claims asserted against Wellman by the EPA or any state, municipal, or local environmental authority (including, without limitation, administrative claims that are the subject of the Wellman AOC).

         9.   EMPLOYMENT AGREEMENTS

         On the Effective Date, Reorganized Fansteel shall enter into three-year employment agreements, in substantially the form of the employment agreements annexed to the Plan as Exhibits M(1) and M(2), with certain of its current key executives, including, without limitation, Gary L. Tessitore and R. Michael McEntee.

    D.   COMPROMISES AND SETTLEMENTS OF CLAIMS

         Pursuant to section 1123(b)(3) of the Bankruptcy Code and Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons or Entities. The Debtors expressly reserve the right (following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons or Entities up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to Articles IV.F and IV.G of the Plan. In addition, as of the Effective Date, the Debtors and/or Reorganized Debtors, as the case may be, shall effectuate the compromises and settlements described below.

         1.   PBGC SETTLEMENT

         Pursuant to a consolidated proof of claim filed with the consent of the Debtors, the PBGC has asserted three separate claims against each of the Debtors (resulting from the Debtors' joint and several liability as members of a "controlled group" within the meaning of the Internal Revenue Code). The claims asserted by the PBGC include (i) a contingent termination claim for related to


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pension plan  contributions  necessary to satisfy the minimum funding  standards under Section 412 of the Internal Revenue Code and Section 302 of ERISA, (ii) a contingent termination claim for unfunded pension plan benefits liabilities, and
(iii) a claim for payment of unpaid PBGC insurance premiums. As a result of the Debtors' proposed termination of the Fansteel Consolidated Plan, the Debtors' have estimated the PBGC's joint and several claim for termination liability to be approximately $19 million.

         The Debtors are jointly and severally liable for the claims asserted by the PBGC and although these claims are contingent claims, the Debtors have determined neither they nor the Reorganized entities will have the financial wherewithal to continue to fund obligations under the Fansteel Employee's Consolidated Pension Plan. The PBGC claim with respect to this pension plan is in excess of $19 million such that a termination would give rise to a general unsecured claim against the Debtors' Estates of at least this amount. The Debtors believe that the PBGC would be allowed such that it would be impossible to effect a plan of reorganization absent a settlement of the PBGC claims. As such, the Debtors have, since their Petition Date, worked diligently with representatives for the PBGC in order to reach a mutually acceptable settlement of the Debtors' various obligations on account of a distressed termination of the Fansteel Consolidated Employee Plan and the continuation of the remaining pension plans. Consequently the Debtors and the PBGC have agreed to terms for a mutually acceptable distressed termination of the Fansteel Consolidated Employee Pension Plan and the PBGC related claims such that the Debtors will be able to consummate their Plan and provide for distributions to all general unsecured creditors. Absent such a settlement with the PBGC, the Debtors would not have sufficient resources to satisfy the claims of the PBGC which the Debtors believe would exceed $20 million for the aggregate of the three pension plans that would ultimately be terminated such that a distribution to creditors would be impractical, if not, impossible.

         As described more fully in the PBGC Agreement, the Debtors and the PBGC have agreed that, in full satisfaction, settlement, release, and discharge of all Claims that the PBGC has or may have against any and all of the Debtors, including, but not limited to, Claims for termination liability resulting from the distress termination of the Fansteel Consolidated Employees' Pension Plan,
(1) Reorganized Fansteel shall deliver to the PBGC (a) the PBGC Note, a $9,500,000 non-interest bearing, 10-year note, payable in equal annual installments of $750,000 for the first five (5) years of its term and $1,150,000 for the last five (5) years of its term, and agreements pursuant to which Reorganizaed Fansteel, FDM Holdings, Inc., and Fansteel de Mexico grant the PBGC liens on and security interests in all land, buildings, and equipment owned by or used in connection with the operations of Fansteel de Mexico and (b) 20% of the New Fansteel Common Stock, subject to dilution of up to 5% by the issuance of New Fansteel Common Stock pursuant to the Reorganized Fansteel Stock Option Plan, (2) the PBGC shall have an allowed PBGC Claim against Fansteel in the amount of $1,500,000 (in respect of which, the PBGC shall receive its Pro Rata share of the distributions to Holders of Allowed Class FAN-3 General Unsecured Claims), and (3) the PBGC shall consent to (a) Reorganized Fansteel's and Reorganized Wellman's assumption of all liabilities and obligations with respect to Wellman Dynamic Corp.'s Salaried Employees' Retirement Plan, (b) the Purchaser's assumption of future obligations with respect to the Fansteel Hydro Carbide Hourly Employees' Pension Plan, and (c) a release of Reorganized Fansteel and Reorganized Wellman from any future liability and/or obligations


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


with respect to the Fansteel Consolidated Employees' Pension Plan and the Fansteel Hydro Carbide Hourly Employees' Pension Plan.

         DISTRESSED TERMINATION OF THE FANSTEEL CONSOLIDATED PLAN

         Section 4041(c) of ERISA and the regulations thereunder govern the distress termination of the Fansteel Consolidated Plan. The Debtors believe that they have satisfied the standards for such a termination and will show that they meet the requirements under Section 4041(c)(2)(B)(ii) of ERISA with respect to the "reorganization" test, which include:

(i) A person has filed, or has had filed against it as of the proposed termination date, a petition seeking reorganization in a case under Title 11, United States Code, or under any similar law of a State or political subdivision of a State;

(ii) Such case has not, as of the proposed termination date, been dismissed;

(iii) Such person timely submits a copy of any requests for the approval of the bankruptcy court (or other appropriate court in a case under such similar law of a State or political subdivision) of the plan termination to the PBGC at the time the request is made; and

(iv) The bankruptcy court (or other appropriate court) determines that, unless the plan is terminated, such person will be unable to pay all of its debts pursuant to a plan of reorganization and will be unable to continue in business outside the Chapter 11 reorganization process and approves the termination.

         In accordance with the distress termination requirements, the Debtors will provide the necessary notices to interested parties and the PBGC within the ascribed times periods to effectuate the distress termination of the Fansteel Consolidated Plan.

         2.   NORTH CHICAGO SETTLEMENT

         The USDOJ Proof of Claim includes multiple claims with respect to the North Chicago Facility, Pettibone Creek and the Harbor on behalf a number of federal entities including the EPA, the DOD, DON, the DOI, and NOAA.

         With respect to the North Chicago Facility, the USDOJ Proof of
Claim seeks recovery of response costs incurred by EPA for certain response actions conducted at the Vacant Lot and seeks to require Fansteel to comply with the 106 Order.

         The USDOJ Proof of Claim also alleges that Fansteel is liable to the DON, DOI and NOAA for releases into Pettibone Creek, independent of claims that may be asserted against the Debtors with respect to the necessary and on-going remediation of the North Chicago Facility. The USDOJ seeks recovery of past and future response costs incurred and to be incurred by the Navy to remediate releases of hazardous substances in the sediments at the Naval Training Center Great Lakes and to DOI/NOAA for damages to natural resources. Fansteel is not liable in contribution to the DON, or to DOI/ NOAA for damages to natural


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resources.  This claim has been separately  classified under the Plan as a Class
FAN-7 North Chicago Facility General Unsecured Environmental Claim.

         The Debtors and the EPA, the DOD (on behalf of itself and the DON), NOAA, the DOI, and the other Federal PRPs have reached a settlement resolving the issues raised by the DOJ Proof of Claim, including: (i) the asserted obligations of Fansteel with respect to the North Chicago Facility, including performance of North Chicago Response Action, (ii) the DON's asserted General Unsecured Claim and/or Administrative Claim, if any, with respect to Pettibone Creek, (iii) NOAA's, DOI's, City of North Chicago's and EPA's asserted General Unsecured Claims and/or Administrative Claims, if any, with respect to performance of the North Chicago Response Action, the North Chicago vacant lot site, Pettibone Creek, and/or the NTC, and (iv) Fansteel's asserted contribution claims against the Federal PRPs with respect to performance of the North Chicago Response Action, the North Chicago vacant lot site, Pettibone Creek, and the NTC. Pursuant to the settlement, as set forth in the Consent Decree to be executed by and between the parties and to be submitted to the Bankruptcy Court for approval on or before confirmation of the Plan, in full satisfaction, settlement, release, and discharge of all of the foregoing, (A) Reorganized Fansteel shall cause NCI to contribute, in the first instance, up to the aggregate amount of $2,170,000 (including $1,731,000 for the cost of performing remedial tasks (i.e., $1,600,000 for performing the North Chicago Response Action and $131,000 for soil removal in the transformer courtyard and $443,000 for facility operational and shutdown costs, including, property taxes, insurance, and security expenses) to remediate the North Chicago Facility, (B) the Federal PRPs shall contribute $425,000 to the North Chicago Site Account, which funds shall be earmarked as (i) next available funds to be used, if necessary, by NCI, with EPA oversight, to perform the North Chicago Response Action following NCI's expenditure of the $1,600,000 referenced above and (ii) to pay the EPA's oversight costs related to the North Chicago Response Action,
(C) if the $2,170,000 referenced in (A) and (B) above is not sufficient to complete the North Chicago Response Action, then when the balance of the North Chicago Site Account falls below $100,000, EPA shall notify Reorganized Fansteel and, within 30 days of receipt of such notice in writing, Reorganized Fansteel shall issue to NCI the NCI Contingent Note in an amount of up to $500,000 to finance further performance of the North Chicago Response Action, (D) the EPA, DON, NOAA, and the DOI shall be granted an Allowed Unsecured Claim in the aggregate face amount of $10,000,000 (to be allocated as agreed upon by the EPA, DON, NOAA, and the DOI), on account of which the DON, DOI and NOAA shall receive a distribution of (1) Available General Unsecured Cash as if they held a single Allowed Class FAN-3 General Unsecured Claim in the amount of $100,000 and (2) the EPA, the DON, the DOI and NOAA will receive 50% of that portion of the insurance proceeds received by Reorganized Fansteel after satisfaction in full of its obligations under the NCI Contingent Note on account of North Chicago Facility claims, if any, in excess of the aggregate amount paid by Reorganized Fansteel under the NCI Contingent Note, for the balance of such Allowed Claim,
(E) Reorganized Fansteel and NCI shall covenant not to sue the Federal PRPs for any costs, past or future, concerning performance of the North Chicago Response Action, the North Chicago vacant lot site, Pettibone Creek, and/or the NTC, the EPA, the DOD (on behalf of itself and the DON), NOAA and the DOI shall (1) covenant not to sue Reorganized Fansteel, NCI and the Federal PRPs, (2) provide Reorganized Fansteel and NCI with statutory contribution protection, and (3) waive their rights to any distributions (other than as described in the North Chicago Consent Decree) on account of such Allowed Claim and shall waive and release any and all Claims and obligations against or of Reorganized Fansteel


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and NCI other  than those  obligations  set forth in the North  Chicago  Consent
Decree.

         RATIONALE FOR SETTLEMENT

         The soil and groundwater at this property has been impacted from prior operations conducted by the Debtors and their predecessors. Under state and federal Environmental Laws, governmental authorities and third parties could seek to hold Reorganized Fansteel responsible as a current landowner or a successor in interest to the Debtors for the investigation and cleanup of the property as well as contamination that might be migrating from the site. In the absence of the settlement, Fansteel also faced significant potential liability to the DON, DOI and NOAA for cleanup and damages to natural resources at the Pettibone Creek and Harbor for alleged releases of hazardous substances from the property. Notwithstanding the aforementioned exposure, Fansteel believes that it has a right to contribution from various federal agencies that could offset any potential claims. The cost to pursue these contribution claims, which Fansteel believes would be vigorously defended by the DOJ, as well as the costs associated with Reorganized Fansteel's defense associated with any additional claims would be significant. Further, the risk of the potential future exposure to Fansteel and Reorganized Fansteel could potentially exceed the extent of the liability adopted by the Debtors pursuant to this settlement. The settlement enables the Debtors and Reorganized Fansteel to resolve all of its potential liabilities at the site, as well as, receive contribution from certain federal agencies without having to incur the time and cost of prosecuting a CERCLA contribution action. The Debtors believe that the settlement reflects a reasonable allocation of the costs for the remediation of the site pursuant to terms that are feasible under the Reorganized Debtors' financial projections.


         3.   EPA CERCLA PRP SETTLEMENT

         The USDOJ Proof of Claim also includes four claims (the "EPA CERCLA PRP Claims") on behalf of the EPA asserting Fansteel's joint and several liability as a PRP under CERCLA because Fansteel arranged for the disposal of hazardous substances at the Old Southington Landfill Superfund Site in Southington, Connecticut ("Old Southington"), the Li Tungsten Superfund Site in Glen Cove, New York ("Li Tungsten"), the PCB Treatment Superfund Site in Kansas City, Kansas and Kansas City, Missouri ("PCB Treatment") and the Operating Industries, Inc. Superfund Site near Los Angeles, California ("Operating Industries") (collectively, the "Superfund Sites"). The USDOJ Proof of Claim seeks recovery of certain response costs alleged to have been incurred or that will be incurred by EPA in the future at the Superfund Sites.

         Fansteel and the EPA have agreed that the EPA CERCLA PRP Claims that the EPA has or may have against any and all of the Debtors will be deemed to be Allowed Class FAN-6 EPA CERCLA PRP Claims in the following amounts: $332,000 for the PCB Treatment EPA CERCLA PRP Claim, $960,898 for the Operating Industries EPA CERCLA PRP Claim, $125,000 for the Li Tungsten EPA CERCLA PRP Claim, and $200,000 for the Old Southington EPA CERCLA PRP Claim). In full satisfaction, settlement, release, and discharge of the Allowed Class FAN-6 EPA CERCLA PRP Claims, the EPA shall receive (a) a Pro Rata share of Available General


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Unsecured Cash as if the EPA held Allowed Class FAN-3 General  Unsecured  Claims of $132,000 (PCB Treatment), $460,898 (Operating Industries), $25,000 (Li Tungsten), and $100,000 (Old Southington) and (B) distributions of insurance proceeds, if any, recovered by Reorganized Fansteel on account of the balance of such Class FAN-6 EPA CERCLA PRP Claims, not to exceed $900,000 in the aggregate, subject to the following maximum respective amounts: $200,000 for the PCB Treatment EPA CERCLA PRP Claim, $500,000 for the Operating Industries EPA CERCLA PRP Claim, $100,000 for the Li Tungsten EPA CERCLA PRP Claim, and $100,000 for the Old Southington EPA CERCLA PRP Claim.

         RATIONALE FOR SETTLEMENT

         The Debtors believe that the aforementioned settlement of the EPA CERCLA PRP Claims represents a substantial benefit to the Debtors' Estates in that absent such a settlement, Fansteel would likely be forced to litigate the merits of the EPA CERCLA PRP Claims asserted in the respective amounts of $1.5 million (PCB Treatment), $95 million (Operating Industries), $17 million (Li Tungsten), and $39 million (Old Southington). Although Fansteel does not believe that the asserted amounts reflect the actual amounts that would ultimately be deemed "allowed", the costs of such litigation, both in terms of actual dollars and time, would be considerable. Absent such a settlement, which will, among other things, limit the overall exposure that Fansteel will have from all parties in respect of these environmental claims, the Debtors ability to consummate a plan of reorganization would be jeopardized.

         4.   WELLMAN ADMINISTRATIVE ORDER ON CONSENT

         The USDOJ also filed a separate proof of claim on behalf of the EPA requiring Wellman to comply with various obligations under the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et esq. ("RCRA") related to the Wellman Facility.

Wellman has agreed to perform a RCRA Facility Investigation ("RFI") to determine the nature and extent of any release of hazardous wastes and/or hazardous constituents at or from solid waste management units regulated under RCRA at the Wellman Facility. Depending on the results of the RFI, Wellman has also agreed to perform a Corrective Measures Study ("CMS") to identify and evaluate corrective action alternatives necessary to remediate contaminated media to levels protective of human health and the environment. The Administrative Consent Order (the "AOC") by and between Wellman and will set forth the schedule to complete the RFI and, if necessary, the CMS. The AOC does not include requirements for the characterization or corrective action of radiological constituents at the Facility currently being addressed by the Iowa Department of Public Health. The Debtors estimate the costs associated with the remedial measures to be undertaken in connection with the AOC to be approximately $2,144,000 through 2010.

    E.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.   ASSUMPTION  AND  REJECTION OF  EXECUTORY  CONTRACTS  AND UNEXPIRED
LEASES

         Under the Bankruptcy Code, a debtor may assume or reject executory contracts or unexpired leases. As a general matter, an "executory contract" is a contract under which material performance, other than solely the payment of


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money,  remains to be made by each party to the  contract.  Except as  otherwise provided in the Plan, the Fansteel Asset Purchase Agreement, any other agreement constituting a Fansteel Asset Sale, or in other any contract, instrument, release, settlement agreement, consent decree, or other agreement or document entered into in connection with the Chapter 11 Cases or the Plan, as of the Effective Date each Debtor will be deemed to have assumed each executory contract and unexpired lease to which it is a party and which is identified in the Schedules filed with the Bankruptcy Court, as amended, including contracts or leases that purport to require consent for assumption or assignment (collectively, the "Assumed Contracts"), unless such contract or lease (i) was previously assumed and/or assigned or rejected by a Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is identified in Exhibit J to the Plan as an executory contract or unexpired lease to be rejected as of the Confirmation Date pursuant to the terms of this Plan. The Confirmation Order will constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above (and the assumption by the Subsidiary Debtors assignment to Reorganized Fansteel to the extent necessary to undertake the merger of the Reorganized Debtors) as of the Effective Date; PROVIDED, HOWEVER, that all contracts assumed and/or assigned pursuant to the Fansteel Asset Purchase Agreement shall be assumed and assigned to the Purchaser of such assets upon approval by the Bankruptcy Court.

         2.   PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

         Any monetary amounts by which each Assumed Contract is in default will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment by Reorganized Fansteel or Reorganized Wellman, as applicable, of Cure on the Effective Date or as soon thereafter as practicable, on such other terms as the parties thereto may agree in writing, or as otherwise required by the Bankruptcy Court in connection with the Fansteel Asset Purchase Agreement or any Fansteel Asset Sale. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the relevant Assumed Contract, or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

         3.   CLAIMS BASED ON REJECTION OF CONTRACTS OR LEASES

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim for damages, then such Claim will be forever barred and will not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.


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


         4.   COLLECTIVE BARGAINING AGREEMENTS

         Except and to the extent previously assumed by an order of the Bankruptcy Court or assumed and assigned to the Purchaser in connection with the Fansteel Asset Sale, on the Effective Date all collective bargaining agreements entered into before or after the Petition Date and not since terminated to which any Debtor is a party, shall be deemed to be, and shall be treated as if they were, Assumed Contracts and the Debtor's obligations under such agreements shall survive confirmation of the Plan.

    F.   COMPENSATION AND BENEFIT PLANS

         Except and to the extent (a) previously assumed by an order of the Bankruptcy Court or assumed and assigned to the Purchaser in connection with the Fansteel Asset Sale or (b) otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all Compensation and Benefit plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, will be deemed to be, and will be treated as if they were, Assumed Contracts and the Debtors' obligations under such programs to Persons will survive confirmation of the Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (ii) all employee equity or equity-based incentive plans, (iii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract, and (iv) the Fansteel Consolidated Plan. Without limiting the generality of the foregoing, following the Effective Date, Reorganized Fansteel will continue Fansteel's custom and usage of (x) permitting existing retirees to participate in Fansteel's current self-insured medical program and (y) providing a $2,500 per person death benefit to its retirees.

    G.   PROVISIONS GOVERNING DISTRIBUTIONS

         1.   DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Interests as of the Effective Date will be made on the Distribution Date or as soon thereafter as practicable. Notwithstanding the foregoing, the New Securities to be issued under the Plan will be deemed issued as of the Effective Date regardless of the date on which they are actually issued and distributed. Distributions on account of Claims or Interests that first become Allowed Claims or Interests after the Effective Date will be made pursuant to Articles III, VII, and VIII of the Plan. Without limiting the generality of the foregoing, interest will not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         2.   DISBURSING AGENT; TRANSFER AGENT

         The Disbursing Agent will make all distributions required under the Plan (subject to the provisions of Articles III, VII, and VIII thereof) except


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with respect to a Holder of a Claim or Interest whose  distribution  is governed by an indenture or other agreement and is administered by the Transfer Agent, an indenture trustee, or other agent or servicer, which distributions will be deposited with the Transfer Agent, or appropriate indenture trustee, agent, or servicer, who will deliver such distributions to the Holders of Claims or Interests in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement. The Transfer Agent and, if the Disbursing Agent is an independent third party designated by Reorganized Fansteel to serve in such capacity, the Disbursing Agent, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution
services   rendered  pursuant  to  the  Plan  and  reimbursement  of  reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. Neither the Transfer Agent nor the Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, Reorganized Fansteel will pay all costs and expenses of procuring any such bond.

    H.   CALCULATION OF DISTRIBUTION AMOUNTS OF NEW FANSTEEL COMMON STOCK

         No fractional shares of New Fansteel Common Stock will be issued or distributed under this Plan or by Reorganized Fansteel, the Transfer Agent, or any Disbursing Agent. Each Person entitled to receive New Fansteel Common Stock will receive the total number of whole shares of New Fansteel Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Fansteel Common Stock, the Transfer Agent or Disbursing Agent will allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fractional portion will be cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares that remain to be allocated, the Transfer Agent or Disbursing Agent will allocate the remaining whole shares to such Holders by random lot or such other impartial method as the Transfer Agent or Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements will be cancelled and will be of no further force and effect.

    I.   DELIVERY OF DISTRIBUTIONS

         Distributions to Holders of Allowed Claims or Interests will be made, as applicable, by the Transfer Agent or Disbursing Agent (i) at the addresses set forth on the proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is filed or if the Debtors have been notified of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Transfer Agent or Disbursing Agent after the date of any related proof of Claim, or (iii) at the addresses reflected in the Schedules, if no proof of Claim has been filed and neither the Transfer Agent nor Disbursing Agent has received a written notice of a change of address. If any Holder's distribution is returned as undeliverable, no further distributions to such Holder will be made unless and until the Transfer Agent or Disbursing Agent is notified of such Holder's then current address, at which time all missed distributions will be made to such Holder without interest.


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Amounts in respect of  undeliverable  distributions  made  through the  Transfer
Agent or Disbursing Agent will be returned to the applicable Reorganized Debtor until such distributions are claimed.

         The Reorganized Debtors will file with the Bankruptcy Court, on each yearly anniversary of the Effective Date, but only if the Chapter 11 Cases remain open at such time, a list of the Holders of unclaimed distributions. This list will be maintained until the entry of an order and/or Final Decree closing the Chapter 11 Cases. Any Holder of an Allowed Claim or Allowed Interest that does not assert a claim for an undeliverable distribution within two (2) years after the Effective Date will have its claim for such undeliverable distribution discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. In such cases (x) any Cash held for distribution on account of such Claims or Interest will become the property of the applicable Reorganized Debtor, free of any restrictions thereon; and (y) any New Fansteel Common Stock held for distribution on account of such Claims or Interests will become treasury stock of Reorganized Fansteel. Nothing contained in the Plan or Confirmation Order will require any Reorganized Debtor, the Transfer Agent, or the Disbursing Agent to attempt to locate any Holder of an Allowed Claim or Allowed Interest.

    J.   FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS

         Notwithstanding anything to the contrary in the Plan, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent will not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefore is made in writing to such Disbursing Agent.

    K.   PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

         1.   OBJECTIONS; SETTLEMENTS OF DISPUTED CLAIMS

         Under the Plan, the Debtors or Reorganized Debtors will have 120 days after the Effective Date (unless extended by an order of the Bankruptcy Court), to file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended more than 120 days after the Effective Date. In addition, after the Confirmation Date, only the Debtors or the Reorganized Debtors shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims or Interests and after the Effective Date, subject to the requirements of Article XIV.B.2 of the Plan, the Reorganized Debtors will be permitted to settle or compromise any Disputed Claim or Interest without approval of the Bankruptcy Court.

         2.   NO DISTRIBUTIONS PENDING ALLOWANCE

         Under the Plan, no payments or distributions will be made with respect to all or any portion of a Disputed Claim or Interest unless and until all objections to such Disputed Claim or Interest have been settled or withdrawn or


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have been determined by Final Order, and the Disputed Claim or Interest, or some portion thereof, has become an Allowed Claim or Interest. The Holder of a Disputed Claim or Interest that has, in whole or in part, become an Allowed Claim or Interest, will receive all distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim or Interest and a Disputed Claim or Interest will receive its distribution on account of the Allowed Claim or Interest in accordance with the provisions of Articles III and VII of the Plan.

         3.   DISPUTED CLAIMS RESERVES

         WITHHOLDING OF DISPUTED CLAIMS RESERVES. The Transfer Agent or Disbursing Agent, as applicable, will withhold the Disputed Claims Reserve from the Cash, New Fansteel Common Stock, or other property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by a Debtor, the Bankruptcy Court will determine what amount is sufficient to withhold as the Disputed Claims Reserve amount. The Debtors may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent will withhold the Disputed Claims Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtors elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Transfer Agent or Disbursing Agent, as applicable, will withhold the Disputed Claims Reserve based upon the Face Amount of such Claim.

         VOTING OF NEW FANSTEEL COMMON STOCK HELD IN DISPUTED CLAIMS RESERVES. Neither the Transfer Agent, Disbursing Agent, nor any other party, will be entitled to vote any shares of the New Fansteel Common Stock held in the Disputed Claims Reserve. In the event that any matter requires approval by the shareholders of Reorganized Fansteel prior to the distribution or cancellation of all shares of New Fansteel Common Stock from the Disputed Claims Reserve, the shares of New Fansteel Common Stock held by the Transfer Agent or Disbursing Agent will be deemed not to have been issued, for voting purposes only.

         INVESTMENT OF DISPUTED CLAIMS RESERVES. If practicable, the Disbursing Agent will invest any Cash that is withheld for the Disputed Claims Reserve in a manner designed to yield a reasonable net return, taking into account the safety of the investment.

         4.   DISTRIBUTIONS AFTER ALLOWANCE

         The Reorganized Debtors, Transfer Agent or Disbursing Agent, as the case may be, will make distributions from the Disputed Claims Reserve to each Holder of a Disputed Claim or Interest that has become an Allowed Claim or Interest in accordance with the provisions of this Plan governing the class of Claims or Interests to which such Holder belongs. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Interest becomes a Final Order, the Transfer Agent or Disbursing Agent will distribute to the Holder of such Claim or Interest any Cash, New Fansteel Common Stock, or other property in the Disputed Claims Reserve that would have been distributed on the Distribution Date had such Allowed Claim or Interest been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim or Interest (i) any New Fansteel Common Stock held in the Disputed Claims Reserve


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will be distributed Pro Rata to Holders of Allowed Claims and Interests entitled thereto under the terms of the Plan and (ii) any Cash or other property remaining in the Disputed Claims Reserve will become property of Reorganized Fansteel. All distributions made under Plan Article VIII.F on account of an Allowed Claim or Interest will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim or Interest had been an Allowed Claim or Interest on the Distribution Date. Notwithstanding the foregoing, neither the Transfer Agent nor Disbursing Agent will be required to make distributions under Plan Article VIII.F more frequently than once every 90 days or to make any individual payments in an amount less than $25.00.

         5.   DISALLOWANCE OF CLAIMS

         All Claims held by Persns or Entities listed in Exhibit [_] to the Plan against whom any Debtor or Reorganized Debtor has asserted, or may in the future assert, a cause of action under section 542, 543, 522(f), 522(h), 544, 545, 547, 548, 549, and/or 550 of the Bankruptcy Code, will be deemed Disallowed Claims pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims will not be entitled to vote to accept or reject the Plan. Claims that are deemed to be Disallowed Claims pursuant to Plan Article VIII.G will continue to be Disallowed Claims for all purposes until the Avoidance Action against affected Person or Entity has been settled or otherwise resolved by a Final Order and all sums, if any, due to the Reorganized Debtors by such Person or Entity have been remitted to the Reorganized Debtors.

    L.   CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article IX.A of the Plan:

         1    The  Bankruptcy  Court  shall  have entered an order approving the
Disclosure  Statement  with  respect  to  this  Plan   as   containing  adequate
information within the meaning of section 1125 of the Bankruptcy Code.

         2. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors and the Creditors' Committee and shall contain, among other things, findings of fact and conclusions of law that (a) the respective transfers of (i) the Lexington Facility to LI in exchange for the LI Notes and (ii) the Waukegan Facility to WI in exchange for the WI Note are
(x) in full satisfaction, settlement, release and discharge of all Environmental Claims against and Environmental Obligations of Fansteel, as asserted by the EPA, Illinois EPA, and/or the KNREPC, as the case may be, and (y) for fair consideration and reasonably equivalent value, and (b) Reorganized Fansteel's obligations with respect to the remediation of the Lexington and Waukegan Facilities are limited to face amount of the LI Notes and WI Note, respectively.

         3. A sale of the Transferred Assets shall have been consummated and the Fansteel Asset Sale Proceeds Escrow shall have been established; provided however, that for the purposes of satisfaction of this condition, if


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the sale of the  Transferred  Assets did not include the  Remaining  Plantsville
Assets, as defined in the Plan, then it shall not be required that a sale of the Remaining Plantsville Assets have been consummated.

         4.   Entry into the PBGC Agreement.

         5.   Entry into the North Chicago Consent Decree.

         6.   Entry into the Wellman AOC.

         7.   Entry into the EPA CERCLA PRP Settlement Agreement.

         8. The NRC's (a) issuance and publication in the Federal Register of a favorable environmental assessment, including a Finding of No Significant Impact, and (b) issuance a safety evaluation report in connection with the NRC Approvals in accordance with NRC regulations, on or before October 31, 2003; PROVIDED, HOWEVER, nothing in this condition shall require NRC to make a Finding of No Significant Impact in its environmental assessment.

         CONDITIONS TO EFFECTIVE DATE. The following are conditions precedent to the occurrence of the Effective Date, each of which must be (i) satisfied or
(ii) waived in accordance with Article IX.B of the Plan on or before December 20, 2003:

         1. The Confirmation Date shall have occurred, the Confirmation Order, in form and substance acceptable to the Debtors and the Creditors' Committee, confirming this Plan, as the same may have been modified, supplemented, or amended, and, among other things, approving the PBGC Agreement, North Chicago Consent Decree, EPA CERCLA PRP Settlement Agreement, and Wellman AOC, shall have been entered by the Bankruptcy Court, and no stay of the Confirmation Order shall have been granted and remain in effect as of the 31st day following the Confirmation Date.

         2. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

         3. All authorizations, consents, and regulatory approvals required in connection with the consummation of this Plan shall have been obtained and not revoked.

         4.   The  NRC  Approvals  shall  have been issued not later than thirty
(30) days after the Confirmation Date and no order or judgment of the NRC or any other court of competent jurisdiction shall have stayed the effect of the NRC Approvals.

         5. There shall be borrowing availability under the Exit Facility of not less than $3 million on the Effective Date.

         6. All necessary and/or appropriate documents, instruments, or agreements, in definitive form, evidencing the transactions contemplated by this Plan, including, without limitation, the Exit Facility and all documents necessary to effectuate the issuance of the New Securities, shall have been executed and delivered by the parties thereto and be substantially in conformity with the terms set forth in this Plan.


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


         WAIVER OF CONDITIONS. Each of the conditions set forth in IX.A and IX.B of the Plan, other than those set forth in Article IX.A.1 and 8 and IX.B.1 and 4 thereof, may be waived in whole or in part by the Debtors or Reorganized Debtors with the express consent of the Creditors' Committee in their sole and absolute discretion without any notice to parties-in-interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right that may be asserted at any time.

    M.   RETENTION OF JURISDICTION

         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will, to the fullest extent permitted by law, retain jurisdiction over all matters arising under, or arising in or relating to these Chapter 11 Cases and the Plan, as more fully set forth in
Article XI of the Plan.

    N.   EFFECTS OF CONFIRMATION

         1.   BINDING EFFECT

         The Plan will be binding on and inure to the benefit of the Debtors, all current and former Holders of Claims against and Interests in the Debtors and their respective executors, heirs, successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

         2.   AUTHORIZATION OF CORPORATE ACTION

         The entry of the Confirmation Order shall constitute a direction to and authorization for the Debtors and the Reorganized Debtors to take or cause to be taken any action necessary or appropriate to consummate the transactions contemplated by this Plan and any related documents or agreements prior to and through the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Code without the need for any additional authorizations, approvals, or consents.

         3.   DISCHARGE OF THE DEBTORS

         All consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtors of any nature whatsoever, or against any of the Debtors' assets or properties. Subject to the occurrence of the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order, entry of the Confirmation Order will act as a discharge under section 1141(d)(1)(A) of the Bankruptcy Code from and of all Claims against, Liens on, and Interests in each of the Debtors, their assets, and their properties,


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


arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Interest therefore was filed, whether the Claim or Interest is Allowed, or whether the Holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any Holder of such a discharged Claim or Interest will be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors (except as otherwise expressly provided in the Plan), subject to the occurrence of the Effective Date.

         4.   INJUNCTION

         Pursuant to section 524 of the Bankruptcy Code, the discharge provided by Article XII.D of the Plan and section 1141 of the Bankruptcy Code will act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged under the Plan. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors will be permanently enjoined, on and after the Confirmation Date, subject to the occurrence of the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtors (including, but not limited to, the Reorganized Debtors) and their respective properties and interests in property.

         5.   RELEASE

         EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN, THE CASH, NEW SECURITIES AND OTHER PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, AND THE SERVICES OF THE DIRECTORS AND OFFICERS OF THE DEBTORS, (A) EACH HOLDER OF A CLAIM OR INTEREST THAT VOTES (OR IS DEEMED TO VOTE) IN FAVOR OF THE PLAN, (B) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR INTEREST OF ANY OF THE DEBTORS THAT DOES NOT VOTE ON THE PLAN OR VOTES TO REJECT THE PLAN AND (C) EACH DEBTOR, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE INVOLVING


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


ANY OF THE DEBTORS TAKING PLACE PRIOR TO THE EFFECTIVE DATE AND/OR IN CONNECTION WITH THE CHAPTER 11 CASES THAT SUCH ENTITY HAS OR MAY HAVE AGAINST THE D&O RELEASEES; PROVIDED, HOWEVER, THAT NOTHING IN THE PLAN WILL RELEASE ANY D&O RELEASEE FROM ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, DEMANDS, SUITS, PROCEEDINGS, OR LIABILITIES BASED ON ANY ACT OR OMISSION ARISING OUT OF SUCH D&O RELEASEE'S FRAUD, BREACH OF FIDUCIARY DUTY, MALPRACTICE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR UNDER CHAPTER 5 OF THE BANKRUPTCY CODE; PROVIDED FURTHER, HOWEVER, THAT THE DEBTORS AND REORGANIZED DEBTORS WILL HAVE THE RIGHT TO PURSUE SUCH RIGHTS OF ACTION, INCLUDING THE RIGHTS UNDER SECTION 502(D) OF THE BANKRUPTCY CODE, AS A DEFENSIVE MEASURE, INCLUDING FOR PURPOSES OF SETOFF AGAINST DISTRIBUTIONS, IF ANY, DUE TO A HOLDER OF A CLAIM OR INTEREST PURSUANT TO THE PLAN, AND SUCH RIGHTS WILL BE EXERCISED EXCLUSIVELY BY THE REORGANIZED DEBTORS.

         NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, NOTHING IN THE PLAN OR THE CONFIRMATION ORDER WILL, (I) WITH RESPECT TO PROPERTY TO BE OWNED OR OPERATED BY REORGANIZED FANSTEEL OR REORGANIZED WELLMAN, DISCHARGE, RELEASE, OR NULLIFY ANY LIABILITY TO A GOVERNMENTAL ENTITY UNDER POLICE AND REGULATORY STATUTES OR REGULATIONS THAT ANY PERSON WOULD BE SUBJECT TO AS THE OWNER OR OPERATOR OF PROPERTY AFTER EFFECTIVE DATE, (II) WITH RESPECT TO UNKNOWN SITES, DISCHARGE OR RELEASE ANY CLAIMS OF GOVERNMENTAL ENTITIES UNDER ENVIRONMENTAL LAWS THAT HAVE NOT ARISEN AS OF THE CONFIRMATION DATE, OR (III) EFFECT A RELEASE IN FAVOR OF ANY RELEASED PARTY WITH RESPECT TO ANY CLAIM BY THE UNITED STATES GOVERNMENT AND/OR ITS AGENCIES FOR ANY LIABILITY ARISING UNDER THE INTERNAL REVENUE CODE, THE ENVIRONMENTAL LAWS, OR ANY CRIMINAL LAWS OF THE UNITED STATES; NOR WILL ANYTHING IN THIS PLAN ENJOIN THE UNITED STATES GOVERNMENT FROM BRINGING ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING AGAINST ANY RELEASED PARTY FOR ANY LIABILITY ARISING UNDER THE INTERNAL REVENUE CODE, THE ENVIRONMENTAL LAWS, OR ANY CRIMINAL LAWS OF THE UNITED STATES; PROVIDED, HOWEVER, THAT THIS PARAGRAPH WILL IN NO WAY LIMIT, ABRIDGE, OR OTHERWISE AFFECT THE SCOPE AND NATURE OF THE DISCHARGE GRANTED TO THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE.

         6.   EXCULPATION

         Neither the Debtors, the Reorganized Debtors, the Creditors' Committee, or any of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, or agents, or any of their respective successors and assigns, and their respective property, will have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, or agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, the property to be distributed under the Plan, or any contract, instrument, release, settlement agreement, consent decree, or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with the Debtors' Chapter 11 Cases, except for their gross negligence or willful misconduct, and in all respects will be entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of the Plan, no Holder of a Claim or Interest, no other party in interest, none of their respective current or


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former  officers,  directors,   subsidiaries,   affiliates,  members,  managers,
shareholders, partners, representatives, employees, attorneys, or agents, or any of their respective successors and assigns, and their respective property, will have any right of action, demand, suit, or proceeding against the Debtors, the Reorganized Debtors, the Creditors' Committee, or any of their respective current or former officers, directors, subsidiaries, affiliates, members,
managers,  shareholders,   partners,   representatives,   employees,  attorneys,
financial advisors, or agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct.

    O.   MISCELLANEOUS PROVISIONS

         1.   DISSOLUTION OF CREDITORS' COMMITTEE; CREATION OF PLAN COMMITTEE

         On the Effective Date, the Creditors' Committee will be dissolved and its members will be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, financial advisors, and other agents will terminate. Simultaneously with the dissolution of the Creditors' Committee, the Plan Committee will be organized and will initially consist of one representative of each of the Reorganized Debtors, the Creditors' Committee and the PBGC. The Plan Committee shall adopt the Plan Committee By-Laws pursuant to the Plan and its responsibilities will be limited to reviewing (i) the Reorganized Debtors' prosecution of adversary and other proceedings, if any, and (ii) objections to and proposed settlements of Disputed Claims and (iii) the election to pursue and the subsequent litigation, negotiating and /or settling Avoidance Actions. The Plan Committee will remain in existence until Reorganized Fansteel has made final distributions under the Plan and the members of Plan Committee will serve without compensation other than reimbursement of reasonable expenses by Reorganized Fansteel.

         2.   REVOCATION, WITHDRAWAL, NON-CONSUMMATION, OR VACATUR

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, if Confirmation or consummation of the Plan does not occur, or if the Confirmation Order is vacated for any reason, then (i) the Plan will be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, will (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.


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


         If the NRC has not issued an environmental assessment, including a Finding of No Significant Impact, and a safety evaluation report by October 31, 2003 or such later date as has been agreed upon in writing by the Debtors and the Creditors' Committee, then the Debtors shall withdraw the Plan and the Creditors' Committee shall have the right to propose a plan of reorganization at any time prior to December 20, 2003. During the period between the date of such withdrawal of this Plan and December 20, 2003, the Debtors shall neither propose any other plan of reorganization nor seek to dismiss the Chapter 11 Cases, have the Chapter 11 Cases converted to cases under Chapter 7 of the Bankruptcy Code, or liquidate the Estates.

         3.   TERMS OF INJUNCTIONS OR STAYS

         Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date will remain in full force and effect until the Effective Date.

         4.   INDEMNIFICATION OBLIGATIONS

         Except as otherwise specifically limited in the Plan, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' current and former directors, officers, or employees pursuant to the Debtors' or Reorganized Debtors' certificates of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Persons based on any act or omission related to such Persons' service with, for, or on behalf of the Debtors prior to the Effective Date, will survive Confirmation of the Plan and remain unaffected thereby, and will not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability is owed in connection with an occurrence before or after the Petition Date.

         5.   PLAN SUPPLEMENT

         Fansteel will, in connection with its Plan, file a Plan Supplement that shall include, among other things, the Employment Agreements for the management of Reorganized Fansteel, the corporate documents for the Reorganized Debtors, the Employee Stock Option, documents relating to the Exit Facility, a list of those executory contracts and unexpired leases that the Debtors intend to reject pursuant to the Plan, and other necessary documents to give effect to the Plan as Fansteel deems necessary.

         Any and all exhibits, lists, or schedules referred to herein or in the Plan but not filed with the Plan to be contained in the Plan Supplement will be filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the deadline for the filing and service of objections to Confirmation of the Plan. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. In addition, these documents may be obtained either by accessing the Bankruptcy Court's Internet site at: http://www.deb.uscourts.gov or BMC's internet site at: http://www.bmccorp.net/Fansteel or Holders of Claims or Interests may obtain a copy of the Plan Supplement on written request to the Debtors in accordance with
Section II.C of the Disclosure Statement.


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


                                  SECTION VII.
                            CONFIRMATION OF THE PLAN
                            ------------------------

         Described  below  are  certain  important   considerations   under  the
Bankruptcy Code in connection with Confirmation of the Plan.

    A.   CONFIRMATION HEARING

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan ("Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

         The Debtors will provide notice of the Confirmation Hearing to all known Holders of Claims and Interest Holders or their representatives ("Confirmation Notice"). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Objections to confirmation must be filed and served in the manner and within the time set forth in the Confirmation Notice and must (i) be in writing, (ii) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules, (iii) set forth the name of the objector, and the nature and amount of any Claim or Interest asserted by the objector against or in the Debtors, the Debtors'
Estates, or their property, and (iv) state with particularity the legal and factual bases for the objection. OBJECTIONS TO CONFIRMATION THAT ARE NOT TIMELY FILED AND SERVED MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT AND MAY BE OVERRULED.

    B.   REQUIREMENTS FOR CONFIRMATION OF THE PLAN

         The Bankruptcy Court will determine at the Confirmation Hearing whether the following requirements for confirmation, set forth in section 1129(a) of the Bankruptcy Code, have been satisfied:

                  1. The Plan complies with the applicable provisions of the Bankruptcy Code.

                  2. The Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  3. The Plan has been proposed in good faith and not by any means forbidden by law.

                  4. Any payment made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

                  5. The Debtors  disclosed (i) the identity and affiliations of
         (a) any individual proposed to serve after Confirmation of the Plan, as a director, officer, or voting trustee of the Reorganized Debtors, (b) any affiliate of the Debtors participating in a joint plan with the Debtors or (c) any successor to the Debtors under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Holders of Claims and Interests and with public policy), and (d) the identity of any insider that will be employed or retained by the Debtors and the nature of any compensation for such insider.

                  6. With respect to each Class of Claims or Interests, each Holder of an Impaired Claim and Interest either has accepted the Plan or will receive or retain under the Plan, on account of the Claims or Interests held by such entity, property of a value, as of the Effective Date, that is not less than the amount that such entity would receive or retain if the Debtors were to be liquidated on such date under chapter 7 of the Bankruptcy Code. See "Feasibility Of The Plan And The Best Interests Of Creditors Test."

                  7. The Plan provides that Administrative Claims, DIP Facility Claims and Other Priority Claims, other than Priority Tax Claims, will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims, except to the extent that the Holder of any such Claim has agreed to a different treatment.

                  8. If a Class of Claims is Impaired under the Plan, at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

                  9. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See Section IX.A.

                  10. The Plan provides for the continuation after the Effective Date of all retiree benefits, if any, at the level established pursuant to section 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to Confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

         The Debtors believe that, upon receipt of the requisite acceptances, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtors have complied or will have complied with all of the requirements of Chapter 11, and that the Plan is being proposed and has been submitted to the Bankruptcy Court in good faith.

    C.   CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES -- "CRAMDOWN"

         Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted it. Thus, if the requisite acceptances are received, the Bankruptcy Court may confirm the Plan notwithstanding the rejection, deemed or otherwise, of an Impaired Class of Claims or Interests if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each Impaired Class that has rejected, or is deemed to have rejected, the Plan. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank.

         A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides (i) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest or (ii) that no holder of an interest that is junior to the interest of the rejecting class will receive or retain under the plan any property on account of such junior interest.

                                 SECTION VIII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
               ---------------------------------------------------

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED IN THE PLAN TO THE DEBTORS AND TO THE HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS. THE SUMMARY IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("TAX CODE"), THE TREASURY REGULATIONS PROMULGATED THEREUNDER ("TREASURY REGULATIONS"), OTHER ADMINISTRATIVE AND JUDICIAL AUTHORITIES, ALL AS IN EFFECT AS OF THE DATE OF THIS DISCLOSURE STATEMENT AND ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT.

         THE SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY APPLY TO A PARTICULAR HOLDER OF A CLAIM OR INTEREST IN LIGHT OF SUCH HOLDER'S PARTICULAR FACTS AND CIRCUMSTANCES OR TO CERTAIN TYPES OF HOLDERS OF CLAIMS OR INTERESTS SUBJECT TO SPECIAL TREATMENT UNDER THE TAX CODE (SUCH AS FINANCIAL INSTITUTIONS, BROKER-DEALERS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND HOLDERS WHO RECEIVED CLAIMS OR INTERESTS IN CONNECTION WITH THE PERFORMANCE OF SERVICES) AND ALSO DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAXATION. THE SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS WHOSE CLAIMS ARE UNIMPAIRED UNDER THE PLAN OR WHOSE CLAIMS WILL BE PAID IN FULL IN CASH UPON CONSUMMATION OF THE PLAN.

         THIS SUMMARY ASSUMES THAT EACH HOLDER OF A CLAIM HOLDS SUCH CLAIM AS A CAPITAL ASSET AND IS, FOR U.S. FEDERAL INCOME TAX PURPOSES, EITHER A CITIZEN OR RESIDENT OF THE UNITED STATES, A CORPORATION ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR ANY STATE, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO U.S.


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FEDERAL  INCOME TAX  REGARDLESS OF ITS SOURCE OR A TRUST THE  ADMINISTRATION  OF
WHICH IS SUBJECT TO THE PRIMARY SUPERVISION OF A U.S. COURT AND WITH RESPECT TO WHICH ONE OR MORE U.S. PERSONS HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS.

         NO RULING WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE ("SERVICE") WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN OBTAINED BY THE DEBTORS WITH RESPECT TO SUCH CONSEQUENCES. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

    A.   FEDERAL INCOME TAX CONSEQUENCES TO DEBTORS

         1.   CANCELLATION OF INDEBTEDNESS

         A corporation generally must include in its gross income the amount of any of its indebtedness that is cancelled or discharged in exchange for consideration that has a fair market value or issue price that is less than the adjusted issue price of the indebtedness. The amount a corporation is required to include in income as a result of cancellation of its indebtedness is known as cancellation of debt income ("COD income"). A corporation is not required to include COD income in its gross income for tax purposes, however, if the discharge of indebtedness occurs pursuant to a plan approved by a court in a case under the Bankruptcy Code ("Bankruptcy Exception"). Instead, the amount that would have been treated as COD income if not for the Bankruptcy Exception must be applied to reduce certain of the corporation's tax attributes. The tax attributes that must be reduced are, first, the corporation's net operating loss carryovers ("NOL carryovers"), then its general business credit carryovers, its minimum tax credit carryovers, its capital loss carryovers, its basis in property, and finally its foreign tax credit carryovers. The tax basis reduction is required on the first day of the taxable year following the year in which the discharge of indebtedness occurs.

         The consummation of the Plan will cause the Debtors to realize COD income. Under the rules described above, however, the Debtors will not be required to include the COD income in their gross income for tax purposes, but each Debtor will be required to reduce its tax attributes by the amount of COD income that was excluded from its gross income.

         2.   LIMITATIONS ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES

         The issuance of New Fansteel Common Stock pursuant to the Plan will result in an "ownership change" of Reorganized Fansteel for purposes of Section 382 of the Tax Code. In general, the result of such an ownership change is that a corporation's ability to use NOL carryovers that arose in periods prior to the ownership change to offset future taxable income is subject to an annual limitation. The annual limitation may also apply to restrict the corporation's


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ability  to  use  certain  losses  or  deductions  that  are  "built-in"  (i.e., economically accrued but unrecognized) as of the date of the ownership change to offset taxable income in periods after the ownership change. The limitation applies in cases in which the corporation has "net unrealized built-in loss" as defined in the Tax Code. The annual limitation on a corporation's ability to use NOL carryovers and built-in losses and deductions to offset income in periods after the ownership change is known as the "Section 382 limitation". If Reorganized Fansteel were to be subject to the Section 382 limitation, it is not expected that the limitation on the use of NOL carryovers would be material because all or substantially all of Reorganized Fansteel's NOL carryovers are expected to be eliminated under the COD income rules described above. It is possible, however, that Reorganized Fansteel would be treated as having "net unrealized built-in loss" on the Effective Date. In that case, the amount of depreciation and amortization deductions to which Reorganized Fansteel would be entitled with respect to certain of its assets would be reduced in the five-year period after the Effective Date. If those deductions were reduced, Reorganized Fansteel could have material additional tax liability during that five-year period.

         3.   ABANDONMENT OF COLLATERAL

         The tax treatment of Claims satisfied by any Debtor's abandonment of its Collateral securing such Claims depends on whether the indebtedness is recourse or non-recourse. Where the indebtedness is recourse, the relevant Debtor will recognize gain on the abandonment to the extent the fair market value of the Collateral exceeds the Debtor's adjusted basis in the Collateral abandoned. The Debtor will also have COD income to the extent the adjusted issue price of the indebtedness exceeds the fair market value of the Collateral at time of abandonment. See discussion in Section A(1) of this Section for treatment of COD income by Debtors. If the indebtedness is non-recourse, the result will be the same as described for recourse indebtedness except there will be no COD income realized by Debtors.

         4.   FANSTEEL ASSET SALE

         Fansteel and Phoenix will each include in its gross income any gain or loss recognized on the sale of their assets subject to the Fansteel Asset Sale. Such gain or loss shall be determined by comparing the amount realized on the sale (as described in Section 1001(b) of the Tax Code) and the seller's adjusted basis (as described in Section 1011) in its assets sold. Any indebtedness assumed by the purchaser in the Fansteel Asset Sale in conjunction with the sale will constitute additional purchase price received for the assets and will increase the amount realized on their sale. If any gain is recognized upon the sale of the assets, such gain could be offset by any NOLs of the consolidated group wherein Fansteel is the common parent because the NOL reduction discussed above in Section A(1) of this Section (relating to COD income) does not take place until the first day of the taxable year following the year in which the discharge of indebtedness occurs.

         5.   COMMITMENTS TO GOVERNMENTAL AGENCIES

         The commitments of the Debtors to governmental agencies to fund future remediation and monitoring expenses of such agencies are obligations to pay future amounts. Any payments in cash required under such obligations should be ordinary and necessary expenses of the Debtor's trade or business and should be


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deductible  from  such  Debtor's  gross  income  to  the  extent  deductible  in accordance with applicable law. If such payments are for remediation expenses, the future deductibility of such expenses will depend on the extension of
Section 198 of the Tax Code, which is set to expire on December 31, 2003. Where the obligations require the issuance of New Fansteel Common Stock in the future, Fansteel may be entitled to a deduction from its gross income equal to the fair market value of the stock issued.

    B.   FEDERAL INCOME TAX CONSEQUENCES TO CLAIM HOLDERS OF ALL DEBTORS

         1.   SIGNIFICANT MODIFICATION OF CLAIM

         The modification of a debt instrument results in a deemed exchange of the unmodified instrument for a modified instrument if the modification constitutes a "significant modification." The substitution of a new obligor on a recourse debt instrument is a significant modification. The substitution of a new obligor on a non-recourse debt instrument is not a significant modification.

         The Claim of Mississippi Business Finance Corporation ("MBFC") is a recourse obligation against Fansteel, and the purchaser of certain assets of Fansteel will become the new obligor (the "New Obligor") on the obligation. Thus, this will be a significant modification of such claim ("Old Note"), and MBFC will be treated as though it exchanged the Old Note for the obligation of the New Obligor ("New Note").

         Based on the foregoing, MBFC should recognize capital gain (or loss) for Federal income tax purposes equal to the amount by which the issue price (as described below) of the New Note exceeds (or is less than) its adjusted tax basis in the Old Note deemed to have been surrendered.

         The issue price of the New Note depends on whether such Note (or the Claim for which it is exchanged) is "traded on an established market" within the meaning of Section 1.1273-2(f) of the Treasury Regulations. It is unlikely that such Note (or such Claim) would be treated as "traded on an established market" under the Treasury Regulations, and the remainder of this discussion assumes that neither such New Note nor such Claim would be so treated.

         Based on the foregoing, the issue price of the New Note should equal its stated principal amount. Such issue price would be used to determine a MBFC's gain or loss on receipt of the New Note. In addition, such Holder's initial tax basis in its New Note should equal the issue price of such New Note.

         2.   COLLATERAL, CASH OR OTHER  PROPERTY  RECEIVED IN  SATISFACTION  OF
CLAIMS

         The Holders who receive the Collateral securing their Claims or a cash payment in satisfaction of their Claims should treat the transaction as a sale or exchange of the indebtedness for the property received and should recognize gain or loss on such exchange to the extent that the fair market value of Collateral received or the cash amount, whichever is applicable, is less than (or greater than) the Holders' adjusted basis in the indebtedness.


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         The treatment of the Holders of Claims who receive New Fansteel  Common
Stock, in addition to a cash payment, will depend on whether the Holders' Claims were "securities" for Federal income tax purposes. The term "security" is not defined in the Tax Code or the Treasury Regulations, so the determination as to whether a debt instrument constitutes a "security" must be made based on standards established in judicial decisions, which generally consider a broad range of facts and circumstances and which do not always produce consistent results. Holders of such Claims should consult their own tax advisors regarding whether their Claims should be treated as "securities" for Federal income tax purposes.

         While the matter is not free from doubt, Fansteel believes that none of the Claims of Holders receiving New Fansteel Common Stock constitute "securities" for Federal income tax purposes. Holders of such Claims should consult their own tax advisors regarding whether their Claims should be treated as "securities" for Federal income tax purposes. The remainder of this discussion is based on the assumption that such Claims should not be so characterized.

         The Holders should recognize gain or loss on the exchange of their Claims for New Fansteel Common Stock. The Holders will recognize loss (or gain) to the extent that the fair market value of New Fansteel Common Stock received is less than (or greater than) their tax basis and their indebtedness. The character of the resulting gain or loss will be ordinary.

         3.   STOCK REINSTATED TO OLD SHAREHOLDERS

         Pursuant to the Plan, the shareholders of Fansteel will receive New Fansteel Common Stock in cancellation of the common stock that they held in Fansteel ("Old Fansteel Common Stock"). The exchange of Old Fansteel Common Stock for New Fansteel Common Stock should be treated as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Tax Code. Accordingly, the shareholders should not recognize any gain or loss with respect to such exchange. Each shareholder's initial basis in the New Fansteel Common Stock should be equal to such shareholder's tax basis in its Old Fansteel Common Stock.

         4.   BACKUP WITHHOLDING AND INFORMATION REPORTING

         Certain non-corporate Holders of Claims or Reinstated Common Stock may be subject to backup withholding, at a rate that is presently 28%, on the payment of principal, premium, if any, and interest on any of the Claims and the payment of dividends on the Reinstated Common Stock. Backup withholding will not apply, however, to a Holder who (1) furnishes a correct taxpayer identification number and certifies that such Holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, (2) provides a certification of foreign status on IRS Form W-8 BEN or substantially similar form, or (3) is otherwise exempt from backup withholding. If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the Internal Revenue Service. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided you furnish the required information to the Internal Revenue Service.


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THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL
HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE PLAN.


                                  SECTION IX.

                      FEASIBILITY OF THE PLAN AND THE BEST
                      ------------------------------------
                           INTERESTS OF CREDITORS TEST
                           ---------------------------


    A.   FEASIBILITY OF THE PLAN

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management has, through the development of the projections attached hereto as Exhibit C (the "Projections"), analyzed the ability of the Debtors to meet their obligations under the Plan while maintaining sufficient liquidity and capital resources to conduct their business. The Projections were also prepared to assist each Holder of an Allowed Claim in Classes entitled to vote on the Plan in determining whether to accept or reject the Plan. The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in
Fansteel's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and in Fansteel's Quarterly Report on Form 10-Q for the period ended September 30, 2001, copies of which may be obtained on the Securities and
Exchange  Commission  website at http://www.sec.gov/.]   The Projections  were
prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. Most of the assumptions about the operations of the business after the assumed Effective Date which are utilized in the Projections were prepared or revised as of May, 2003 and were based, in part, on economic, competitive, and general business conditions prevailing at the time, as well as the assumption of gradual economic recovery prospectively. While as of the date of this Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact the ability of the Debtors to achieve the Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS' INDEPENDENT ACCOUNTANT, ERNST & YOUNG LLP, HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING
PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.


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


         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF THE DEBTORS' COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED IN EXHIBIT C TO THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT WITH THE ASSISTANCE OF ESBA. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE
NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS (INCLUDING THE ASSUMPTION THAT THERE WILL BE NO NEGATIVE IMPACT FROM THE CHAPTER 11 CASES ON THE DEBTORS' RELATIONSHIPS WITH ITS CUSTOMERS), WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

         FINALLY, THE PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF THE DEBTORS, THE FAIR VALUE OF THEIR ASSETS AND THEIR ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. THE DEBTORS WILL BE REQUIRED TO MAKE SUCH ESTIMATES AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

    B.   BEST INTERESTS TEST

         The Bankruptcy Code requires that each Holder of an Impaired allowed claim or interest either (a) accept the Plan or (b) receive or retain under the plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in


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meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case in which a chapter 7 trustee is appointed and charged with reducing to cash any and all assets of Debtors. Accordingly, a principal asset of the Debtors is its operating divisions and stock. A chapter 7 trustee would be required to either (i) sell the assets of the operating businesses as stand-alone businesses and the equity of the subsidiaries to the highest bidder, or (ii) cause the sale of all of the assets of Debtors, after payment in full of any and all claims against the subsidiaries, dividend the proceeds, if any, to Fansteel for the benefit of Fansteel.

         In a chapter 7 case(s), the gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any claims secured by such assets, the cost and expenses of the liquidation, and such additional administrative expenses that may result from the termination of the Debtors' businesses and the use of chapter 7 for the purpose of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

         Set forth in Exhibit B is a liquidation analysis for each Debtor ("Liquidation Analysis"), assuming a hypothetical chapter 7 liquidation in which a court-appointed trustee would liquidate the assets of each Debtor. The Liquidation Analysis has been prepared solely for the purposes of estimating the proceeds available in a chapter 7 liquidation of each Debtor to illustrate that the Plan meets the "Best Interest Test" and provides at least equal or greater value to all impaired classes of creditors and equity interest Holders than would be provided in a hypothetical conversion to a chapter 7 liquidation. Nothing contained in these Liquidation Analyses is intended to or may constitute a concession by, or an admission of, the Debtors for any other purposes.

         Underlying these analyses is a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors and any chapter 7 trustee. Accordingly, there can be no assurances that the values assumed in the following analyses would be realized if the Debtors were in fact liquidated. In addition, any liquidation that would be undertaken would necessarily take place in future circumstances which cannot presently be predicted.

         A general summary of the assumptions used by the Debtors' management in preparing the Liquidation Analysis follows. The Liquidation Analysis for each Debtor was prepared using each Debtor's balance sheet and other information as of April 30, 2003. Specific assumptions are discussed below.

    C.   ESTIMATE OF PROCEEDS AVAILABLE FOR DISTRIBUTION

         Estimates were made of the net cash proceeds that might be realized from the liquidation of the Debtors' assets. The chapter 7 liquidation period is assumed to take approximately six months following the appointment of a chapter 7 trustee. While some assets may be liquidated in less than six months, other assets may be more difficult to collect or sell, requiring a liquidation period substantially longer than six months. This time would allow for the collection of receivables, sale of assets and wind-down of operations. The Liquidation Analysis assumes there would be pressure to complete the process in six months. The need to convert property to cash so rapidly may have an adverse impact on


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the  proceeds  realized  from  the  sales of the  Debtors'  assets.  For  assets classified as inventory and property, plant and equipment, liquidation values were assessed for general classes of assets by estimating the percentage recoveries which might be achieved through their liquidation.

    D.   ESTIMATES OF COST

         The cost of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, cost of liquidation could include wind-down expenses of the estates and any obligations and unpaid expenses incurred by the Debtors during their Chapter 11 Cases and allowed in the chapter 7 case(s), such as trade obligations. Moreover, additional claims could arise by reason of the breach or rejection of obligations incurred and executory contracts or leases entered into by the Debtors both prior to, and during the pendency of the Chapter 11 Cases.

         It is possible that in a chapter 7 case(s), the wind-down and liquidation expenses may be greater or less than the estimated amount. Such expenses are in part dependent upon the length of time of the liquidation.

    E.   DISTRIBUTION OF NET PROCEEDS UNDER ABSOLUTE PRIORITY RULE

         The foregoing types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre and post-chapter 11 priority, Secured and Unsecured Claims. Under the absolute priority rule, no junior creditor would receive any distributions until all senior creditors are paid in full, and no equity Holder would receive any distribution until all creditors are paid in full.

         In developing its conclusion, the Debtors' management considered the effects that a chapter 7 liquidation would have on the ultimate proceeds that could otherwise be available for distribution to creditors in these Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case(s) in the context of the expeditious liquidation required under chapter 7 and the shut-down of operations and "forced sale" atmosphere that would prevail, and (iii) the substantial increase in Claims which would be satisfied on a priority basis. THE DEBTORS HAVE DETERMINED, AS SUMMARIZED ON THE EXHIBIT B SCHEDULES, THAT CONFIRMATION OF THE PLAN WILL PROVIDE HOLDER OF CLAIMS AND INTEREST WITH A RECOVERY THAT IS NOT LESS THAN THEY WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

         Moreover, the Debtors believe that the value of any distribution from the liquidation proceeds to each Class of Allowed Claims in a chapter 7 would be the same or less than the value of distributions under the Plan because such distributions in a chapter 7 case(s) may not occur for a substantial period of time. In this regard, it is possible that distributions of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the claims and prepare for distributions. In the event litigation were necessary to resolve claims asserted in the chapter 7 case(s), the delay could be further prolonged and administrative expenses further increased. THE EFFECTS OF THIS DELAY ON THE VALUE OF DISTRIBUTIONS UNDER THE HYPOTHETICAL LIQUIDATION HAVE NOT BEEN CONSIDERED.

         THE DEBTORS' LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL LIQUIDATION OF THE DEBTORS. Underlying the Liquidation Analysis is a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties, and contingencies beyond the control of the Debtors or a chapter 7 trustee. Among other things, the Liquidation Analysis takes into account that, absent the Plan and in a chapter 7 liquidation, (a) many of the environmental claims, absent the Plan, might be asserted jointly and severally against the Debtors' Estates as administrative claims and (b) the PBGC Claim would be asserted  jointly  and  severally  against  all of the  Debtors in excess of $19 million. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors' assets will result in an accurate estimate of the amount of claims against the estates, which could vary significantly from the estimates set forth herein, depending on the claims asserted during the pendency of the chapter 7 cases. These analyses also do not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain assets with intangible value. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein.

         The Liquidation Analysis set forth on Exhibit B was based on the estimated values of the Debtors and the assets of the Debtors as of April 30, 2003. To the extent the Debtors' operations through the Effective Date are different than April 30, 2003, the asset values may change. These values have not been subject to any review, compilation or audit by any independent accounting firm.

                                   SECTION X.

                  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION
                  ---------------------------------------------
                                   OF THE PLAN
                                   -----------


         The Debtors believe that the Plan is in the best interests of Holders of Claims and Interests. If, however, the requisite acceptances are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan of reorganization or (ii) liquidation of the Debtors under chapter 7 or 11 of the Bankruptcy Code.

    A.   ALTERNATIVE PLAN

         If the requisite acceptances are not received or if the Plan is not confirmed, the Debtors could attempt to formulate and propose a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of assets.

         With respect to an alternative plan, the Debtors have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Debtors believe that the Plan, which is the result of extensive negotiations between the Debtors, the Creditors' Committee, the NRC, the EPA and the PBGC, among others, permits the Debtors to sell unnecessary assets to generate cash to be distributed to unsecured creditors while implementing a corporate restructuring that will enable the Debtors meet their obligations under the Plan. The Debtors believe that the Plan is feasible and, as compared to any alternative plan of reorganization, provides for maximum value to the Debtors' Estates with the greatest probability of being confirmed and consummated.

    B.   LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

         If no plan is confirmed, the Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution in accordance with the priorities of the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective Holders of Claims against and Interests in the Debtors.

         The Debtors believe that in liquidation under chapter 7, before holders of Claims receive any distribution, additional administrative expenses arising from the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee would cause a substantial diminution in the value of the Debtors' Estate. The assets available for distribution to holders of Claims would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets.

         The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

         The  Debtors  believe  that,   although   preferable  to  a  chapter  7
liquidation, any alternative liquidation under Chapter 11 is a much less attractive alternative to holders of Claims than the Plan. THE DEBTORS BELIEVE

THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS AND EMPLOYEES THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

         The Liquidation Analysis, prepared by the Debtors with the assistance of ESBA, is premised upon a liquidation in a chapter 7 case and is annexed to this Disclosure Statement as Exhibit B. In the analysis, the Debtors have taken into account the nature, status, and underlying value of its assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests. In addition the Liquidation Analysis takes into account that many of the environmental claims, absent the Plan, might be asserted jointly and severally against the Debtors' Estates as administrative claims that would be entitled to payment before any distribution to Holders of General Unsecured Claims. In addition, the Liquidation Analysis assumes that absent a Plan the PBGC Claim in excess of $19 million would be asserted jointly and severally against all of the Debtors. In the Debtors' opinion, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

                                  SECTION XI.

                             CONFIRMATION PROCEDURES
                             -----------------------

         A copy of the notice of the Confirmation Hearing is enclosed with this Disclosure Statement. The notice of the Confirmation Hearing sets forth in detail, among other things, procedures governing objection deadlines. The notice of Confirmation Hearing and the instructions attached thereto should be read in connection with this section of this Disclosure Statement.

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Fed. R. Bankr. P. 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

         In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (i) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the dissent of one or more such classes, which will be the case under the Plan, (ii) the Plan is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and (iii) the Plan is in the "best interests" of all holders of Claims and Equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the

Plan is in the best interests of the holders of Claims against and Interests in the Debtors. These statutory conditions to Confirmation are discussed in Section VII.B of this Disclosure Statement.





                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                                  SECTION XII.

                          RECOMMENDATION AND CONCLUSION
                          -----------------------------

         For all of the reasons set forth in this Disclosure Statement, the Debtors believe that Confirmation and consummation of the Plan is preferable to all other alternatives.

Dated:  New York, New York
        July 24, 2003
                            By:    FANSTEEL INC.,
                                   WELLMAN DYNAMICS CORP.
                                   ESCAST, INC.,
                                   WASHINGTON MFG. CO.
                                   AMERICAN SINTERED TECHNOLOGIES, INC.
                                   FANSTEEL HOLDINGS, INC.
                                   PHOENIX AEROSPACE CORP.
                                   CUSTOM TECHNOLOGIES CORP.

                                   Debtors and Debtors-In-Possession


                            By:    /s/ Gary L. Tessitore
                                   ----------------------------------
                                   Name:  Gary L. Tessitore
                                   Title: President and Chief Executive Officer


SCHULTE ROTH & ZABEL LLP                 FREEBORN & PETERS

By:/s/ Jeffrey S. Sabin                  By:/s/ Frances Gecker
   ---------------------                    ----------------------
Jeffrey S. Sabin (JSS-7600)              Frances Gecker (ARDC #6198450)
Lawrence Gelber (LG-9384)                Joseph D. Frank (ARDC #6216085)
919 Third Avenue                         311 South Wacker Drive, Ste. 3000
New York, New York 10022                 Chicago, Illinois  60606-6677
                                         Counsel to the Creditors' Committee

         and                                            and

PACHULSKI, STANG, ZIEHL,                 LANDIS RATH & COBB LLP
YOUNG, JONES & WEINTRAUB  P.C.           Adam G. Landis (I.D. No. 3407)
 Laura Davis Jones (I.D. No. 2436)       919 Market Street, Suite 600
 Rosalie L. Spelman (I.D. No. 4153)      P.O. Box 2087
 919 Market Street, 16th Floor           Wilmington, Delaware 19801
P.O. Box 8705
Wilmington, Delaware  19899-8705         [Proposed] Co-Counsel to the
                                         Creditors' Committee
Co-Counsel to Debtors and Debtors-in-Possession

                                    EXHIBIT A

                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
                  REORGANIZATION PLAN OF FANSTEEL INC., ET AL.
                  --------------------------------------------


                  REORGANIZATION PLAN OF FANSTEEL INC., ET AL.
                  --------------------------------------------

                                    EXHIBIT B

                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
                  REORGANIZATION PLAN OF FANSTEEL INC., ET AL.
                  --------------------------------------------


                              LIQUIDATION ANALYSIS
                              --------------------

                                  FANSTEEL INC.
                              LIQUIDATION ANALYSIS

                                                            BOOK VALUE      LIQUIDATION       PERCENT
                                                          APRIL 30, 2003       VALUE         RECOVERY
                                                          --------------    -----------      --------
PROCEEDS FROM LIQUIDATION
-------------------------
Cash and cash equivalents                                     $5,447,000     $5,447,000        100.0%
Accounts receivable, net                                       7,239,000      4,432,650         61.2%
Inter-company advances:
  Pre-petition                                                 4,382,000         43,450          2.4%
  Post-petition                                                1,037,000      1,037,000        100.0%
Inventory                                                     11,205,000      4,070,104         36.3%
Plant, property and equipment                                 18,832,000      4,261,198         22.6%
Other assets                                                  8,572,000
                                                                                     --
                                                             -----------    -----------
TOTAL PROCEEDS FROM LIQUIDATION                              $56,714,000    $19,291,402         34.0%

                                                              ESTIMATED       ESTIMATED       PERCENT
                                                                CLAIM          RECOVERY      RECOVERY
                                                                -----          --------      --------
ALLOCATION OF PROCEEDS
----------------------
WIND-DOWN ADMINISTRATIVE COST
    Wind-down expenses                                        $1,362,900
    Environmental clean-up:
    Muskogee facility                                            940,000
    North Chicago facility                                     1,607,000
    Plantsville facility                                         319,000
                                                               ---------
Total Environmental clean-up                                   2,866,000
                                                               ---------
    Trustee and professional fees                              1,298,742
                                                               ---------
TOTAL WIND-DOWN ADMINISTRATIVE COST                           $5,527,642     $5,527,642        100.0%
                                                              ----------     ----------

PROCEEDS AVAILABLE FOR PAYMENT OF SECURED CLAIMS                            $13,763,760
                                                                            -----------

SECURED CLAIMS
    DIP line of credit and termination fee                    $1,560,000
    Other secured claims                                         999,900
                                                              ----------
TOTAL SECURED CLAIMS                                          $2,559,900     $2,559,900        100.0%
                                                              ----------     ----------

PROCEEDS AVAILABLE FOR PAYMENT OF ADMINISTRATIVE AND
PRIORITY CLAIMS                                                             $11,203,860
                                                                            -----------

ADMINISTRATIVE AND PRIORITY CLAIMS
    Accrued compensation and benefits                         $2,779,000
    Accounts payable                                           3,349,000
    Post-petition inter-company advances                       2,417,000
    Other liabilities not subject to compromise                2,410,000
                                                              ----------
TOTAL ADMINISTRATIVE AND PRIORITY CLAIMS                      $10,955,000   $10,955,000        100.0%
                                                              -----------   -----------

PROCEEDS AVAILABLE FOR PAYMENT OF GENERAL UNSECURED
CREDITORS                                                                      $248,860
                                                                               --------


GENERAL UNSECURED CLAIMS




    Trade and other miscellaneous claims 15                  $23,500,000
    Environmental claims                                     193,150,000
    Pension claims 16                                         20,100,000
    Inter-company advance claims                              24,777,000
                                                             -----------
TOTAL GENERAL UNSECURED CREDITORS                           $261,527,000       $248,860           .9%
                                                            ------------       --------

PROCEEDS/(DEFICIENCY) AVAILABLE FOR DISTRIBUTION TO
EQUITY INTEREST                                                           $(261,281,140)           0%
                                                                          --------------














-------------------------------------


15 The Liquidation Analysis does not consider contract rejection claims arising from the rejection of contracts and leases entered into on a pre or post-petition basis. These additional Claims could be substantial and in some cases may be entitled to priority over Unsecured Claims.

16 Pension claims does not include termination liabilities, if any, for the Wellman and Washington multi-employer pension plans.

                             WELLMAN DYNAMICS, INC.
                              LIQUIDATION ANALYSIS


                                                            BOOK VALUE      LIQUIDATION       PERCENT
                                                          APRIL 30, 2003       VALUE         RECOVERY
                                                          --------------    -----------      --------
PROCEEDS FROM LIQUIDATION
-------------------------
Cash and cash equivalents                                     $       --    $       --
Accounts receivable, net                                       2,345,000      1,524,250         65.0%
Inter-company advances:
    Pre-petition                                              14,509,000        138,271           .9%
    Post-petition                                                458,000        458,000        100.0%
Inventory                                                      4,105,000        291,704          7.1%
Plant, property and equipment                                  1,498,000        305,000         22.6%
Other assets                                                   1,228,000            --
                                                               ---------     ----------
TOTAL PROCEEDS FROM LIQUIDATION                              $24,143,000     $2,717,225         11.3%
                                                             -----------     ----------

                                                              ESTIMATED       ESTIMATED         PERCENT
                                                                CLAIM          RECOVERY         RECOVERY
                                                          --------------    -----------         --------
ALLOCATION OF PROCEEDS
----------------------
WIND-DOWN ADMINISTRATIVE COST
    Wind-down expenses                                          $150,000
    Trustee and professional fees                                261,517
                                                                --------
TOTAL WIND-DOWN ADMINISTRATIVE COST                              $411,517      $411,517        100.0%
                                                                 --------      --------

PROCEEDS AVAILABLE FOR PAYMENT OF SECURED CLAIMS                             $2,305,708
                                                                             ----------

SECURED CLAIMS
    Other secured claims                                         $16,000
                                                                 -------
TOTAL SECURED CLAIMS                                             $16,000        $16,000
                                                                 -------

PROCEEDS AVAILABLE FOR PAYMENT OF ADMINISTRATIVE AND
PRIORITY CLAIMS                                                              $2,289,708
                                                                             ----------

ADMINISTRATIVE AND PRIORITY CLAIMS
    Accrued compensation and benefits                           $955,000
    Accounts payable                                             753,000
    Environmental claims                                       1,166,000
    Other liabilities not subject to compromise                  859,000
                                                               ---------
TOTAL ADMINISTRATIVE AND PRIORITY CLAIMS                       $3,733,000     2,289,708         61.3%
                                                               ----------     ---------

PROCEEDS/(DEFICIENCY) AVAILABLE FOR PAYMENT OF GENERAL
UNSECURED CREDITORS                                                         $(1,443,292)
                                                                            ------------

GENERAL UNSECURED CLAIMS
Trade and other miscellaneous claims                          $2,476,000
    Environmental claims                                       3,214,000
    Pension claims                                            20,100,000
                                                             -----------
TOTAL GENERAL UNSECURED CREDITORS                            $25,790,000         $    --           0%
                                                             -----------

PROCEEDS/(DEFICIENCY) AVAILABLE FOR DISTRIBUTION TO EQUITY
INTEREST                                                                   $(27,233,292)           0%
                                                                           -------------

                                  ESCAST, INC.
                              LIQUIDATION ANALYSIS


                                                            BOOK VALUE      LIQUIDATION       PERCENT
                                                          APRIL 30, 2003       VALUE         RECOVERY
                                                          --------------    -----------      --------
PROCEEDS FROM LIQUIDATION
-------------------------
Cash and cash equivalents                                        $49,000        $49,000        100.0%
Accounts receivable, net                                       2,625,000      1,706,250         65.0%
Inter-company advances:
    Pre-petition                                                 779,000          7,424           .9%
    Post-petition                                                541,000        541,000        100.0%
Inventory                                                      1,326,000        339,844         25.6%
Plant, property and equipment                                  4,272,000      2,136,000         50.0%
Other assets                                                      46,000             --          0.0%
                                                                --------      ---------
TOTAL PROCEEDS FROM LIQUIDATION                               $9,638,000     $4,779,518         49.6%
                                                              ----------     ----------

                                                               ESTIMATED      ESTIMATED        PERCENT
                                                                 CLAIM         RECOVERY       RECOVERY
                                                               ---------      ---------       --------
ALLOCATION OF PROCEEDS
----------------------
WIND-DOWN ADMINISTRATIVE COST
    Wind-down expenses                                         $150,000
    Trustee and professional fees                               323,386
                                                                -------
TOTAL WIND-DOWN ADMINISTRATIVE COST                            $473,386        $473,386        100.0%
                                                               --------        --------

PROCEEDS AVAILABLE FOR PAYMENT OF ADMINISTRATIVE AND
PRIORITY CLAIMS                                                              $4,306,132
                                                                             ----------

ADMINISTRATIVE AND PRIORITY CLAIMS
    Accrued compensation and benefits                        $1,032,000
    Accounts payable                                            821,000
    Other liabilities not subject to compromise                 129,000
                                                                -------
TOTAL ADMINISTRATIVE AND PRIORITY CLAIMS                     $1,982,000      $1,982,000        100.0%
                                                             ----------       ---------

PROCEEDS AVAILABLE FOR PAYMENT OF GENERAL UNSECURED
CREDITORS                                                                    $2,324,132
                                                                             ----------

GENERAL UNSECURED CLAIMS
    Trade and other miscellaneous claims                     $1,147,000
    Pension claims                                           20,100,000
                                                             ----------
TOTAL GENERAL UNSECURED CREDITORS                            $21,247,000     $2,324,132         10.9%
                                                             -----------     ----------

PROCEEDS/(DEFICIENCY) AVAILABLE FOR DISTRIBUTION TO
EQUITY INTEREST                                                            $(18,922,868)           0%
                                                                           ------------


                         WASHINGTON MANUFACTURING, INC.
                              LIQUIDATION ANALYSIS


                                                            BOOK VALUE      LIQUIDATION       PERCENT
                                                          APRIL 30, 2003       VALUE         RECOVERY
                                                          --------------    -----------      --------
PROCEEDS FROM LIQUIDATION
-------------------------
Cash and cash equivalents                                        $15,323        $15,323        100.0%
Accounts receivable, net                                       1,550,000      1,007,500         65.0%
Inter-company advances:
    Pre-petition                                               9,489,000         90,430           .9%
Inventory                                                      1,986,000        679,125         34.2%
Plant, property and equipment                                  1,878,000      1,561,413         83.1%
Other assets                                                     605,000             --            0%
                                                             -----------     ----------
TOTAL PROCEEDS FROM LIQUIDATION                              $15,523,323     $3,353,791         21.6%
                                                             -----------     ----------

                                                               ESTIMATED      ESTIMATED        PERCENT
                                                                 CLAIM         RECOVERY       RECOVERY
                                                               ---------      ---------       --------
ALLOCATION OF PROCEEDS
----------------------
WIND-DOWN ADMINISTRATIVE COST
    Wind-down expenses                                         $150,000
    Trustee and professional fees                               280,614
                                                               --------
TOTAL WIND-DOWN ADMINISTRATIVE COST                            $430,614        $430,614        100.0%
                                                               --------     -----------

PROCEEDS AVAILABLE FOR PAYMENT OF SECURED CLAIMS                            $2,923,177
                                                                            ----------

SECURED CLAIMS
    Other secured claims                                      $147,000
                                                              --------
TOTAL SECURED CLAIMS                                          $147,000        $147,000         100.0%
                                                              --------     -----------

PROCEEDS   AVAILABLE  FOR  PAYMENT  OF  ADMINISTRATIVE   AND
PRIORITY CLAIMS                                                            $2,776,177
                                                                           ----------

ADMINISTRATIVE AND PRIORITY CLAIMS
    Accrued compensation and benefits                         $605,000
    Accounts payable                                           153,000
    Post-petition inter-company advances                     1,037,000
                                                             ---------
TOTAL ADMINISTRATIVE AND PRIORITY CLAIMS                     $1,795,000    $1,795,000          100.0%
                                                             ----------    ----------

PROCEEDS AVAILABLE FOR PAYMENT OF GENERAL UNSECURED
CREDITORS                                                                    $981,177
                                                                           ----------

GENERAL UNSECURED CLAIMS
    Trade and other miscellaneous claims                      $478,000
    Environmental claims                                        43,000
    Pension claims                                          20,100,000
                                                            ----------
TOTAL GENERAL UNSECURED CREDITORS                           $20,621,000      $981,177            4.8%
                                                            -----------  ------------

PROCEEDS/(DEFICIENCY)AVAILABLE FOR DISTRIBUTION TO EQUITY
INTEREST                                                                 $(19,639,823)             0%
                                                                         -------------

                       AMERICAN SINTERED TECHNOLOGY, INC.
                              LIQUIDATION ANALYSIS

                                                            BOOK VALUE      LIQUIDATION        PERCENT
                                                          APRIL 30, 2003        VALUE         RECOVERY
                                                          --------------    -----------       --------
PROCEEDS FROM LIQUIDATION
-------------------------
Cash and Cash Equivalents                                        $    --        $     --
Accounts receivable, net                                       1,280,000         832,000        65.0%
Inter-company advances:
  Post-petition                                                1,418,000       1,418,000       100.0%
Inventory                                                        440,000         220,720        50.2%
Plant, property and equipment                                  3,005,000         805,075        26.8%
Other assets                                                   2,207,000              --           0%
                                                               ---------       ---------
Total proceeds from liquidation                               $8,350,000      $3,275,795        39.2%
                                                              ----------      ----------

                                                               ESTIMATED       ESTIMATED       PERCENT
                                                                 CLAIM          RECOVERY      RECOVERY
                                                               ---------       ---------      --------
ALLOCATION OF PROCEEDS
----------------------
WIND-DOWN ADMINISTRATIVE COST
    Wind-down expenses                                          $278,274
    Trustee and professional fees                                133,828
                                                                --------
TOTAL WIND-DOWN ADMINISTRATIVE COST                              $412,102       $412,102       100.0%
                                                                 --------       --------

PROCEEDS AVAILABLE FOR PAYMENT OF SECURED CLAIMS                              $2,863,693
                                                                              ----------
SECURED CLAIMS
    Other secured claims                                      $1,328,000
                                                              ----------
TOTAL SECURED CLAIMS                                           $1,401,000       $414,000        31.2%
                                                               ----------       --------

PROCEEDS AVAILABLE FOR PAYMENT OF ADMINISTRATIVE AND
PRIORITY CLAIMS                                                               $2,449,693
                                                                              ----------

ADMINISTRATIVE AND PRIORITY CLAIMS
    Accrued compensation and benefits                           $355,000
    Accounts payable                                             759,000
    Other liabilities not subject to compromise                  101,000
                                                                 -------
TOTAL ADMINISTRATIVE AND PRIORITY CLAIMS                      $1,215,000      $1,215,000       100.0%
                                                              ----------      ----------

PROCEEDS AVAILABLE FOR PAYMENT OF GENERAL UNSECURED
CREDITORS                                                                     $1,234,693
                                                                              ----------

GENERAL UNSECURED CLAIMS
    Trade and other miscellaneous claims                      $1,419,000
    Pension claims                                            20,100,000
    Inter-company advance claims                               4,382,000
                                                               ---------
TOTAL GENERAL UNSECURED CREDITORS                            $25,901,000      $1,234,693         4.8%
                                                             -----------      ----------

PROCEEDS/(DEFICIENCY) AVAILABLE FOR DISTRIBUTION TO EQUITY
INTEREST                                                                    $(24,666,307)          0%
                                                                            -------------


                             PHOENIX AEROSPACE, INC.
                              LIQUIDATION ANALYSIS

                                                           BOOK VALUE       LIQUIDATION       PERCENT
                                                         APRIL 30, 2003        VALUE         RECOVERY
                                                         --------------     -----------      --------
PROCEEDS FROM LIQUIDATION
-------------------------
Plant, property and equipment                                  $673,000        $600,000         94.8%
                                                               --------        --------
TOTAL PROCEEDS FROM LIQUIDATION                                $673,000        $600,000         94.8%
                                                               --------        --------

                                                            ESTIMATED         ESTIMATED       PERCENT
                                                              CLAIM            RECOVERY      RECOVERY
                                                              -----           ---------      --------
ALLOCATION OF PROCEEDS
WIND-DOWN ADMINISTRATIVE COST
    Trustee and professional fees                              $78,000
                                                               -------
TOTAL WIND-DOWN ADMINISTRATIVE COST                            $78,000         $78,000         100.0%
                                                               -------         -------

PROCEEDS AVAILABLE FOR PAYMENT OF GENERAL UNSECURED
CREDITORS                                                                     $522,000
    Pension claims                                         $20,100,000
TOTAL GENERAL UNSECURED CREDITORS                          $20,100,000        $522,000          2.60%

PROCEEDS/(DEFICIENCY) AVAILABLE FOR DISTRIBUTION TO EQUITY
INTEREST                                                                  $(19,578,000)            0%
                                                                          -------------

                         FANSTEEL INC. AND SUBSIDIARIES

        SUMMARY OF SIGNIFICANT LIQUIDATION ANALYSIS NOTES AND ASSUMPTIONS
                   BASED ON APRIL 30, 2003 FINANCIAL POSITION


         The Liquidation Analysis represents the Debtors' best estimates of liquidation values based on conversion of the chapter 11 reorganization cases to chapter 7 liquidation cases. Such estimates are predicated upon circumstances which may result in values being greater or less than those realized in the liquidation analysis, and the variance in values may be significant. Variance from the estimates may be caused by the following:

GENERAL ASSUMPTIONS

         The Debtors manufacture and market specialty metal products to numerous markets. Their customers include aerospace, defense, automobile, lawn and garden, and medical supply businesses. The business units operate autonomously with integration of corporate support services. Current operations are conducted in seven manufacturing facilities in five states and Mexico. On a consolidated basis the Debtors have over 962 employees, including approximately 365 employees working under collective bargaining agreements with four separate unions. Operations entail compliance with customer specifications and numerous quality and manufacturing inspection systems.

         Due to the complexity of the various operating environments and uncertainty associated with, among other things, adhering to manufacturing quality standards, management assumes that upon conversion to chapter 7 cases manufacturing operations would cease immediately. As such, management further assumes that a chapter 7 trustee would maintain a skeleton work-force, principally accounting and maintenance personnel, in each operation for upwards of six months and engage professionals to liquidate the assets. Further, it is assumed that plant, property and equipment recoveries, if any, are net of the cost to liquidate the assets.

         Based upon the nature of the Debtors' businesses and operations, the primary assets to be liquidated are its accounts receivable, inventory and plant, property and equipment. After a review of the Debtors' other assets, including tangible and intangible assets, it is assumed given their nature and composition that they will bring little or no proceeds to the estates in chapter 7 liquidation. Additionally, the Liquidation Analysis assumes no value from potential insurance recoveries, if any. See below for a discussion of these items.

NON-OPERATING DEBTORS

         Fansteel Holdings, Inc. and Custom Technologies, Inc. are non-operating Debtors. As such, each company does not have any personal or real property subject to liquidation or liabilities subject to distribution and a liquidation analysis has not been prepared for either entity.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of all cash in banks or operating accounts, and liquid investments with maturities of three months or less and are assumed to be fully recoverable.

ACCOUNTS RECEIVABLE, NET

         Accounts receivable - net consist of trade accounts receivable and include outstanding amounts due from the Debtors' customers. The recovery of accounts receivable is based on management's estimate of collections given such factors as the aging and historical collections patterns of receivables, and the effect, if any, of the liquidation on collections. This considers reductions for, among other things, business disruption and general reserves for uncollectible accounts. These recoveries are before consideration of liquidation expenses, if any.

INTER-COMPANY ADVANCES

         The Debtors maintain a centralized cash management system. As such, all inter-company transfers are processed through Fansteel. Net pre-petition balances were treated as either a receivable or a General Unsecured Claim, subject to the estimated liquidation recovery as a General Unsecured Claim from the borrowing entity. Net post-petition advances and payments were treated as receivable or an Administrative Claim and assumed to be liquidated at the applicable recovery rate.

INVENTORY

         Inventory consists of raw and finished parts and numerous parts in various stages of production consistent with the parts manufactured by each business unit. Management has estimated recoveries for each business unit. The valuation was based on management's assessment of the production parts manufactured to customer specifications versus commodity parts and the effect of the chapter 7 environment. The following table summarizes the inventory balance sheet values at April 30, 2003 and the assumed recovery rate by business unit:


Net Book Value of Inventory              Raw                          Finished
(000)**                               Materials          WIP           Goods
                                      ---------         -----         --------
                                     Amount    %     Amount   %    Amount     %
Fansteel Inc.
    Hydro Carbide                     $278   25%    $2,582   13%   $2,700    60%
    Plantsville                        111   45%       220    4%    1,245    65%
    California Drop Forge            1,090   30%     1,937    4%    1,042    75%
                                    ------   ---    ------    --   ------    ---
Total                               $1,479   30%    $4,739    9%   $4,987    64%
                                    ------   ---    ------    --   ------    ---

Wellman Dynamics, Inc.                $881   30%    $3,224    1%       --     --

Washington Manufacturing, Inc.         $85   50%    $1,070    1%     $831    75%

American Sintered Technology, Inc.    $186   50%       $86    2%     $186    75%

Escast, Inc.                          $241   15%      $792    3%     $293    95%


 ** Variances due to rounding.

PLANT, PROPERTY AND EQUIPMENT

         Plant, property and equipment includes land, buildings, manufacturing equipment, furniture and fixtures, information systems, and other miscellaneous fixed assets. The value of the Debtors' plant, property and equipment was based upon management's assessment of the value of the assets considering current market rates for comparable equipment, the appraisal prepared for the Debtors' debtor-in-possession financing and the effects of the chapter 7 environment. The following table summarizes the plant, property and equipment balance sheet values at April 30, 2003 and the assumed recovery rate by business unit:

  Net Book Value of Plant, Property and           Land &
  Equipment  (000)**                             Buildings        Equipment
                                                 ---------        ---------
                                            Amount     %       Amount      %
  Fansteel Inc.
      Hydro Carbide                          $994    112.7%    $1,661    36.9%
      Plantsville                             303    214.5%       822    38.8%
      Lexington                                74       --        395    58.0%
      California Drop Forge                   101     99.0%     2,049     6.4%
      Muskogee and North Chicago            1,456       --     10,977    10.0%
                                           ------    -----    -------    -----
 Total                                     $2,928     63.9%   $15,904    15.0%
                                           ------    -----    -------    -----

  Wellman Dynamics, Inc.                     $310       --     $1,188    25.7%

  Washington Manufacturing, Inc.             $590    119.8%    $1,288    66.3%

  American Sintered Technology, Inc.         $794     46.0%    $2,211    19.9%

  Escast, Inc.                             $1,882     50.0%    $2,390    50.0%

  Phoenix Aerospace, Inc.                    $673     89.1%        --       --

   ** Variances due to rounding.

OTHER ASSETS

         Other assets consist primarily of prepaid expenses, such as insurance premiums and tooling costs, goodwill and deposits for environmental liabilities. Due to the nature of these items, the need to maintain certain assets during the wind-down period and the claims exposure to the Debtors' Estates during the liquidation process, the net recovery value was assumed to be set-off against the applicable liability or zero.

WIND-DOWN EXPENSES

         Wind-down cost consist of general and administrative expenses, such as payroll, severance and retention payments, utilities, properties taxes, insurance and security. The Debtors will need to wind-down each operation during the liquidation period, which is assumed to be six months and that such general and administrative expenses will decrease over time. Specifically, wind-down costs are estimated to be approximately 60% of each Debtor's normal general and administrative expenses during the first two months of the liquidation process and approximately 30% of each Debtor's normal general and administrative expenses during the last four months of the liquidation process.

ENVIRONMENTAL CLEAN-UP

Environmental cleanup consist of estimated costs necessary to a finding of abandonment of the real property located in Muskogee, OK and North Chicago, IL at the respective cost of $940,000 and $1,607,000, and estimated cost of $319,000 necessary in order to effectuate assumed sale and transfer of the real property at Plantsville, CT.

TRUSTEE AND PROFESSIONAL FEES

         Trustee fees are estimated at 3% of the total proceeds from liquidation of each Debtor. chapter 7 professional fees represent the cost of chapter 7 case related to attorneys, accountant and other professionals retained by the trustee. Based on management's review of the nature of these cost, fees were estimated to be $60,000 per month for up to a year for Fansteel; $30,000 per month for up to six months for each of the following Debtors: Escast, Inc, Washington Manufacturing, Inc., and American Sintered Technologies, Inc.; and $20,000 per month for up to six months for Phoenix Aerospace, Inc.

SECURED CLAIMS

         Secured Claims include the revolving credit facility extended by the Debtors' post-petition lender. Management assumes that outstanding letters of credit issued under the DIP Facility will be subject to satisfaction by the Estates. Additionally, the conversion to chapter 7 liquidation will accelerate the termination of the post-petition financing and subject the Estates to an early termination fee. The post-petition financing is a joint and several obligation of all Debtors and secured by the Debtors' assets.

         Other Secured Claims include Fansteel industrial revenue bonds obligations, letters of credit and miscellaneous equipment financings. American Sintered Technologies, Inc. Secured Claims represent equipment and land financing of approximately $1.3 million. Management assumes that the Fansteel Secured Claims will be fully recoverable during the chapter 7 proceedings and the American Sintered Technologies, Inc Secured Claims will be compromised by approximately $900,000. Deficiencies are subject to unsecured creditor recoveries.

ADMINISTRATIVE AND PRIORITY CLAIMS

         Administrative and priority Claims consist of accrued wages, taxes, termination benefits under Mexican employment law which only affect Escast, Inc., trade payables, post-petition inter-company advances and environmental costs, where applicable, and Professional Fee Claims that are not subject to compromise.

GENERAL UNSECURED CLAIMS

         General Unsecured Claims include pre-petition trade payables, employee benefits, bank debt, environmental claims, under-funded pension benefits which are joint and severable obligations of the control group, other accrued expenses and other General Unsecured Claims. The Liquidation Analysis does not include any potential breach of contract claims related to termination of supply or consideration of any contingent liabilities related to various suits or any contract rejection claims arising form from the rejection of contracts and leases entered into on a pre or post-petition basis. These potential Claims could be substantial and in some cases may be entitled to priority over Unsecured Claims by virtue of set-off rights, security deposits and or recoupment.

                                    EXHIBIT C

                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
                  REORGANIZATION PLAN OF FANSTEEL INC., ET AL.
                  --------------------------------------------


                         PROJECTED FINANCIAL INFORMATION
                         -------------------------------

                       EXHIBIT D TO DISCLOSURE STATEMENT

                               [GRAPHIC OMITTED]

                       EXHIBIT E TO DISCLOSURE STATEMENT

                               [GRAPHIC OMITTED]